As filed with the Securities and Exchange Commission on April 27, 2026
Registration No. 333-294258
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO.1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation or organization)
(Not applicable)
(Primary Standard Industrial Classification Code Number)
(Not applicable)
(I.R.S. Employer Identification No.)
c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
F. Scott Thomas, Esquire
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(704) 988-3687
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Harry Eisenstein, Esquire
Carlton Fields, P.A.
1625 Eye Street, N.W.
Suite 800
Washington, D.C. 20006
(202) 965-8142

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☒  Smaller Reporting Company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513, 333-149862, 333-158136, 333-165286, 333-172900, 333-180173, 333-187309, 333-194591, 333-202583, 333-210139, 333-216849, 333-223713, 333-230322, 333-237134, 333-254314, 333-263515, 333-270449, 333-277927 and 333-285628 (collectively, the “Prior Registration Statements”).
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 27, 2026

PROSPECTUS
May 1, 2026
TIAA Real Estate Account
A tax-deferred variable annuity option offered by Teachers Insurance and Annuity Association of America (“TIAA”)
This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity Contracts issued by TIAA. Please read it carefully before investing and keep it for future reference. The TIAA Real Estate Account, which we refer to sometimes as “the Real Estate Account” or “the Account” in this prospectus, invests primarily in real estate and real estate–related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.
The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate–related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate–related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs, costs associated with leverage on the Account’s properties, and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risk Factors.”
We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets over the next 12 months total 0.855%.
The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of non-profit and governmental institutions. TIAA currently offers the Real Estate Account under the following annuity Contracts:
▪RAs and GRAs (Retirement Annuities and Group Retirement Annuities)
▪SRAs (Supplemental Retirement Annuities)
▪GSRAs (Group Supplemental Retirement Annuities)
▪Retirement Choice and Retirement Choice Plus Annuities
▪GAs (Group Annuities) and Institutionally Owned GSRAs
▪Traditional and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)
▪Keoghs
▪ATRAs (After-Tax Retirement Annuities)
▪Real Estate Account Accumulation Contract

Note that certain of these Contracts may not currently be available in your state. TIAA may also offer the Real Estate Account as an investment option under additional Contracts, both at the individual and plan sponsor level, in the future.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the information in this prospectus. Any representation to the contrary is a criminal offense.
An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Table of contents

Prospectus summary	3	Restrictions on premiums and transfers to the Account	109
Summary Risk Factors	15	Market timing/excessive trading policy	111
Risk factors	18	When you are ready to receive annuity income	113
About the Account’s investments — In general	60	Calculating the number of Annuity Units payable	118
Direct investments in real estate	60	Illustrations of annuity payments	119
Liquid, fixed-income investments	63	Death benefits	121
Foreign real estate and other foreign investments	64	Taxes	124
General investment and operating policies	64	Minimum distribution requirements	126
Other real estate-related policies — Borrowing	65	General matters	133
Establishing and managing the Account — The role of TIAA	72	Voting rights	133
Liquidity guarantee	73	Distribution	134
Role of the independent fiduciary under the PTE	75	State regulation	135
Conflicts of interest	76	Legal matters	135
Summary of the Account’s properties	79	Experts	135
Valuing the Account’s assets	87	Additional information	135
Valuation Adjustments	92	Information from TIAA	137
Expense deductions	94	TIAA plan pricing	137
Certain relationships with TIAA	96	Employer plan fees	138
Legal proceedings	97	Financial statements	139
The contracts	98	Index to financial statements	139
How to transfer and withdraw your money	104	Appendix A — Management of TIAA	157
Systematic withdrawals and transfers	109	Appendix B — Special terms	161

Please see Appendix B for definitions of certain terms used in this prospectus.
The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you should not rely on it.

Prospectus summary
TIAA Real Estate Account
You should read this summary together with the more detailed information regarding the Account, including the Account’s financial statements and related notes, appearing elsewhere in this prospectus. More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877-518-9161 or visiting our website at www.tiaa.org.
About the TIAA Real Estate Account
The TIAA Real Estate Account (the “Account”) was established, under the laws of New York, in February 1995 as a Separate Account of Teachers Insurance and Annuity Association of America (“TIAA”) and interests in the Account were first offered to eligible individual investors in the Account (collectively, the “contract owners”) on October 2, 1995. The Account offers individual and group accumulating annuity Contracts (with contributions made on a pre-tax or an after-tax basis), as well as individual lifetime and term-certain variable payout annuity Contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.
Investment objective
The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate–related investments while offering investors guaranteed, daily liquidity.
Investment strategy
Real Estate–Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:
•Direct ownership interests in domestic and foreign real estate;
•Direct ownership of real estate through interests in domestic and foreign joint ventures;
•Indirect interests in real estate through real estate–related securities, such as:
◦private real estate limited partnerships and limited liability companies (collectively, “real estate funds”);

TIAA Real Estate Account ■ Prospectus	3

◦real estate operating businesses;
◦investments in equity or debt securities of domestic and foreign companies whose operations involve real estate (i.e., that primarily own, develop or manage real estate) which may not be real estate investment trusts (“REITs”);
◦domestic or foreign loans, including conventional commercial mortgage loans, participating mortgage loans, secured domestic and foreign mezzanine loans, subordinated loans and collateralized mortgage obligations, including commercial mortgage-backed securities (“CMBS”), collateralized mortgage obligations (“CMOs”), and other similar investments; and
◦public and/or privately placed, domestic and foreign, registered and unregistered equity investments in REITs, which investments may consist of registered or unregistered common or preferred stock interests.
The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, including the four primary sectors of industrial, multi-family, office, and retail, as well as alternative real estate sectors (defined as real estate outside of the four primary sectors noted above, including single-family real estate).
In addition, the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, including publicly traded REITs and CMBS. Management intends that the Account will not hold more than 10% of net assets in such securities on a long-term basis. As of December 31, 2025, the Account did not hold any publicly traded REITs or CMBS.
In making commercial real estate investments within the Account, TIAA seeks to make investments that are suitable from a financial perspective, taking into account the potential financial impacts associated with industry recognized environmental, social and governance (“ESG”) criteria to the extent that such criteria are reasonably expected to impact the financial performance of the investment and not to achieve a desired outcome or as an investment qualification or screen. Ultimately, the Account will make an investment decision that incorporates ESG criteria only to the extent that the criteria are reasonably expected to enhance our understanding of the investment’s ability to achieve desired returns for the Account.
TIAA believes awareness, and, as appropriate, implementation of standards that improve ESG criteria in commercial real estate holdings is beneficial to total long-term returns for the Account. Such criteria are described in more detail below under the sections entitled “About the Account’s investments — In general” and “Risk Factors — Risks related to real estate investing.”
Liquid, Fixed-Income Investments. The Account will invest the remaining portion of its net assets (targeted to be between 15% and 25% of its net assets) in the following types of liquid, fixed-income investments;
•U.S. Treasury or U.S. Government agency securities;

4	TIAA Real Estate Account ■ Prospectus

•Intermediate-term or long-term government related instruments, such as bond or other fixed-income securities issued by U.S. Government agencies, U.S. States or municipalities or U.S. Government-sponsored entities as well as foreign governments and their agencies (including those in emerging markets) and supranational or multinational organizations (e.g., European Union);
•Intermediate-term or long-term non-government related instruments, such as corporate debt securities, domestic or foreign mezzanine or other debt, and structured securities (e.g., unsecured debt obligations with a return linked to the performance of an underlying asset). Such structured securities may include asset-backed securities (“ABS”) issued by domestic or foreign entities, mortgage backed securities (“MBS”), residential mortgage backed securities (“RMBS”), debt securities of foreign governments, and collateralized debt (“CDO”), collateralized bond (“CBO”) and collateralized loan (“CLO”) obligations, but only if such non-government related instruments are investment-grade securities;
•Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. Government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities; and
•To a limited extent, privately issued (or non-publicly traded) debt securities, including SEC Rule 144A securities, issued by domestic and foreign companies that do not primarily own or manage real estate, but only if such domestic and foreign privately issued debt securities are investment-grade securities.
However, the Account’s liquid, fixed-income investments may comprise less than 15% of its net assets (excluding Rule 144A securities) especially during and following periods of significant net contract owner outflows. In addition, the Account, on a temporary basis, may hold in excess of 25% of its net assets in liquid, fixed-income investments, particularly during times of significant inflows into the Account and/or a lack of attractive real estate-related investments available in the market.
Liquid Securities Generally. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and following periods of significant contract owner net transfer activity into or out of the Account, the Account may, on a temporary or long-term basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types including both publicly traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and structured securities (including ABS, RMBS, CMBS and MBS), or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).
The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account

TIAA Real Estate Account ■ Prospectus	5

receives a large inflow of money in a short period of time, in particular due to significant contract owner transfer activity into the Account, (ii) the Account receives significant proceeds from sales or financings of direct real estate assets,(iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to acquire or improve direct real estate investments, pay expenses or repay indebtedness.
The portion of the Account’s net assets invested in liquid investments of all types may decline below the lower end of its target, for example, as a result of significant contract owner net transfer or withdrawal activity from the Account.
Foreign Investments. The Account may also make foreign real estate, foreign real estate–related investments and foreign liquid, fixed-income investments as well as domestic and foreign limited partnerships and joint ventures that hold foreign real estate directly. Under the Account’s investment guidelines, investments in direct foreign real estate and real estate loans, together with foreign real estate–related securities and foreign liquid, fixed-income investments, may not comprise more than 25% of the Account’s net assets. However, management does not intend such foreign investments, in the aggregate, to exceed 10% of the Account’s net assets. As of December 31, 2025, the Account held $166.6 million, or 0.7%, of the Account’s net assets in foreign real estate investments.
In managing any domestic or foreign mezzanine debt or other domestic or foreign loans or securities, the Account may enter into certain derivatives transactions (including forward currency contracts and swaps, futures contracts, put and call options and other hedging transactions) in order to hedge against the risks of exchange rate uncertainties, interest rate uncertainties and foreign currency or market fluctuations impacting the Account’s domestic or foreign investments. The Account does not intend to speculate in such transactions.
Investments Summary. At December 31, 2025, the Account’s net assets totaled $22.8 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, real estate funds, a real estate operating business and loans receivable, net of the fair value of loans payable on real estate, notes payable of the Account related to the Note Purchase Agreements, (as defined below), and the Account’s outstanding balance on its line of credit related to the Syndicated Credit Agreement (as defined below) represented 92.8% of the Account’s net assets. Short-term marketable securities, such as corporate bonds, U.S. Treasury securities, U.S. government agency notes and Reverse repurchase agreements, represented 7.5% of net assets.
At December 31, 2025, the Account held a total of 183 real estate investments (including its interests in 35 real estate–related joint ventures), representing 83.0% of the Account’s total investments, measured on a gross asset value basis (“total investments”). As of that date, the Account also held investments in loans receivable including those with related parties (representing 2.7% of total investments), U.S. government agency notes (representing 2.4% of

6	TIAA Real Estate Account ■ Prospectus

total investments), U.S. short-term repos (representing 0.8% of total investments), real estate funds (representing 3.3% of total investments), U.S. Treasury Securities (representing 3.6% of total investments), and real estate operating businesses (representing 4.2% of total investments). See the Account’s audited consolidated financial statements incorporated by reference from the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 12, 2026 (the “2025 Form 10-K”), and incorporated herein by reference, for more information as to the Account’s investments as of December 31, 2025.
Borrowing. The Account is authorized to borrow money and assume or obtain a mortgage on a property (e.g., make leveraged real estate investments) in accordance with the Account’s current investment guidelines. Under such guidelines, management intends to maintain the Account’s loan to value ratio at or below 30% with a targeted loan to value ratio of 25% or less. Forms of borrowing may include:
•placing new debt on properties;
•refinancing outstanding debt;
•assuming debt on the Account’s properties;
•extending the maturity date of outstanding debt;
•an unsecured line of credit, credit facility or bank term loan; or
•the issuance of debt securities.
The Account’s “loan to value ratio” at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value and excludes leverage, if any, employed by REITs and underlying partnerships or investment funds in which the Account invests. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto. From time to time, the Account may increase its loan to value ratio above the targeted ratio of 25% or less in order to satisfy short-term and long-term portfolio management needs such as addressing debt maturities and ongoing working capital requirements. If the value of the Account’s portfolio investments decrease, then the Account’s loan to value ratio may increase above the loan to value ratio which Account management intends to achieve or has targeted.
As of December 31, 2025, the Account’s loan to value ratio was 18.4%. As of December 31, 2025, the principal amount of mortgages secured by the Account's wholly-owned properties was $0.6 billion. When combined with the Account’s equity share of the $2.6 billion in mortgages held within and serviced by the Account’s joint venture investments, $1.6 billion of senior notes payable outstanding, $0.2 billion in loans collateralized by loans receivable, and $0.2 billion in line of credit, the Account's total outstanding debt is $5.2 billion.
In times of high net inflow activity, in particular during times of high net contract owner transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan-to-value ratio.

TIAA Real Estate Account ■ Prospectus	7

Such prepayments may require the Account to pay fees or “yield maintenance” amounts to lenders.
The Account may borrow up to 70% of the then-current value of a particular property, although construction loans may be for 100% of the costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse to the Account. For this purpose, non-recourse means that if there is a default on a loan in respect to a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account.
Currently, TIAA, on behalf of the Account, maintains a senior revolving unsecured line of credit pursuant to an existing credit agreement dated September 16, 2022 with a syndicate of third-party bank lenders, including JPMorgan Chase Bank, N.A., as administrative agent (the “Syndicated Credit Agreement”).
In addition, TIAA, on behalf of the Account, entered into a note purchase agreement (the “2022 Note Purchase Agreement”) on June 10, 2022 in with certain institutional purchasers party thereto (collectively, the “Note Holders”). Under the terms of the 2022 Note Purchase Agreement, the Account issued $500,000,000 in aggregate principal amount of debt securities to the Note Holders in the form of (a) $300,000,000 in aggregate principal amount of 3.24% series A senior notes due June 10, 2029 (the “Series A Notes”) and (b) $200,000,000 in aggregate principal amount of 3.35% series B senior notes due June 10, 2032 (the “Series B Notes”). On March 21, 2023, the Account entered into another note purchase agreement with certain qualified institutional investors (the “2023 Note Purchase Agreement”). Under the 2023 Note Purchase Agreement, the Account issued $400,000,000 in principal amount of debt securities on May 30, 2023, in the form of series C senior notes (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Notes”) due on May 30, 2027.The Series C Notes bear interest at an annual rate of 5.50%, payable semi-annually and are subject to the same prepayment terms as the Series A and B Notes.
On October 22, 2025, the Account entered into another note purchase agreement with certain qualified institutional purchasers (the “2025 Note Purchase Agreement”). Under the 2025 Note Purchase Agreement, the Account agreed to issue $700,000,000 in aggregate principal amount of debt securities in the form of (a) $375,000,000 in aggregate principal amount of 4.89% series D senior notes (the "Series D Notes") due October 22, 2030 and (b) $325,000,000 in aggregate principal amount of 5.13% series E senior notes (the "Series E Notes") due on October 22, 2032. The Notes are unsecured obligations of the Account and were offered and sold by the Account to the Note Holders pursuant to an applicable exemption under the federal securities laws. The 2022 Note

8	TIAA Real Estate Account ■ Prospectus

Purchase Agreement, 2023 Note Purchase Agreement, and 2025 Note Purchase Agreement are collectively referred to herein as the "Note Purchase Agreements."
The Account may use the proceeds of borrowings under the Syndicated Credit Agreement, the Note Purchase Agreements, and future similar lending and debt arrangements for funding general organizational purposes of the Account in the ordinary course of business, including financing certain real estate portfolio investments. The Account may enter into additional unsecured lines of credit, credit facilities, term bank loans underwritten by one or more third-party lenders, and note purchase agreements or similar contractual arrangements related to the issuance of debt securities. Please see the section below entitled “General investment and operating policies — Other real estate-related policies — Borrowing.”
Summary of expense deductions
Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the Contracts, distribute the Contracts, and cover certain risks borne by TIAA. Investment management and administration services are provided to the Account “at cost” by TIAA. Similarly, distribution services are provided to the Account “at cost” by TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
The estimated annual expense deduction rate that appears in the following expense table reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2026 through April 30, 2027. Actual expenses may be higher or lower. The expenses identified in the following table do not include any fees which may be imposed by your employer under a plan maintained by your employer. Please see the section of this prospectus below entitled “Information from TIAA — Employer plan fees.” The fees and expenses noted in the table immediately below apply to all of the annuity Contracts to which REA is subject and that are described in detail below in the section entitled “The contracts”.

TIAA Real Estate Account ■ Prospectus	9

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management[1]	0.280%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.255%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.040%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	—%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.280%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[2,3,4]	0.855%	Total
1This expense charge includes all at cost compensation paid to NRE and certain affiliates of Nuveen, LLC (TIAA’s wholly owned asset management subsidiary) in connection with their provision of investment advisory and other services to Account Subsidiaries (as defined below). Such at cost compensation is typically expected to range in the future from $1,000,000 to $2,000,000 on an annual basis. Please see the section below entitled “About the Account’s investments — in general — real estate operating businesses.”
2TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.
3Property-level expenses, including property management fees, transfer taxes, and interest expense on mortgage loans payable, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.
4Excludes interest expense and other costs for Account-level debt such as credit facilities, bank term loans, and debt securities offerings.
Please see “Expense deductions” and “Selected financial data” for additional information.
TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.
Example. The following table shows you an example of the expenses you would incur on a hypothetical investment of $10,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and a total annual expense deduction equal to 0.855%. These figures do not represent actual expenses or investment performance, which may differ.

1 Year	3 Year	5 Year	10 Year
$87	$273	$475	$1,060
Valuing the Account’s assets
The assets of the Account are valued at the close of each Valuation Day and the Account calculates and publishes a unit value, which is available on TIAA’s website (www.tiaa.org), for each Valuation Day. The values of the Account’s properties are adjusted daily to account for capital expenditures and appraisals as they occur.
With respect to the Account’s real property investments, following the initial purchase of a property or the making of a mortgage loan on a property by the Account (at which time the Account normally receives an independent appraisal on

10	TIAA Real Estate Account ■ Prospectus

such property), each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties is appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional appraisal organization. In addition, TIAA’s appraisal unit performs a review of each of these quarterly appraisals, in conjunction with the Account’s independent fiduciary, and TIAA’s appraisal unit or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s appraisal unit and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (such decision may include ordering a subsequent independent appraisal). Such quarterly real property valuations, as potentially adjusted, are used each Valuation Day until the next quarterly property valuation.
In general, the Account obtains appraisals of its real estate properties spread throughout the quarter, which is intended to result in appraisal adjustments, and thus adjustments to the valuations of its holdings (to the extent adjustments are made), that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity.
As of December 31, 2025, the Account’s net assets totaled approximately $22.8 billion. Please see the section below entitled “Valuing the Account’s assets” for more information on how each different type of asset class of the Account’s investments is valued.
Past performance
The bar chart and performance table below illustrate how investment performance during the Accumulation Period has varied. The chart shows the Account’s total return (which includes all expenses) during the accumulation period over each of the last ten calendar years. It also shows the Account’s returns during the Accumulation Period for the one-, three-, five- and ten-year periods through December 31, 2025. These returns represent the total return during each such year and reflect both the Account’s investment income and capital appreciation from the Account’s total investments during each such year. How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risk Factors” below.

TIAA Real Estate Account ■ Prospectus	11

The following represents the Account’s best and worst quarterly returns for the past ten years:

Best quarter: 5.96%, for the quarter ended December 31, 2021.
Worst quarter: -4.88%, for the quarter ended December 31, 2023.
AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 2025)

	1 Year	3 Year	5 Year	10 Year
TIAA Real Estate Account	3.97%	-4.86%	1.89%	2.83%
About TIAA and TIAA’s role with the Account
TIAA was founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and offers traditional annuities. In addition to the Account, TIAA also offers other variable annuities (through certain other insurance Separate Accounts) that invest in equity investments directly as well as in mutual funds that invest in equities and fixed-income investments.
TIAA is the companion organization of CREF, the first company in the United States to issue a variable annuity. CREF is a non-profit membership corporation established in New York State in 1952. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and form one of the largest pension systems, based on assets under management, in the United States. As of December 31, 2025, TIAA’s total statutory admitted assets were approximately $380 billion; the combined assets under management for TIAA, CREF and other entities within the TIAA organization (including TIAA-sponsored mutual funds) totaled approximately $1.5 trillion. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

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The Account does not have officers, directors or employees. TIAA officers, under the direction and control of TIAA’s Board of Trustees (the “Board”) and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity Contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, to the Account on an “at cost” basis.
TIAA is one of the nation’s largest and most experienced institutional investors in mortgages and commercial real property. As of December 31, 2025, the TIAA General Account had a mortgage and real property portfolio (including interests in TIAA subsidiaries that hold real estate, real estate funds and joint ventures but excluding mortgage-backed securities and REIT securities) valued at approximately $50 billion.
Liquidity Guarantee. In the event that the Account’s level of liquidity is not sufficient to guarantee that Account contract owners may redeem their Accumulation Units (at their Accumulation Unit value as of the date of such redemption request received in “Good Order”), the TIAA General Account will purchase Accumulation Units issued by the Account (sometimes called “liquidity units”) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account. Please see the sections entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” and “— Role of the independent fiduciary under the PTE.” and “Risk Factors — Conflicts of interest within TIAA — Liquidity Guarantee.”
The Contracts
TIAA offers the Account as a variable option for the annuity Contracts listed on the inside cover page of this prospectus, although some employer plans may not offer the Account as an option for certain Contracts. Each payment to the Account buys a number of Accumulation Units. Similarly, any transfer or withdrawal from the Account results in the redemption of a number of Accumulation Units. The price you pay for an Accumulation Unit, and the price you receive for an Accumulation Unit when you redeem Accumulation Units, is the Accumulation Unit value (“AUV”) calculated for the Business Day on which we receive your purchase, redemption or transfer request in “Good Order” (unless you ask for a later date for a redemption or transfer).
The Right to Cancel Your Contract. Generally, you may cancel any RA, SRA, GSRA, IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and

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subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right.
Transfers and Withdrawals. Subject to the terms of the Contracts and your employer’s plan, you can move your money to and from the Account in the following ways, among others:
•from the Account to the following accounts as available under your employer plan or IRA: a CREF investment account, a TIAA Access variable account, TIAA’s Traditional Annuity or a fund (including TIAA affiliated funds) or other options available under your plan;
•to the Account from a CREF investment account, a TIAA Access variable account, TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice Contracts are subject to restrictions), a TIAA affiliated fund or other options as available under your plan or IRA or from other companies/plans;
•by withdrawing cash; and/or
•by setting up a program of automatic withdrawals or transfers.
Importantly, transfers out of the Account to a TIAA or CREF account or into another investment option can be executed on any Business Day but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter. TIAA reserves the right to stop accepting transfers into the Account at any time. Other limited exceptions may apply. Also, transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.
In addition, with most Contracts, individual contract owners are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such contract owner’s Account accumulation (under all Contracts issued to such contract owner) would exceed $150,000. Categories of transactions that TIAA deems “internal funding vehicle transfers” for purposes of this limitation are described in detail in the section below entitled “Restrictions on premiums and transfers to the Account.” All jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual contract owner will be reflected on his or her applicable contract or endorsement form. This restriction may vary for certain IRA Contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation. Please see the section entitled “How to transfer and withdraw your money.”
By limiting these transfers to the Account, as anticipated, the amount of funds going into and out of the Account has become more predictable, which we believe will continue to enhance our ability to invest and manage the Account’s portfolio with a long-term perspective. Please see the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of

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operations — Liquidity and capital resources” incorporated by reference from the Account’s 2025 Form 10-K for a discussion of liquidity and capital resources.
The Annuity Period. You can receive an income stream from all or part of the Account through a variety of income options. Ordinarily, your annuity payments begin on the date you designate as your annuity starting date, subject to the terms of your employer’s plan. Your initial income payments are based on the value of your accumulation on the last Valuation Day before the annuity starting date and annuity payments can change after the initial payment based on the Account’s investment experience, the income option you choose and the Income Change Method you choose. Important tax considerations may also apply. Please see the section below entitled “When you are ready to receive annuity income.”
Death Benefits. Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner (referred to as the “second annuitant” in some Contracts) dies; however, TIAA does not pay a death benefit after the death of an annuity partner if the primary annuitant is still alive. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries any time before you die, and, unless you instruct otherwise, your annuity partner (also referred to as the “second annuitant” in some annuity Contracts) can do the same after your death. Your choice of Beneficiary for death benefits may, in some cases, be subject to the consent of your spouse and federal and state law may impose additional restrictions. If you die during the Accumulation Period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period. Death benefits may be paid out during the Accumulation Period (currently under one of five available methods) or during the annuity period. Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. See the section below entitled “Death benefits.”
Summary Risk Factors
Investing in the Account involves a high degree of risk. Some, but not all, of the risks and uncertainties that we face are risks related to:
•Acquiring, owning and selling real property and real estate investments, including risks related to general economic and real estate market conditions, the risk that the Account’s properties become too concentrated (whether by geography, sector or by tenant mix) and the risk that the sales price of a property might differ from its estimated or appraised value;
•Property valuations, including the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in

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between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily Accumulation Unit value may be more or less than the actual realizable value of the property;
•Financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure);
•Contract owner transactions, in particular that (i) significant net contract owner transfers out of the Account may impair our ability to pursue or consummate new investment opportunities, (ii) significant net contract owner transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid non-real estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash and liquid non-real-estate-related investments in the Account during times of appreciating real estate values can impair the Account’s overall return;
•Joint ventures and real estate funds, including the risk that the Account may have limited rights with respect to the joint venture or that a co-venturer or fund manager may have financial difficulties;
•Governmental regulatory matters such as zoning laws, rent control laws, and property and other taxes;
•Potential liability for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties, as well as risks associated with federal and state environmental laws, may impose restrictions on the manner in which a property may be used;
•Certain catastrophic losses that may be uninsurable, as well as risks related to climate-related changes and hazards, which could adversely impact the Account’s investment returns;
•ESG criteria used to assess economic risk or financial opportunity projections in the evaluation of commercial real estate investments that may not materialize in the way we have anticipated, resulting in the Account subsequently underperforming relative to other investment vehicles that did not utilize such ESG criteria in selecting and managing portfolio properties;
•Countries with emerging market, foreign commercial real properties, foreign real estate loans, foreign debt investments and foreign securities investments that may experience unique risks such as changes in currency exchange rates, imposition of market controls or currency exchange controls, seizure, expropriation or nationalization of assets, political, social or diplomatic events or unrest, regulatory and taxation risks and risks associated with enforcing judgments in foreign countries that could cause the Account to lose money;
•Investments in REITs, including changes in the value of the underlying properties or by the quality of any credit extended, as well as exposure to market risk due to changing conditions in the financial markets;

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•Investments in mortgage-backed securities, which are subject to the same risks inherent in real estate investing, making mortgage loans and investing in debt securities. For example, the underlying mortgage loans may experience defaults, are subject to prepayment risks and are sensitive to economic conditions impacting the credit markets generally;
•Risks associated with the Account’s investments in mortgage or mezzanine loans, including (i) borrower default that results in the Account being unable to recover its original investment, (ii) liens that may have priority over the Account’s security interest, (iii) a deterioration in the financial condition of tenants, and (iv) changes in interest rates for the Account’s variable-rate mortgage loans and other debt instruments;
•Risks associated with the Account’s investments in, and leasing of, single-family real estate include risks relating to the condition of the properties, the credit quality and employment stability of the tenants, and compliance with applicable local laws regarding the acquisition and leasing of single-family real estate (which may include manufactured housing);
•Investment securities issued by U.S. Government agencies and U.S. Government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. Government, which could adversely affect the pricing and value of such securities;
•Risks associated with investments in liquid, fixed-income investments and real estate-related liquid assets (which could include, from time to time, registered or unregistered REIT securities, and CMBS), and non-real-estate-related liquid assets;
•Conflicts of interests associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee while also serving as an investment manager to other real estate accounts or funds;
•Lending securities, which has the Account bear the market risk with respect to the investment of collateral or a portion of the income generated by interest paid by the securities lending agent on the cash collateral balance;
•The Account’s requirement to sell property in the event that TIAA owns too large of a percentage of the Account’s Accumulation Units, which sales could occur at a time or price that is not optimal for the Account’s returns; and
•The tax rules applicable to the Contracts vary and your rights under a contract may be subject to the terms of your employer’s retirement plan itself, regardless of the terms of the contract. We cannot provide detailed information on all tax aspects of owning the Contracts. Tax rules may change without notice, and we cannot predict whether, when, or how tax rules could change or what, if any, tax legislation will actually be proposed or enacted.

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This summary does not address all of the risks that we face. Additional discussion of the risks summarized above, and other risks that we face, can be found in the “Risk Factors” section directly below.

Risk Factors
The value of your investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. Contract owners can lose money by investing in the Account. The past performance of the Account is not indicative of future results. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. In particular, for a discussion of how forward-looking statements contained in this prospectus and incorporated by reference from the Account’s 2025 Form 10-K are subject to uncertainties that are difficult to predict, which may be beyond management’s control and which could cause actual results to differ materially from historical experience or management’s present expectations, please refer to the subsection below in the Account’s 2025 Form 10-K entitled “Forward-looking statements.”
Forward-looking statements
Some statements in this prospectus (including statements incorporated by reference from the Account’s 2025 Form 10-K) which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions and beliefs underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, domestic and global economic conditions, including conditions in the credit and capital markets, the sectors, and markets in which the Account invests and operates, and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. These risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. These risks and uncertainties include, but are not limited to, the following:
Risks associated with real estate investing
Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets consist of direct ownership interests in real estate. As such, the Account is particularly subject to

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the risks inherent in acquiring and owning real property, including in particular the following:
•Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:
•adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;
•a weak market for real estate generally and/or in specific locations where the Account may own property, including, among other reasons, as a result of an epidemic, pandemic or other health-related issue, or changing economic or market environment with high inflation or rapid increases in interest rates, in one or more markets where the Account owns property;
•business closings, industry or sector slowdowns, employment losses and related factors;
•the availability of financing (both for the Account and potential purchasers of the Account’s properties);
•an oversupply of, or a reduced demand for, certain types of real estate properties;
•natural disasters (including hurricanes, tornadoes, earthquakes, wildfires and tsunamis), rising sea levels due to global climate warming or otherwise, flooding and other significant and severe weather-related events;
•health emergencies, such as pandemics and epidemics;
•changing economic or market environments with high inflation or rapid increases in interest rates;
•cyber attacks;
•terrorist attacks and/or other man-made events; and
•decline in population or shifting demographics.
The incidence of some or all of these factors could reduce occupancy, rental rates and the fair value of the Account’s real properties or interests in investment vehicles (such as real estate funds) which directly hold real properties.
•Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across the four primary sectors of office, industrial, retail and multi-family, as well as across alternative real estate sectors, the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates. Also, the Account may experience periods in which its tenant base is concentrated within a particular primary industry sector (e.g., retail mall shopping centers, industrial properties or office

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space) or an alternative real estate sector. If any or all of these events occur, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.
•Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include the following:
•A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.
•The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.
•In the event a tenant vacates its space in one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property. In some instances, the Account’s properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. The Account may have difficulty obtaining a new tenant for any vacant space in its properties, particularly if the current structure of the developed property (e.g., floor plan or otherwise) limits the types of businesses that can use the space without major renovation, which may require the Account to incur substantial expense in re-planning the space. Also, upon expiration of a lease, the space preferences of the Account’s major tenants may no longer align with the space they previously rented,

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which could cause those tenants to not renew their lease, or may require the Account to expend significant sums to reconfigure the space to their needs.
•The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including the insolvency and/or closing of an anchor tenant for certain properties. Many times, anchor tenants will be “big box” stores and other large retailers that have been particularly adversely impacted by a global recession, competition from online retailers and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence, inflation, tariffs and other macroeconomic factors. Changes in consumer spending patterns may increasingly favor online retailers over physical retail locations. These changes in consumer spending patterns may reduce net operating income and appraised values of retail properties held by the Account, adversely impacting such properties’ financial condition and the performance returns of the Account. Under certain circumstances, co-tenancy clauses in tenants’ leases may allow certain tenants in a retail property to terminate their leases or reduce or withhold rental payments when overall occupancy at the property falls below certain minimum levels. The insolvency and/or closing of an anchor tenant may also cause such tenants to terminate their leases, or to fail to renew their leases at expiration.
•The Account also owns and operates office properties, which, in addition to the risks listed above, are subject to specific risks, including the risk of long-term demand for traditional office space declining significantly in the future as employers shift from traditional in-office working models to work-from-home and hybrid working arrangements as a result of pandemic or other factors.
•From time to time, the Account may own and lease single-family real estate (which may include manufactured housing). In addition to the risks listed above, single-family real estate investments may subject the Account to a variety of additional risks, including risks relating to the condition of the properties, the credit quality and employment stability of the tenants, and compliance with applicable local laws regarding the acquisition and leasing of single-family real estate. This part of our real estate-related investment strategy involves purchasing, renovating, maintaining and managing residential properties and leasing them to suitable tenants. Large, well-capitalized institutional investors such as the Account have only recently entered this business and, as a result, there are very few peer companies with an established long-term track record to assist us in predicting whether any single-family investment strategy can be implemented and sustained successfully over time. Furthermore, the

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single-family real estate (which may include manufactured housing) that we may acquire can vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success depends on our ability to acquire single-family properties that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such properties is fundamental to this part of our real estate-related investment strategy. In addition, the recent market and regulatory environments relating to single-family residential properties have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which can significantly increase the time period between the acquisition and leasing of a single-family property. Such changes affect the accuracy of our assumptions on the investment return for single-family properties and, in turn, may adversely affect the Account’s performance.
•Future pandemics (such as the COVID-19 pandemic from early 2020 to mid-2022) could have repercussions across regional and global economies and financial markets. Most countries, including the United States, reacted to the pandemic by restricting many business and travel activities, mandating the partial or complete closures of certain businesses and schools and taking other actions to mitigate the spread of the virus, most of which had a disruptive effect on economic activity, including the use of and demand for office space. Many private businesses, including some of our customers, continue to permit some or all of their employees to work from home some or all of the time even after the pandemic has subsided. Potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements prompted initially by the pandemic, could materially and negatively impact the future demand for office space over the long-term, which could have an adverse effect on business.
•Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company Separate Accounts, as well as real estate funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the

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acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results. In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located, more suitable for tenants than our properties, or have owners who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. The Account may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, and limit the Account’s ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.
•Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, litigation expenses associated with a property, maintenance and insurance costs that are not reimbursed by tenants, increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations. In addition, the Account’s expenses of owning and operating a property are not necessarily reduced when the Account’s income from a property is reduced.
•Condemnation. A governmental agency may condemn and convert for a public use (i.e., through eminent domain) all or a portion of a property owned by the Account. While the Account would receive compensation in connection with any such condemnation, such compensation may not be in an amount that TIAA, as the manager of the Account, believes represents the equivalent value for the condemned property. Further, a partial condemnation could impair the ability of the Account to maximize the value of the property during its operation, including making it more difficult to find new tenants or retain existing tenants. Finally, a property which has been subject to a partial condemnation may be more difficult to sell at a price the Account believes is appropriate.
•Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account can provide no assurance that there will not be further terrorist attacks against the United States or U.S. businesses or elsewhere in the world. These attacks, armed conflicts or domestic unrest may directly or indirectly impact the value of the property the Account owns or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States, worldwide financial markets, and the global economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand

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for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.
•Risk of Limited Warranty. Purchasing a property “as is” or with limited warranties, which limit the Account’s recourse if due diligence fails to identify all material risks, can negatively impact the Account by reducing the value of such properties and increasing the Account’s cost to hold or sell properties.
•Risk of ESG-Related Factors. Third party property management services employed by TIAA may not sufficiently assess and/or appropriately manage ESG-related criteria when acquiring and/or operating commercial real property held in the Account’s portfolio, and any resulting ESG-related financial performance issues with the commercial property may have the potential in certain circumstances to negatively impact the value of the property and resulting investment returns for the Account.
Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:
•The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.
•The Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This illiquidity may result from the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets or the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net contract owner outflows) and also could lead to Account losses. Further, the liquidity guarantee does not serve as a working capital facility or credit line to enhance the Account’s liquidity levels generally, as its purpose is solely tied to contract owners having the ability to redeem their Accumulation Units upon demand (thus alleviating the Account’s need to dispose of properties solely to increase liquidity levels in what management deems a suboptimal sales environment).
•The Account may need to provide financing to a purchaser if no cash buyers are available, or if buyers are unable to receive financing on terms enabling them to consummate the purchase. Such seller financing introduces a risk that the counterparty may not perform its obligations to repay the amounts borrowed from the Account to complete the purchase.
•For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.
•Interests in real estate funds tend to be, in particular, illiquid and the Account may be unable to dispose of such investments at opportune times.

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•Sales of the Account’s properties are subject to other risks including, but not limited to, negative changes in the climate for real estate, risks related to local, regional, national and global economic conditions, overbuilding and increased competition, property taxes and operating expenses, uninsured losses at properties due to terrorism, domestic unrest, natural disasters or acts of violence, and costs resulting from the cleanup of environmental problems.
•When the Account sells property, it is often required to provide some amount of indemnity for loss to the buyer. While the Account takes steps to try to mitigate the impact of the indemnities, such indemnities could negatively impact the sale price or result in claims by the buyer for indemnity in the future, which could increase the Account’s expenses and thereby reduce the return on investment.
Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value, which is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Because fair value excludes transaction costs that will be incurred to sell an investment, the Account’s unit value won’t necessarily reflect the net realizable value of its investments. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, in particular if there has been a lack of recent transaction activity in such market.
Any future disruptions in the macro-economy, real estate markets and the credit markets, such as those that occurred from 2008–2011, caused by the COVID-19 pandemic from early 2020 to mid-2022, or occur as a result of changing economic or market environments with high inflation or rapid increases in interest rates, could lead to a significant decline in real estate transaction activity in most markets and sectors in which the Account is invested. The resulting lack of observable transaction data may make it more difficult for a property appraisal to determine the fair value of the Account’s investment in one or more real estate assets. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted, and subsequent changes to such data, after an appraiser has used such data in connection with the appraisal, may not be adequately captured in the appraised value. Also, to the extent that the Account uses a relatively small number of independent appraisers to value a significant portion of its properties, valuations

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may be subject to any institutional biases of such appraisers and their valuation procedures.
Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the period between appraisals or interim valuation adjustments in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.
If the appraised values of the Account’s properties as a whole are too high, those contract owners who purchased Accumulation Units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those contract owners who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the detriment of other non-redeeming contract owners. In particular, appraised property values may prove to be too high (as a whole) in a rapidly declining commercial real estate market. Further, implicit in the Account’s definition of fair value is a principal assumption that there will be a reasonable time to market a given property and that the property will be exchanged between a willing buyer and willing seller in a non-distressed scenario. However, an appraised value may not reflect the actual realizable value that would be obtained in a rush sale where time was of the essence. Also, appraised values may lag actual realizable values to the extent there is significant and rapid economic deterioration in a particular geographic market or a particular sector within a geographic market.
If the appraised values of the Account’s properties as a whole are too low, those contract owners who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those contract owners who purchase units during any such period will be credited with more than their pro rata share of the value of the Account’s assets.
Finally, the Account recognizes items of income (such as net operating income from real estate investments, distributions from real estate funds or joint ventures, or dividends from REIT stocks) and expense in many cases on an intermittent basis, where the Account cannot predict with certainty the magnitude or the timing of such items. As such, even as the Account estimates items of net operating income on a daily basis, the AUV for the Account may fluctuate, perhaps significantly, from day to day, as a result of adjusting these estimates for the actual realized item of income or expense.
Risks of Borrowing: The Account acquires some of its properties subject to existing financing and from time to time borrows new funds at the time of

26	TIAA Real Estate Account ■ Prospectus

purchase. The Account may borrow pursuant to mortgages placed on individual properties, under the Account’s Syndicated Credit Agreement, under another unsecured line of credit, credit facility or term bank loan into which the Account enters in the future, or under the terms of debt securities issued by the Account. Also, the Account may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. Under the Account’s current investment guidelines, the Account intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto) with a targeted loan to value ratio of 25% or less. From time to time, the Account may increase its loan to value ratio above the targeted ratio of 25% or less in order to satisfy short-term and long-term portfolio management needs such as addressing debt maturities and ongoing working capital requirements. If the values of the Account’s portfolio investments decrease, the loan to value ratio of the Account may increase above the loan to value ratio which Account management intends to achieve or has targeted. As of December 31, 2025, the Account’s loan to value ratio was approximately 18.4%. Also, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account, except for standard non-recourse carve outs. Among the risks of borrowing money, including borrowing under the Syndicated Credit Agreement, any additional future line of credit, credit facility or term bank loan, the Note Purchase Agreements, and any additional issuance of debt securities by the Account in the future, or under another line of credit or credit facility, or otherwise investing in a property subject to a mortgage, are the following:
•General Economic Conditions. General economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing or refinancing for its property investments on favorable terms or at all, regardless of the quality of the Account’s property for which financing or refinancing is sought. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer-term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, rising interest rates or failures of significant financial institutions could adversely affect our access to financing necessary to make profitable real estate investments. Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of the Account. Also, the Account’s ability to continue to secure financing may be impaired if negative marketplace effects, such as those which followed from the worldwide economic slowdown following the 2008–2011 financial crisis or the subsequent sovereign debt and banking difficulties experienced in parts of the Eurozone, were to occur. Such marketplace effects could result in tighter lending standards instituted by banks and financial

TIAA Real Estate Account ■ Prospectus	27

institutions, the reduced availability of credit facilities and project finance facilities from banks and the fall of consumer and/or business confidence.
•Default Risk. The property or group of encumbered properties may not generate sufficient cash flow to support the debt service on the mortgage loan. The property may also fail to meet certain financial or operating covenants contained in the loan documents and/or the property may have negative equity (i.e., the loan balance exceeds the value of the property) or inadequate equity. In addition, income from properties or investments or any other source of income for the Account may not generate sufficient cash flow to support the debt service on a line of credit or credit facility or debt securities issued by the Account. In any of these circumstances, we (or a joint venture in which we invest) may default on the loan, including due to the failure to make required debt service payments when due. If a loan is in default, the Account or the venture may determine that it is not economically desirable and/or in the best interests of the Account to continue to make payments on the loan (including accessing other sources of funds to support debt service on the loan), and/or the Account or venture may not be able to otherwise remedy such default on commercially reasonable terms or at all. In either case, the lender then could accelerate the outstanding amount due on the loan and/or foreclose on the underlying property, in which case the Account could lose the value of its investment in the foreclosed property. Further, any such default or acceleration could trigger a default under loan agreements in respect of other Account properties pledged as security for the defaulted loan or other loans. Finally, any such default could subject the Account to the costs of litigation, increase the Account’s borrowing costs, result in default of other loans or debts, or result in less favorable terms with respect to financing future properties, or entering into future lines of credit or credit facilities, obtaining future bank term loans, or issuing debt securities.
•Balloon Maturities. If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account will not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions, restructure the loan on terms not advantageous to the Account, or default on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property, and the Account could lose the value of its investment in that property.
•Variable Interest Rate Risk. If the Account obtains variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Generally, changes in interest rates will have a smaller effect on the market value of variable-rate loans than on the market value of comparable fixed-rate obligations. Further, the Account is exposed to interest rate risk with respect

28	TIAA Real Estate Account ■ Prospectus

to variable-rate indebtedness based on current property-level mortgage financings, and may become exposed to such interest rate risk in any future borrowings under the Syndicated Credit Agreement, one or more future bank term loans or any issuance of debt securities. Any increase in interest rates under such debt financing arrangements would directly result in higher interest expense costs to the Account. Any interest rate hedging activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility. As of December 31, 2025, the outstanding principal balance of our variable rate indebtedness, including mortgage loans payable and line of credit, was $520.6 million.
•Valuation Risk. The market valuation of loans payable could have an adverse impact on the Account’s performance. Valuations of loans payable are generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs, and such valuations are subject to a number of assumptions and factors with respect to the loan and the underlying property, a change in any of which could cause the value of a mortgage loan to fluctuate. In addition, the Account may not be able to transact at a price deemed to be attractive, if at all, which may inhibit the Account from pursuing its investment strategies or negatively impact the values of portfolio holdings. Further, an increase in interest rates or other adverse conditions (e.g., inflation/deflation, increased selling of fixed-income investments across other pooled investment vehicles or accounts, changes in investor perception or changes in government intervention in the markets) may lead to increased transaction activity by contract owners and increased portfolio turnover, which could reduce liquidity for certain Account investments, adversely affect values of portfolio holdings and increase the Account’s costs.
•Underlying Leverage Risk by Certain Portfolio Investments. Certain of the Account’s portfolio investments, including investments in certain REITs, joint ventures and real estate funds and other investment vehicles, often utilize leverage in connection with their investment activity. Such leverage is generally not included in the Account’s loan to value calculation. In addition, higher amounts of leverage by such portfolio investments could cause the investments to lose money and negatively impact the Account’s performance.
•Ability to Incur Additional Indebtedness. The Account and Account Subsidiaries may also incur additional indebtedness in the future. Although the Account’s Syndicated Credit Agreement, Note Purchase Agreements, and other financing agreements contain certain financial covenants, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition, to the extent new debt is added to the Account and the Account Subsidiaries’ current debt levels, the substantial risks of borrowings described above would increase.

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A general disruption in the credit markets, such as the disruption experienced in 2008 and 2009, caused by the COVID-19 pandemic from early 2020 to mid-2022, or caused by changing economic or market environments with high inflation or rapid increases in interest rates, may aggravate some or all of these risks.
Investment and Cash Management Risks Associated with Contract Owner Transactions: The amount the Account has available to invest in new properties and other real estate-related assets will depend, in large part, on the level of net contract owner transfers into or out of the Account as well as contract owner premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15% and 25% of its net assets in liquid, fixed-income investments. These liquid assets are intended to be used to satisfy contract owner redemption requests and meet the Account’s expense needs (including, from time to time, obligations on debt). Significant contract owner transaction activity into or out of the Account’s units is generally not predictable, and wide fluctuations can occur as a result of macroeconomic, geopolitical or market conditions (including market disruptions, volatility or downturns), the performance of equities or fixed income securities or general investor sentiment, regardless of the historical performance of the Account or of the performance of the real estate asset class generally. In the event that the Account were to experience significant net contract owner transfers out of the Account, such transfers can eventually cause the Account’s liquid, fixed-income investments, cash and cash equivalents to decline significantly below 10% of the Account net assets, as occurred over the course of 2023 and 2024. As of December 31, 2025, the Account’s liquid, fixed-income investments, cash and cash equivalents comprised 7.9% of its net assets. Such situations could trigger the need to execute the TIAA liquidity guarantee most recently commencing on August 31, 2023. Please see the section below entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee.” If a significant amount of net contract owner transfers out of the Account were to recur, particularly in high volumes, the Account may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Even though the Account has over time experienced both net inflows (purchases) and net outflows (redemptions) of contract owner investments on an annual basis, there is no guarantee that net outflow or redemption activity will not increase, perhaps in a significant and rapid manner, particularly in response to market cycles in the domestic and foreign securities and commercial real estate markets and other factors.
Alternatively, periods of significant net transfer activity into the Account can result in the Account holding a higher percentage of its net assets in liquid, fixed-income investments than the Account’s manager would target to hold under the Account’s long-term strategy. At times, the portion of the Account’s net assets invested in these types of liquid instruments may exceed 25%, particularly if the Account receives a large inflow of money in a short period of time, coupled with a

30	TIAA Real Estate Account ■ Prospectus

lack of attractive real estate-related investments on the market. Also, large inflows from contract owner transactions often occur in times of appreciating real estate values and pricing, which can render it challenging to execute on some transactions at ideal prices.
In an appreciating real estate market generally, a large percentage of assets held in liquid, fixed-income investments and not in real estate and real estate-related investments may impair the Account’s overall returns. This scenario may be exacerbated in a low interest rate environment for U.S. Treasury and Agency securities and other liquid, fixed-income investments. In addition, to manage cash flow, the Account may temporarily hold a higher percentage of its net assets in liquid real estate-related securities, such as REIT and CMBS securities, than its long-term targeted holdings in such securities, particularly during and immediately following times of significant net transfer activity into the Account. Such holdings could increase the volatility of the Account’s returns.
Joint Venture Investment Risks: Investing in joint ventures or other forms of joint property ownership may involve special risks, many of which are exacerbated when the consent of parties other than the Account is required to take action.
•The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty. For example:
•a co-venturer may desire a higher current income return on a particular investment than does the Account (which may be motivated by a longer-term investment horizon or exit strategy), or vice versa, which could cause difficulty in managing a particular asset;
•a co-venturer may desire to maximize or minimize leverage in the venture, which may be at odds with the Account’s strategy;
•a co-venturer may be more or less likely than the Account to agree to modify the terms of significant agreements (including loan agreements) binding the venture, or may significantly delay in reaching a determination whether to do so, each of which may frustrate the business objectives of the Account and/or lead to a default under a loan secured by a property owned by the venture; or
•for reasons related to its own business strategy, a co-venturer may have different concentration standards as to its investments (geographically, by sector, or by tenant), which might frustrate the execution of the business plan for the joint venture.
•The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.
•If a co-venturer does not follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

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•The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the marketing or the ultimate sale of the underlying property.
•The terms of the Account’s ventures often provide for complicated agreements which can impede our ability to direct the sale of the property owned by the venture at times the Account views most favorable. One such agreement is a “buy-sell” right, which may force us to make a decision (either to buy our co-venturer’s interest or sell our interest to our co-venturer) at inopportune times.
•A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third party, which could adversely impact the valuation of the Account’s interest in the venture.
•To the extent the Account serves as the general partner or managing member in a venture, it may owe certain contractual or other duties to the co-venturer, including fiduciary duties, which may present perceived or actual conflicts of interest in the management of the underlying assets. Such an arrangement could also subject the Account to liability to third parties in the performance of its duties as a general partner or managing member.
•The venture may incur higher than normal levels of investment leverage, including levels that exceed the Account’s typical loan-to-value ratio.
•A partner that administratively operates a particular co-venture may not sufficiently assess and/or appropriately manage ESG-related criteria when acquiring and/or operating commercial real property, and any resulting ESG-related financial performance issues with the commercial property may have the potential in certain circumstances to negatively impact the value of, and subsequent investment returns on, the property.
Risks of Developing or Redeveloping Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop or redevelop a property or buys a recently constructed property, it may face the following risks:
•There may be delays or unexpected increases in the cost of property development, redevelopment and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.
•There are risks associated with potential underperformance or non-performance by, and/or solvency of, a contractor we select or other third- party vendors involved in developing or redeveloping the property.
•If the Account were viewed as developing or redeveloping underperforming properties, suffering losses on our investments, or defaulting on any loans on our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, venture partners and tenants.
•Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, periods of high

32	TIAA Real Estate Account ■ Prospectus

inflation or rising interest rates, overbuilding in the area or changes in the regulatory and permitting environment), the property may not attract tenants on the schedule we originally planned and/or may not operate at the income and expense levels first projected.
Real Estate Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multi-family and single-family properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of acquiring, owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.
In addition, some state and local municipal jurisdictions, such as New York City, Boston, MA, and Washington DC and the States of Washington and Colorado, have enacted legislation which compels building owners to meet standards for energy efficiency or carbon emission limits which may result in unplanned capital expenditures or require amendments to leases or other financial agreements with tenants (which represent a significant portion of building energy consumption) to improve building efficiency. If standards are not met, the Account could be subject to fines and/or other regulatory penalties that may impact the value of non-compliant buildings held in the Account’s portfolio. Additional state and local jurisdictions (including foreign jurisdictions where the Account could own commercial property) that have committed to achieve carbon reduction, clean energy standards and other ESG-related criteria may implement similar legislation impacting commercial real estate that could increase costs and negatively impact the performance of such properties in the Account’s portfolio where it may not be financially feasible to meet such standards. Buildings that do not meet these standards could be discounted at the time of sale based on the cost required to meet regulatory requirements.
Environmental Risks: How well a company manages its impact on the natural environment can support longer-term sustainable growth, or present unmitigated costs and risks. The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it did not know of and was not responsible for the hazardous substances. If any hazardous substances are present or the Account does not properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties.

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Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds in order to comply with these laws. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required clean-up relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets. Finally, while the Account may from time to time acquire third-party insurance related to environmental risks, such insurance coverage may be inadequate to cover the full cost of any loss and would cause the Account to be reliant on the financial health of our third-party insurer at the time any such claim is submitted.
Uninsurable Loss Risks: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, hurricanes, tsunamis, high winds, wildfires, inland or coastal floods, rising sea levels or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them. Further, the terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. If a disaster that we have not insured against occurs, if the insurance contains a high deductible, and/or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Also, the Account may not have sufficient access to internal or external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant, and any such vacancy might impact the value of that property. Finally, as with respect to all third-party insurance, the Account is reliant on the continued financial health of such insurers and their ability to pay on valid claims. If the financial health of an insurer were to deteriorate quickly, the Account may not be able to find adequate coverage from another carrier on favorable terms, which could adversely impact the Account’s investment returns.
Physical Climate Change and Natural Disaster Related Financial Risks: Many of the Account’s commercial properties are located within geographical regions in the United States and likely foreign jurisdictions in the future that currently are, and in the future will continue to be, affected by increasingly severe and adverse weather conditions across the globe, including, among others, hurricanes,

34	TIAA Real Estate Account ■ Prospectus

tornadoes, high winds, wildfires, changes in rainfall patterns, inland or coastal flooding, and rising sea levels. Impacts from such climate change-related disasters, as well as impacts from other natural disasters such as earthquakes and tsunamis may present significant risks to global financial assets and economic growth. As regions experience changes to the climate and extreme weather events become more frequent and intense, commercial real estate assets within the Account that are located in such regions could be adversely impacted by direct damage to buildings and other improvements thereon and result in loss of revenue, the incurrence of unplanned capital and other expenses not covered by insurance, and increase operating expenses for such properties, including utility, insurance and maintenance costs. Climate related changes and resulting hazards may stress local populations (including as a result of malnutrition, mortality, and population migration), real estate financing and operational systems, and local infrastructure to the point where such changes and hazards negatively impact local market attractiveness of such properties as investments, rental market growth, and ultimately decrease demand for and value of commercial real estate in such regions. Any resulting losses from such climate changes and hazards could adversely impact the Account’s investment returns; however, the utilization of climate assumptions in underwriting may result in the Account forgoing investments that may have ultimately been beneficial to the Account.
Climate Change Transition Risks: Climate change poses long-term risks to investments that should be assessed and mitigated. Risks fall into two primary categories, as outlined with the Task Force on Climate Related Financial Disclosures (“TCFD”):
•Physical Risk (as described above); and
•Low-Carbon Transition Related Risks: Transitioning to a low-carbon economy may entail extensive policy, legal, regulatory, technology and market changes as public and private organizations and institutions attempt to mitigate and adapt to climate change. Depending on the nature, speed and focus of these changes, transition risks may pose varying levels of financial and reputational risk to organizations and, by definition, also to their investors and portfolio assets (such as those held by the Account). While transition risk is relevant across sectors, it is likely to be especially severe for carbon-intensive industries. The Account will periodically evaluate specific opportunities to reduce the carbon footprint of certain properties within its commercial real estate portfolio, provided that doing so makes economic or financial sense for individual properties and the portfolio as a whole. TIAA will continue to ensure that all portfolio investment decisions for the Account are based on expected financial performance, taking into account potential risks to asset value or liquidity, and opportunities to improve performance through improvements to commercial real estate properties held by the Account that reduce energy use and carbon emissions and decrease long-term costs for the Account.

TIAA Real Estate Account ■ Prospectus	35

ESG Criteria Risks: Management of the Account looks to utilize industry recognized ESG criteria in its commercial real estate underwriting given TIAA’s view that the application of such criteria, as part of the underwriting process, is beneficial in achieving positive long-term returns for the Account. In its evaluation of commercial real estate opportunities, the Account will take ESG considerations into account as part of the financial assessment of a commercial real estate portfolio asset, and not to achieve a desired outcome or as an investment qualification or screen. Ultimately, the Account will make an investment decision that incorporates ESG criteria only to the extent that the criteria are reasonably expected to enhance the investment’s ability to achieve desired returns for the Account. However, the Account’s utilization of ESG criteria in its commercial real estate underwriting may, if economic risk or financial opportunity projections do not materialize in the way we have anticipated, result in the Account forgoing some commercial real estate market opportunities that could have ultimately been beneficial to the Account. Consequently, the Account may underperform other investment vehicles that do not utilize such ESG criteria in selecting portfolio properties.
Foreign Real Property Investment Risks: Investment in foreign commercial real properties, foreign real estate loans, and foreign debt investments may present the following special risks:
•The value of foreign investments or rental income can increase or decrease due to changes or fluctuations in foreign currency exchange rates, imposition of currency exchange control or market control regulations, possible expropriation or confiscatory taxation, political, social, diplomatic and economic developments and foreign regulations. The Account translates into U.S. dollars purchases and sales of securities, income receipts and expense payments made in foreign currencies at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in currency exchange rates on foreign debt investments and loans payable is included in the Account’s net realized and unrealized gains and losses. As such, fluctuations in currency exchange rates, even if hedged, may impair or reduce the Account’s returns and result in poorer overall performance of the Account than if it had not acquired such foreign investments or entered into any foreign currency hedging transactions.
•In managing any domestic or foreign commercial real property investments, the Account may, but is not required to, use or enter into forward currency contracts and foreign currency swaps, and may buy or sell put and call options and futures contracts on foreign currencies as well as other types of derivatives transactions (including interest rate swaps and options, futures contracts or swaps) in order to hedge against the risks of currency or exchange rate uncertainties, interest rate uncertainties and foreign currency or market fluctuations impacting the Account’s domestic or foreign real estate investments. Changes in exchange rates and exchange control regulations or interest rates may increase or reduce the value of domestic or

36	TIAA Real Estate Account ■ Prospectus

foreign real estate investments. Currency hedging, interest rate hedging and similar transactions involve special risks and may limit potential gains due to increases in a currency’s value or changes in interest rates. Unanticipated changes in interest rates, domestic or foreign securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into any such currency-related or interest-rate-related hedging transactions for such real property investments. In addition, the Account could incur additional costs of paying hedge unwind fees, if it has to terminate cross-currency or interest rate swaps, futures contracts or options prematurely due to early repayment of domestic or foreign mortgage loans related to such properties. The Account does not intend to speculate in foreign currency exchange transactions, forward currency contracts, interest rate options, futures contracts or swaps or other types of hedging transactions related to its portfolio of domestic or foreign real property investments.
•Non-U.S. jurisdictions may impose withholding taxes on the Account as a result of its investment activity in that jurisdiction. TIAA may be eligible for a foreign tax credit in respect of such tax paid by the Account and such credit (if available to TIAA) would be reimbursed to the Account. However, there may be circumstances where TIAA is unable to receive some or all of the benefit of a foreign tax credit and the Account would thus not receive reimbursement, which could harm the value of the Account’s units.
•Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.
•The regulatory environment in non-U.S. jurisdictions may disfavor owners and operators of real estate investment properties, resulting in less predictable and/or economically harmful outcomes if the Account were to face a significant dispute with a tenant or with a regulator itself.
•The Account may be subject to increased risk of regulatory scrutiny pursuant to U.S. federal statutes, such as the Foreign Corrupt Practices Act, which, among other things, requires robust compliance and oversight programs to help prevent violations. The costs associated with maintaining such programs, in addition to costs associated with a potential regulatory inquiry, could impair the Account’s returns and divert management’s attention from other Account activities.
•It may be more difficult for the Account to obtain and collect a judgment on foreign investments than on domestic investments, and the costs to the Account that are associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.
Risks of investing in real estate investment trust (REIT) securities
The Account may invest in registered and unregistered REIT securities for diversification, liquidity management and other purposes. The Account’s

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investment in REITs may also increase, as a percentage of net assets, during periods in which the Account is experiencing large net inflow activity, in particular due to net contract owner transfers into the Account. As of December 31, 2025, the Account did not hold any REIT securities. Investments in REIT securities are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. Moreover, changes in consumer behavior that affect the use of commercial spaces could negatively impact the value of properties underlying certain REITs. In addition to these risks, because REIT investments are securities and generally publicly traded, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own.
In general, during periods of high interest rates, REITs may lose some of their appeal for investors who may be able to obtain higher yields from other income-producing investments, such as long-term bonds. Rising interest rates generally increase the cost of financing for real estate projects, which could cause the value of an equity REIT to decline. During periods of declining interest rates, mortgagors may elect to prepay mortgages held by mortgage REITs, which could lower or diminish the yield on the REIT. Also, sales of REIT securities by the Account for liquidity management purposes may occur at times when values of such securities have declined and it is otherwise an inopportune time to sell the security. Volatility in REITs can cause significant fluctuations in the Account’s AUV on a daily basis, as they are correlated to equity markets which have experienced significant day to day fluctuations. Finally, certain REITs may be self-liquidating in that a specific term of existence is provided for in their trust document. In acquiring the securities of REITs, the Account runs the risk that it will sell them at an inopportune time.
REITs do not generally pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. Many of the requirements to qualify as a REIT, however, are highly technical and complex. Failure to qualify as a REIT results in tax consequences, as well as disqualification from operating as a REIT for a period of time. Consequently, if the Account invests in securities of a REIT that later fails to qualify as a REIT, this may adversely affect the performance of our investment.
Risks of investing in mortgage-backed securities
The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS and RMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values

38	TIAA Real Estate Account ■ Prospectus

of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. Further, it is possible that issuers of U.S. Government Securities will not have the funds to meet their payment obligations in the future, and the U.S. Government may change its support of, and policies regarding, the Federal National Mortgage Association (“FNMA” or “Fannie Mae”) and the Federal Home Loan Mortgage Corp. (“FHLMC” or “Freddie Mac”). Both Fannie Mae and Freddie Mac have been operating under conservatorship with the Federal Housing Finance Administration (“FHFA”) since September 2008. The entities are dependent upon the continued support of the U.S. Department of the Treasury and FHFA in order to continue their business operations. These factors, among others, could affect the future status and role of Fannie Mae and Freddie Mac and the value of their securities and the securities which they guarantee. Even if the Account acquired such securities, such changes may have a negative effect on the pricing of such securities. Other policy changes impacting Fannie Mae and Freddie Mac and/or U.S. Government programs related to mortgages that may be implemented in the future could create market uncertainty and affect the actual or perceived credit quality of issued securities, adversely affecting mortgage-backed securities through an increased risk of loss.
Importantly, the fair market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally, including periods of high inflation or rapid increases in interest rates, may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.
As of December 31, 2025, the Account did not hold any mortgage-backed securities.
Risks of investing in mortgage loans and related investments
The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

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•General Risks of Mortgage Loans. The Account will be subject to the risks inherent in making mortgage loans, including:
•The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. In addition, there is a risk of delay in exercising any contractual remedies due to actions of the borrower, including, without limitation, bankruptcy or insolvency of the borrower.
•The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.
•A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.
•The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.
•If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than those which are then available in the market if interest rates rise generally.
•Interest Rate Risk. The risk that the value or yield of fixed-income investments may decline if interest rates change. In general, when prevailing interest rates decline, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to increase while yields on similar newly issued fixed-income investments tend to decrease, which could adversely affect the Account’s income. Conversely, when prevailing interest rates increase, the market values of outstanding fixed-income investments (particularly those paying a fixed rate of interest) tend to decline while yields on similar newly issued fixed-income investments tend to increase. If a fixed-income investment pays a floating or variable rate of interest, changes in prevailing interest rates may increase or decrease the investment’s yield. Fixed-income investments with longer durations tend to be more sensitive to interest rate changes than shorter-term investments. Interest rate risk is generally heightened during periods when prevailing interest rates are low or negative. During periods of very low or negative interest rates, a fixed-income investment may not be able to maintain positive returns. As of the

40	TIAA Real Estate Account ■ Prospectus

date of this prospectus, interest rates in the United States and in certain foreign markets have minimally decreased and remain high from historic low levels with unknown future monetary policy direction from central banks, which may increase the Account’s exposure to risks associated with rising interest rates. In general, changing interest rates could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility. A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, or general economic conditions). Additional interest rate-related risks include the following:
•Negative Interest Rate Risk. Certain European countries and Japan have in the past pursued negative interest rate policies. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with a negative value (i.e., below zero percent) intended to help create self-sustaining growth in the local economy. If a bank charges negative interest, instead of receiving interest on deposits, a depositor must pay the bank fees to keep money with the bank. In such a scenario, certain debt instruments may trade at negative yields, which means the purchaser of the instrument may receive at maturity less than the total amount invested.
Such market conditions may increase the Account’s exposure to the risks associated with rising interest rates.
A number of factors may contribute to debt instruments trading at a negative yield. While negative yields can be expected to reduce demand for fixed-income investments trading at a negative interest rate, investors may be willing to continue to purchase such investments for a number of reasons including, but not limited to, price insensitivity, arbitrage opportunities across fixed-income markets, rules-based investment strategies, capital preservation, reduced volatility, or decreased investment opportunities. If negative interest rates become prevalent in the market, it is expected that investors would seek to reallocate assets to other income-producing assets such as investment-grade and high-yield debt instruments, or equity investments that pay a dividend. This increased demand for higher yielding assets may cause the price of such instruments to rise while triggering a corresponding decrease in yield and the value of debt instruments over time. In addition, a move to higher yielding investments may cause investors, including the Account, to seek fixed-income investments with longer duration and/or potentially reduced credit quality in order to seek the desired level of yield. These considerations may limit the Account’s ability to locate fixed-income instruments containing the desired risk/return profile. Changing interest rates, including, but not limited to, rates that in the future fall below zero, could have unpredictable effects on the markets and may expose fixed-income and related markets to

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heightened volatility and potential illiquidity, increasing the potential for losses for the Account.
•Extension Risk. The risk that during periods of rising interest rates, borrowers pay off their mortgage loans later than expected, preventing the Account from reinvesting principal proceeds at higher interest rates, resulting in less income than potentially available. These risks are normally present in mortgage-backed securities and other ABS. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can lengthen depending on homeowner prepayment activity. A decline in the prepayment rate and the resulting increase in duration of fixed-income securities held by the Account can result in losses to the Account.
•Prepayment Risk. The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, the Account may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate, resulting in a decline in income. These risks are normally present in mortgage-backed securities and other ABS. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can shorten depending on homeowner prepayment activity. A rise in the prepayment rate and the resulting decline in duration of fixed-income securities held by the Account can result in losses to investors in the Account.
•Interest Limitations. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, the Account could incur penalties or may be unable to enforce payment of the loan.
•Risks of Investing in Domestic and Foreign Debt or Loans. The Account may invest from time to time in domestic and foreign mezzanine and other debts or loans to entities which own real estate assets. Generally these loans will be secured by a pledge of the equity securities of the entity, but not by a first lien security interest in the property itself. As such, the Account’s recovery in the event of an adverse circumstance at the property (such as a default under a mortgage loan on the property) will be subordinated to the recovery available to the first lien mortgage lender(s) to the property. The Account’s remedy may solely consist of foreclosing on the equity interest in the entity owning the property, and that equity interest will be junior in right of recovery to a loan secured by the property owned by the entity. Also, as a subordinated lender, the Account may have limited rights to exercise control over the process by which the mortgage loan is restructured or the property is liquidated following a default. Any of these circumstances may result in the Account being unable to recover some or all of its original investment.
•Risks of Hedging Strategies for Domestic and Foreign Loans and Securities. In managing any domestic or foreign mezzanine debt or other domestic or foreign loans, securities or real estate, the Account may use or enter into

42	TIAA Real Estate Account ■ Prospectus

forward currency contracts and foreign currency swaps, and may buy or sell put and call options and futures contracts on foreign currencies as well as other types of derivatives transactions (including interest rate swaps and options, futures contracts or swaps) in order to hedge against the risks of exchange rate uncertainties, interest rate uncertainties and foreign currency or market fluctuations impacting the Account’s domestic or foreign loans, securities and real estate investments. Changes in exchange rates and exchange control regulations or interest rates may increase or reduce the value of domestic or foreign mezzanine debt or other types of loans, securities and real estate. Currency hedging, interest rate hedging and similar transactions involve special risks and may limit potential gains due to increases in a currency’s value or changes in interest rates. Unanticipated changes in interest rates, domestic or foreign securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into any such currency-related or interest rate-related hedging transactions for such loans and securities. In addition, the Account could incur additional costs of paying hedge unwind fees, if it has to terminate cross-currency or interest rate swaps, futures contracts or options prematurely due to early repayment of domestic or foreign mezzanine or other debt or securities. The Account does not intend to speculate in foreign currency exchange transactions, forward currency contracts, interest rate options, futures contracts or swaps or other types of hedging transactions relating to its portfolio of domestic and foreign loans and securities.
•Risks of Participations. To the extent the Account invested in a participating mortgage, the following additional risks would apply:
•The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.
•In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

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Risks of U.S. Government and Government agency securities and corporate obligations
•The Account invests in securities issued by U.S. Government agencies and U.S. Government-sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. Government, which could adversely affect the pricing and value of such securities. U.S. Government securities that are supported by the full faith and credit of the United States present limited credit risk compared to other types of debt securities but are not free of risk. Other U.S. Government securities are supported by the right of the agency or instrumentality to borrow an amount limited to a specific line of credit from the U.S. Treasury or by the discretionary authority of the U.S. Government to purchase financial obligations of the agency or instrumentality, which are thus subject to a greater amount of credit risk than those supported by the full faith and credit of the United States. Still other U.S. Government securities are only supported by the credit of the issuing agency or instrumentality which are subject to greater credit risk as compared to other U.S. Government securities. The maximum potential liability of the issuers of some U.S. Government securities may exceed then current resources, including any legal right to support from the U.S. Treasury. Because the U.S. Government is not obligated by law to support an agency or instrumentality that it sponsors, or such agency’s or instrumentality’s securities, the Account only invests in U.S. Government securities when TIAA determines that the credit risk associated with the obligation is suitable for the Account.
It is possible that issuers of U.S. Government securities will not have the funds to meet their payment obligations in the future. The FHLMC (or “Freddie Mac”) and the FNMA (or “Fannie Mae”) have been operating under conservatorship, with the FHFA acting as their conservator, since September 2008. In the event that FHLMC or FNMA are taken out of conservatorships, it is unclear how their respective capital structure would be constructed and what impact, if any, there would be on FHLMC’s or FNMA’s creditworthiness and guarantees of certain mortgage-backed securities. The entities are dependent upon the continued support of the U.S. Department of the Treasury and FHFA in order to continue their business operations. These factors, among others, could affect the future status and role of FHLMC and FNMA and the value of their securities and the securities which they guarantee.
Uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling may increase the risk that the U.S. Government may default on payments on certain U.S. Government securities, including those held by the Account.
•In addition, the Account may invest in corporate obligations (such as commercial paper and other types of corporate debt obligations) and while

44	TIAA Real Estate Account ■ Prospectus

the Account seeks out such holdings in short-term or intermediate-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a favorable time, regardless of the credit quality of the underlying issuer. Also, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities. Finally, any further downgrades or threatened downgrades of the credit rating for U.S. Government obligations generally could impact the pricing and liquidity of agency securities or corporate obligations in a manner which could impact the value of the Account’s units. On three occasions, the long-term credit rating of the United States has been downgraded by at least one leading rating agency in part as a result of disagreements within the U.S. Government over raising the debt ceiling to repay outstanding obligations and concerns about political inability to reduce future annual deficits. Similar situations in the future could result in periods of high inflation, rising interest rates, changes in the prices of U.S. Treasury securities, and increase the costs of various kinds of debt, which may adversely affect the Account.
Risks of liquid, fixed-income investments
The Account’s investments in liquid, fixed-income investments, whether real-estate-related securities (such as REITs, CMBS or some loans receivable) or non-real-estate-related securities (such as ABS, MBS, RMBS, CLOs, CMOs, CDOs, cash equivalents, municipal bond securities, other domestic and foreign government and corporate securities and structured securities), and whether debt or equity, are subject to the following general risks:
•Issuer Risk (often called Financial Risk) — The risk that an issuer’s earnings or revenue prospects and overall financial position will deteriorate (or be perceived to deteriorate by market participants, rating agencies, pricing services or otherwise), causing a decline in the value of the issuer’s financial instruments over short or extended periods of time. In times of market turmoil, perceptions of an issuer’s credit risk can quickly change and even large, well-established issuers may deteriorate rapidly with little or no warning.
•Credit Risk — The risk that the issuer of the fixed-income investments may not be able or willing to meet interest or principal payments when the payments become due, or, in the case of structured securities, the risk that the underlying collateral for the security may be insufficient to support such interest or principal payments, thereby causing a loss to the Account on the investment. Credit risk is heightened in times of market turmoil when

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perceptions of an issuer’s credit risk can quickly change and even large, well-established issuers and/or governments or, in the case of structured securities, higher quality underlying collateral for the security, may deteriorate rapidly with little or no warning.
•Credit Spread Risk — The risk that credit spreads (i.e., the difference in yield between securities that is due to differences in each security’s respective credit quality) may increase when market participants believe that bonds generally have a greater risk of default. Increasing credit spreads may reduce the market values of the Account’s securities. Credit spreads often increase more for lower-rated and unrated securities than for investment-grade securities. In addition, when credit spreads increase, reductions in market value will generally be greater for longer-maturity securities.
•Market Volatility, Liquidity and Valuation Risk — The risk that volatile or dramatic reductions in trading activity, or the cessation of trading at any time, whether due to general market turmoil, limited dealer capacity, problems experienced by a single company or a market sector, or other factors, such as natural disasters, public emergencies (pandemics and epidemics), or periods of high inflation or rapid increases in interest rates, in securities markets make it difficult for the Account to properly value its investments. In such situations, the Account may not be able to purchase or sell a securities investment at an attractive price, if at all. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility in recent years.
•Interest Rate Risk — The risk that increases or volatility in interest rates can cause the prices of certain fixed-income investments to decline. This risk is heightened to the extent the Account invests in fixed-income investments and during periods when prevailing interest rates are low. Periods of very low or negative interest rates may challenge the Account’s ability to maintain positive returns. As of the date of this prospectus, interest rates in the United States and in certain foreign markets have minimally decreased and remain high from historic low levels with unknown future monetary policy direction from central banks, which may increase the Account’s exposure to risks associated with rising interest rates. In general, changing interest rates could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility. A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, or general economic conditions).
•Downgrade Risk — The risk that securities are subsequently downgraded should TIAA and/or rating agencies believe the issuer’s business outlook or creditworthiness has deteriorated. If this occurs, the values of these investments may decline, or it may affect the issuer’s ability to raise additional capital for operational or financial purposes and increase the chance of default, as a downgrade may be seen in the financial markets as a signal of an issuer’s deteriorating financial position.

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•Income Volatility Risk — Income volatility refers to the degree and speed with which changes in prevailing market interest rates diminish the level of current income from the Account’s portfolio of fixed-income securities. The risk of income volatility is that the level of current income from a portfolio of fixed-income securities may decline in certain interest rate environments.
•Call Risk — The risk that an issuer will redeem a fixed-income investment prior to maturity if the issuer has the right to do so. This often happens when prevailing interest rates are lower than the rate specified for the fixed-income investment. If a fixed-income investment is called early, the Account may not be able to benefit fully from the increase in value that other fixed-income investments experience when interest rates decline. Additionally, the Account would likely have to reinvest the payoff proceeds at current yields, which are likely to be lower than the fixed-income investment in which the Account originally invested, resulting in a decline in income.
•Prepayment Risk — The risk that, during periods of falling interest rates, borrowers may pay off their loans sooner than expected, forcing the Account to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in income. These risks are normally present in mortgage-backed securities and other asset-backed securities. For example, borrowers have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can shorten depending on borrower prepayment activity. A rise in the prepayment rate and the resulting decline in duration of fixed-income securities held by the Account can result in losses to the Account.
•Extension Risk — The risk that, during periods of rising interest rates, borrowers may pay off their mortgage loans later than expected, preventing a Fund from reinvesting principal proceeds at higher interest rates, resulting in less income than potentially available. These risks are normally present in mortgage-backed securities and other asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can lengthen depending on homeowner prepayment activity. A decline in the prepayment rate and the resulting increase in duration of fixed-income securities held by the Account can result in losses to the Account.
•U.S. Government Securities Risk — Securities issued by the U.S. Government or one of its agencies or instrumentalities may receive varying levels of support from the U.S. Government, which could affect the Account’s ability to recover should they default. Therefore, securities issued by U.S. Government agencies or instrumentalities that are not backed by the full faith and credit of the U.S. Government may involve increased risk of loss of principal and interest. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government. To the extent the Account invests significantly in securities issued or guaranteed by the U.S. Government or its agencies or

TIAA Real Estate Account ■ Prospectus	47

instrumentalities, any market movements, regulatory changes or changes in political or economic conditions that affect the securities of the U.S. Government or its agencies or instrumentalities in which the Account invests may have a significant impact on the Account’s performance. Events that would adversely affect the market prices of securities issued or guaranteed by one U.S. Government agency or instrumentality may adversely affect the market prices of securities issued or guaranteed by other agencies or instrumentalities.
•State and Municipal Investment Risk — Events affecting states and municipalities may adversely affect the Account’s investments and its performance. These events may include severe financial difficulties and continued budget deficits, economic or political policy changes, tax base erosion, state constitutional limits on tax increases, and changes in the credit ratings assigned to state and municipal issuers of debt instruments that the Account may hold. Many states and municipalities have experienced — and may continue to experience — severe financial difficulties. As a result, the economies and fiscal condition of these states and municipalities could deteriorate significantly as a result of a number of economic and other factors, including state and local housing crises, high unemployment levels, a drop in tax revenue and periods of larger national economic slowdown. The continued deterioration of state and municipal economies could result in large state and municipal budget deficits and it is unclear when and how states and municipalities would close their budget gaps or how those solutions might affect state or municipal governments. A negative change in any one of these or other areas could affect the ability of state or municipal issuers to meet their debt obligations and result in losses to the Account.
•Foreign Securities Investment Risk — Foreign investments, which may include securities of foreign issuers, securities or contracts traded or acquired in non-U.S. markets or on non-U.S. exchanges, or securities or contracts payable or denominated in non-U.S. currencies, can involve special risks that arise from one or more of the following events or circumstances: (1) changes in currency exchange rates; (2) possible imposition of market controls or currency exchange controls; (3) possible imposition of withholding taxes on dividends and interest; (4) possible seizure, expropriation or nationalization of assets; (5) more limited financial information or difficulties interpreting it because of foreign regulations and accounting standards; (6) lower liquidity and higher volatility in some foreign markets; (7) the impact of political, social or diplomatic events; (8) economic sanctions or other measures by the United States or other governments; (9) the difficulty of evaluating some foreign economic trends; and (10) the possibility that a foreign government could restrict an issuer from paying principal and interest to investors outside the country. Brokerage commissions and custodial and transaction costs are often higher for foreign investments, and it may be difficult for the Account to use

48	TIAA Real Estate Account ■ Prospectus

foreign laws and courts to enforce financial or legal obligations. Foreign investments may also be subject to risk of loss because of more or less foreign government regulation, less public information, and less stringent investor protections and disclosure standards.
•Emerging Markets Risk — The risk of foreign investment often increases in countries with emerging markets. For example, these countries may have more unstable governments than developed countries, and their economies may be based on only a few industries. Emerging markets countries may also have less stringent regulation of accounting, auditing, financial reporting, and recordkeeping requirements, which could affect the Account’s ability to evaluate potential investments. Because their financial markets may be very small, share prices of financial instruments in emerging market countries may be volatile and difficult to determine. Financial instruments of issuers in these countries may have lower overall liquidity than those of issuers in more developed countries. In addition, foreign investors such as the Account are subject to a variety of special restrictions in many emerging market countries. The risks outlined above are often more pronounced in “frontier markets” in which the Account may invest. Moreover, legal remedies for investors in emerging markets (including derivative litigation) may be more limited, and U.S. authorities may have less ability to bring actions against bad actors in emerging markets countries. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid. These factors may make investing in frontier market countries significantly riskier than investing in other countries.
•Fixed-Income Foreign Investment Risk — Foreign fixed-income securities investments, including securities or contracts payable or denominated in non-U.S. currencies, can involve special risks that arise from one or more of the following events or circumstances: (1) changes in currency exchange rates; (2) possible imposition of market controls or currency exchange controls; (3) possible imposition of withholding taxes on dividends and interest; (4) possible seizure, expropriation or nationalization of assets; (5) more limited financial information about the foreign debt issuer or difficulties interpreting it because of foreign regulations and accounting standards; (6) lower liquidity and higher volatility in some foreign markets; (7) the impact of political, social or diplomatic events; (8) economic sanctions or other measures by the United States or other governments; (9) the difficulty of evaluating some foreign economic trends; and (10) the possibility that a foreign government could restrict an issuer from paying principal and interest on its debt obligations to investors outside the country. It may also be difficult to use foreign laws and courts to force a foreign issuer to make principal and interest payments on its debt obligations. In addition, the cost of servicing external debt will also generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates which are adjusted based

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upon international interest rates. The risks described above often increase in countries with emerging markets. For example, the ability of a foreign sovereign issuer, especially in an emerging market country, to make timely and ultimate payments on its debt obligations may be strongly influenced by the issuer’s balance of payments, including export performance, its access to international credit and investments, fluctuations of interest rates and the extent of its foreign reserves. If a deterioration occurs in the foreign country’s balance of payments, it could impose temporary restrictions on foreign capital remittances. In addition, there is a risk of restructuring certain foreign debt obligations that could reduce and reschedule interest and principal payments.
•Sovereign Debt Risk — The risk that the issuer of non-U.S. sovereign debt or the governmental authorities that control the repayment of such debt may be unable or unwilling to repay principal or interest when due. This may result from political or social factors, the general economic environment of a country, levels of foreign debt or foreign currency exchange rates, among other possible reasons. To the extent the issuer or controlling governmental authority is unable or unwilling to repay principal or interest when due, the Account may have limited recourse to compel payment in the event of default and could result in losses to the Account.
•Supranational Debt Risk — The risk that the issuer of multinational or supranational foreign debt (e.g., the European Union or the International Monetary Fund (IMF)) that controls the repayment of such debt may be unable or unwilling to repay principal or interest when due. This may result from, among other possible reasons, political or social factors (e.g., the sudden or gradual disintegration of the multinational or supranational organization), the general economic environment of the countries or foreign markets that comprise the organization, levels of foreign debt or foreign currency exchange rates. To the extent the issuer or controlling multinational or supranational authority is unable or unwilling to repay principal or interest when due, the Account may have limited recourse to compel payment in the event of default and could result in losses to the Account.
•Active Management Risk — The risk that the Account’s strategy, investment selection or trading execution for securities, including REIT stocks, may cause the Account to underperform relative to a stated benchmark index or funds or accounts with similar investment objectives.
•Currency Risk — The risk of a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that foreign currency. The overall impact on the Account’s holdings can be significant and long lasting depending on the currencies represented in the portfolio, how each currency appreciates or depreciates in relation to the U.S. dollar, and whether currency positions are hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time, particularly with respect to emerging markets currencies.

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Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or by currency controls or political developments.
•Derivatives Risk — The risks associated with investing in derivatives may be different and greater than the risks associated with directly investing in the underlying securities and other instruments. Derivatives such as swaps are subject to risks such as liquidity risk, interest rate risk, market risk, and credit risk. These derivatives involve the risk of mispricing or improper valuation and the risk that the prices of certain options, futures, swaps (including credit default swaps), forwards and other types of derivative instruments may not correlate perfectly with the prices or performance of the underlying security, currency, rate, index or other asset. Certain derivatives present counterparty risk, or the risk of default by the other party to the contract, and some derivatives are, or may suddenly become, illiquid. Some of these risks exist for futures, options and swaps which may trade on established markets. Unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance of the Account than if it had not entered into derivatives transactions. The potential for loss as a result of investing in derivatives, and the speed at which such losses can be realized, may be greater than investing directly in the underlying security or other instrument. Derivative investments can create leverage by magnifying investment losses or gains, and the Account could lose more than the amount invested.
•Currency Management Strategies Risk — Currency management strategies, including forward currency contracts, may substantially change the Account’s exposure to currency exchange rates and could result in losses to the Account if currencies do not perform as TIAA expects. In addition, currency management strategies, to the extent that such strategies reduce the Account’s exposure to currency risks, may also reduce the Account’s ability to benefit from favorable changes in currency exchange rates. There is no assurance that TIAA’s use of currency management strategies will benefit the Account or that they will be, or can be, used at appropriate times. Furthermore, there may not be a perfect correlation between the amount of exposure to a particular currency and the amount of securities in the portfolio denominated in that currency. Currency markets are generally less regulated than securities markets. Derivatives transactions, especially forward currency contracts and currency-related futures contracts and swap agreements, may involve significant amounts of currency management strategies risk.
•Counterparty and Third-Party Risk — Transactions involving a counterparty to a derivative or other instrument, or a third party responsible for servicing the instrument, are subject to the credit risk of the counterparty or third party, and to the counterparty’s or third party’s ability to perform in accordance with the terms of the transaction. If a counterparty defaults, the Account

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may have contractual remedies but the Account may be unable to enforce them due to the application of bankruptcy, insolvency and other laws affecting the rights of creditors. Counterparty risk is still present even if a counterparty’s obligations are secured by collateral because, for example, the Account’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required. The Account is also subject to counterparty risk to the extent it executes a significant portion of its securities or derivatives transactions through a single broker, dealer, or futures commission merchant.
•Rule 144A Securities Risk. The risk that SEC Rule 144A securities may be less liquid, and have less disclosure and investor protections, than publicly traded securities. Such securities may involve a high degree of business and financial risk and may result in losses to the Account.
•Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses. Further, to the extent that a significant portion of the Account’s net assets at any particular time consist of cash, cash equivalents and non-real-estate-related liquid securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real-estate-related investments. Such a potential negative impact on returns may be exacerbated in times of low prevailing interest rates payable on many classes of liquid securities.
•Risks Related to Liquid Securities — In addition to the risks noted above, the U.S. capital markets may experience extreme volatility and disruption for a variety of reasons, including a global pandemic, such as the COVID-19 pandemic from early 2020 to mid-2022 and similar health concerns. Disruptions in the capital markets, and periods of high inflation or rapid increases in interest rates, can increase the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Such disruptions may adversely affect the Account’s business, financial position and results of operations.
•Structured Securities Risk — The risk that the value of a structured security or its underlying collateral can rise or fall in inverse proportion to the movement of interest rates. In addition, structured securities are often subject to limited liquidity and to market volatility (whether volatility in the market for the structured security itself or volatility in the market for the underlying collateral). Structured securities are also subject to (i) the credit risk of the issuer or the underlying collateral for the security, (ii) changes in credit spreads charged by the market for taking the issuer’s or underlying collateral’s credit risk, (iii) early termination events (which can lower the payout at maturity), (iv) contractual provisions that may impose maximum gains, participation rights or similar features that limit investment return on

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the security, and (v) hidden fees and costs embedded in the price of the security. All of these risks can adversely impact the value of, and result in the loss of principal or interest on, the structured security at maturity.
Risks of fixed-income, liquid investments that later become illiquid
Liquid, fixed-income securities in which the Account invests (including Rule 144A securities) may, despite being liquid at the time of purchase, subsequently become illiquid due to events such as adverse developments for an issuer, industry-specific developments, market events, rising interest rates, changing economic conditions or investor perceptions and geopolitical and foreign country and issuer risk. Such liquid securities that later become illiquid investments may be difficult to sell for the value at which they are carried, if at all, or at any price within the desired time frame. Illiquid securities are those that are not reasonably expected to be sold or disposed of in current market conditions in seven Calendar Days or less without the sale or disposition significantly changing the market value of the investment. The Account’s investments in liquid, fixed-income securities that later become illiquid investments may reduce the returns of the Account because it may be unable to sell the illiquid investment at an advantageous time or price, which could prevent the Account from taking advantage of other investment opportunities. Illiquid securities may trade less frequently, in lower quantities and/or at a discount which may cause the Account to receive distressed prices and incur higher transaction costs when selling such investments. Dislocations in certain parts of markets have resulted, and may continue to result, in reduced liquidity for liquid securities in the future. Liquidity of financial markets may also be affected by government intervention and political, social, health, economic or market developments. During periods of market stress, the Account’s liquid, fixed-income investments could potentially experience significant levels of illiquidity. In addition, Rule 144A fixed-income or debt securities in which the Account invests may in general be less liquid than other types of fixed-income or debt securities.
Global economic risks
National and regional economies and financial markets have become increasingly interconnected, which increases the possibilities that conditions in one country, region or market might adversely impact issuers in a different country, region or market. Changes in legal, political, regulatory, tax, tariff and economic conditions may cause fluctuations in markets and securities and commercial real property prices around the world, which could negatively impact the value of the Account’s investments. For example, the United Kingdom’s referendum decision to leave the European Union resulted in the depreciation in value of the British pound, short-term declines in the stock markets and ongoing economic and political uncertainty concerning the consequences of the exit. Similar major economic or political disruptions, particularly in large economies like

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China, may have global negative economic and market repercussions. Additionally, events such as war (e.g., the ongoing conflict in Ukraine), terrorism, natural and environmental disasters, the spread of infectious illnesses, pandemics or other public health emergencies, or changing economic or market environments with high inflation or rapid increases in interest rates, may adversely affect the global economy and the securities, local commercial real estate markets and issuers in which the Account invests.
Historical examples of such events include the COVID-19 pandemic from early 2020 to mid-2022 which resulted in government-imposed shutdowns across the globe. These events have reduced and could continue to reduce consumer demand and economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economy, including the commercial real estate sector. Governmental and quasi-governmental authorities and regulators throughout the world responded to the multi-year impact of the COVID-19 pandemic, and could respond to future pandemics, with a variety of significant fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and new monetary programs. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities and commercial real estate markets, which could adversely affect the Account’s investments.
Conflicts of interest within TIAA
General: TIAA and its affiliates (including Nuveen Alternatives Advisors, LLC (“NAA”), and Nuveen Asset Management, LLC (“NAM”), its wholly owned subsidiaries and registered investment advisers, and Nuveen Management AIFM Limited (dba Nuveen Real Estate) (“NRE”)), its wholly owned subsidiary) have interests in other real estate programs and accounts and also engage in other business activities. As such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own or manage properties, including in foreign markets. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned or managed by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’

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obligations to TIAA itself and to other current and potential investment vehicles sponsored by TIAA affiliates with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives.
Liquidity Guarantee: In addition, as discussed elsewhere in this prospectus, the TIAA General Account provides a liquidity guarantee to the Account. While an independent fiduciary is responsible under the prohibited transaction exemption issued to the Account in 1996 under PTE 96-76 (as defined below) for establishing a “trigger point” (a percentage of TIAA’s ownership of liquidity units beyond which TIAA’s ownership may be reduced at the fiduciary’s direction), there is no express cap on the amount TIAA may be obligated to fund under this guarantee. Further, the Account’s independent fiduciary oversees any redemption of TIAA liquidity units. TIAA’s ownership of liquidity units (including the potential for changes in its levels of ownership in the future) from time to time could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, the value of TIAA’s liquidity units fluctuates in the same manner as the value of Accumulation Units held by all contract owners. Any perception of a conflict of interest could cause contract owners to transfer accumulations out of the Account to another investment option, which could have an adverse impact on the Account’s ability to act most optimally upon its investment strategy.
For a discussion of the relevant allocation policies and procedures TIAA has established, as well as a summary of other conflicts of interest which may arise as a result of TIAA’s management of the Account, see the section entitled “Establishing and managing the Account — The role of TIAA — Conflicts of interest.”
Risks of securities lending
As described more fully in “Securities Lending” below, in lending its securities, the Account bears the market risk with respect to the investment of collateral and the risk the borrower or securities lending agent (the “Agent”) may default on its contractual obligations to the Account. Each Agent bears the risk that the borrower may default on its obligation to return the loaned securities as the Agent is contractually obligated to indemnify the Account if at the time of a default by a borrower some or all of the loaned securities have not been returned. Substitute payments for dividends received by the Account for securities loaned out by the Account will not be considered as qualified dividend income or as eligible for the corporate dividend received deduction.
Required property sales under the PTE
As described more fully in “Establishing and managing the Account – role of the independent fiduciary under the PTE” below, if TIAA were to own too large a percentage of the Account’s Accumulation Units through funding the liquidity

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guarantee (as determined by the Account’s independent fiduciary), the independent fiduciary could, pursuant to its obligations under PTE 96-76 (as defined below), require the Account to sell commercial real properties or other portfolio assets in the Account to reduce TIAA’s ownership interest. Any such required sales could occur at times and at prices that depress the sale proceeds to the Account and result in losses to the Account.
No opportunity for prior review of transactions
Investors do not have the opportunity to evaluate the economic or financial merit of the purchase, sale or financing of a property or other investment before the Account completes the transaction, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.
Risks of registration under the Investment Company Act of 1940
The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.
If in the future the Account elected to or was obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, recordkeeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.
Cybersecurity and other business continuity risks
With the increased use of connected technologies such as the Internet to conduct business, the Account and its service providers (including, but not limited to, TIAA, Services, the independent fiduciary and the Account’s custodian and

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financial intermediaries) are susceptible to cybersecurity risks. In general, cybersecurity attacks can result from infection by computer viruses or other malicious software or from deliberate actions or unintentional events, including gaining unauthorized access through “hacking” or other means to digital systems, networks, or devices that are used to service the Account’s operations in order to misappropriate assets or sensitive information, corrupt data, or cause operational disruption. Cybersecurity attacks can also be carried out in a manner that does not require gaining unauthorized access, including by carrying out a “denial-of-service” attack on the Account or its service providers. In addition, authorized persons could inadvertently or intentionally release and possibly destroy confidential or proprietary information stored on the Account’s systems or the systems of its service providers.
Cybersecurity failures by the Account or any of its service providers, or the issuers of any portfolio securities in which the Account invests (e.g., issuers of REIT stocks or debt securities), have the ability to result in disruptions to and impacts on business operations and may adversely affect the Account and the value of your Accumulation Units. Such disruptions or impacts may result in: financial losses; interference with the processing of contract transactions, including the processing of orders from TIAA’s website; interfere with the Account’s ability to calculate AUVs; barriers to trading and order processing; Account contract owners’ inability to transact business with the Account; violations of applicable federal and state privacy or other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; or additional compliance costs. The Account and its service providers may also maintain sensitive information (including relating to personally identifiable information of investors) and a cybersecurity breach may cause such information to be lost, improperly accessed, used or disclosed. The Account may incur additional, incremental costs to prevent and mitigate the risks of cybersecurity attacks or incidents in the future. The Account and its contract owners could be negatively impacted by such cybersecurity attacks or incidents. Although the Account has established business continuity plans and risk-based processes and controls to address such cybersecurity risks, there are inherent limitations in such plans and systems in part due to the evolving nature of technology and cybersecurity attack tactics. As a result, it is possible that the Account or the Account’s service providers will not be able to adequately identify or prepare for all cybersecurity attacks. In addition, the Account cannot directly control the cybersecurity plans or systems implemented by its service providers.
Other disruptive events, including, but not limited to, natural disasters, fires and severe weather events, civil or political unrest, terrorism, or public health or pandemic crises (such as the COVID-19 pandemic from late 2019 to mid-2022), may adversely affect the Account’s ability to conduct business. Such adverse effects may include the inability of TIAA’s employees, or the employees of its affiliates and the Account’s service providers, to perform their responsibilities as a result of any such event. Any resulting disruptions to the Account’s business

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operations can interfere with our processing of contract transactions (including the processing of orders from our website), impact our ability to calculate Annuity Unit values, or cause other operational issues.
Cybersecurity
TIAA, on behalf of the Account, has a program and formal processes in place to assess, identify, and manage material risks from cybersecurity threats. The Account’s business is dependent on the communications and information technology (“IT”) systems of TIAA and other third-party IT service providers to TIAA. TIAA manages the Account's day-to-day operations and has implemented a cybersecurity program that applies to the Account and its operations.
The Account depends on and, through TIAA, engages various third parties and service providers, including suppliers, custodians, transfer agents, property management companies, and joint venture partners, to operate its commercial real estate and investment business. The Account relies on the expertise of risk management, legal information technology, and compliance personnel of TIAA when identifying and overseeing risks from cybersecurity threats associated with the Account’s use of the services provided by such entities.
Cybersecurity Program Overview
TIAA has instituted an enterprise cybersecurity program designed to identify, assess and mitigate cyber risks applicable to TIAA, the Account, and other products, subsidiaries and affiliates of TIAA and their respective third-party service providers.
This cyber risk management program is integrated into TIAA’s overall risk management program. It involves risk assessments, implementation of security measures, and ongoing monitoring of systems and networks, including networks on which the Account relies. TIAA relies on its internal subject matter experts and external experts, as needed, including but not limited to cybersecurity assessors, consultants, and auditors, to evaluate cybersecurity measures and risk management processes, applicable to the Account and other products, subsidiaries, and affiliates of TIAA.
TIAA actively monitors the current cyber threat landscape in an effort to identify material risks arising from new and evolving cybersecurity threats, including material risks faced by the Account in connection with its day-to-day commercial real estate, investment, and other operations.
Board Oversight of Cybersecurity Risks
TIAA's board of trustees provides strategic oversight on cybersecurity matters, including risks associated with cybersecurity threats. The board receives periodic updates from TIAA’s Cybersecurity leadership regarding the overall state of TIAA’s cybersecurity program, information on the current threat landscape, and risks from cybersecurity threats and cybersecurity incidents impacting the Account.

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Management’s Role in Cybersecurity Risk Management
TIAA’s management, including its Chief Information Security Officer (“CISO”) , is responsible for assessing and managing material risks from cybersecurity threats to the TIAA organization, including the Account. The CISO and cybersecurity leaders have significant expertise in this area, including in IT and cybersecurity engineering as well as cybersecurity leadership experience in other major financial institutions. In particular, the CISO holds a master of business administration (MBA) degree and a bachelor of science (BS) degree in computer science. He has several security industry certifications including the Certified Information Systems Security Professional (CISSP) and Certified Secure Software Lifecycle Professional (CSSLP) designations, and has held prior management positions in the technology space with Snap Finance, American Express, Visa and PayPal. Management of the Account is informed about and monitors the prevention, detection, mitigation and remediation of cybersecurity incidents impacting the Account, including through the receipt of notifications from third party service providers and reliance on communications with cybersecurity, risk management, legal, IT, and/or compliance personnel of TIAA.
Assessment of Cybersecurity Risk
The potential impact of risks from cybersecurity threats on the Account are assessed on an ongoing basis, and how such risks could materially affect the Account’s business strategy, portfolio assets, operational results, and financial condition are regularly evaluated. TIAA maintains appropriate cybersecurity policies and procedures and is not aware of any material cybersecurity issues impacting the Account at this time. Cybersecurity risk remains a heightened risk for the U.S. and global financial industry, including the Account, and a failure in or breach of TIAA's systems or infrastructure, or those of a material third party or service provider to TIAA or the Account, could cause disruptions to TIAA or the Account and adversely impact the Account’s financial condition and results of operations. TIAA continues to invest in the cybersecurity program to protect the Account against emerging threats, including threats against third parties and service providers.
Other disruptive events, including, but not limited to, natural disasters, terrorism, or public health or pandemic crises (such as the COVID-19 pandemic from early 2020 to mid-2022), may adversely affect the Account’s ability to conduct business. Such adverse effects may include the inability of TIAA’s employees, or the employees of its affiliates and the Account’s service providers, to perform their responsibilities as a result of any such event. Any resulting disruptions to the Account’s business operations can interfere with our processing of contract transactions (including the processing of orders from our website), impact our ability to calculate Annuity Unit values, or cause other operational issues.

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Tax risks
The tax rules applicable to the Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a contract may be subject to the terms of the retirement plan itself, regardless of the terms of the contract. Adverse tax consequences may result if contributions, distributions, and other transactions with respect to the contract are not made or effected in compliance with applicable law. We cannot provide detailed information on all tax aspects of the Contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person and state of residence. Tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect Contracts purchased before the change. We cannot predict what, if any, legislation will actually be proposed or enacted. Before making contributions to your contract or taking other action related to your contract, you should consult a qualified tax advisor to determine the tax implications of an investment in, and payments received under, the contract.
About the Account’s investments — In general
Direct investments in real estate
Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties across both the four primary sectors of industrial, multi-family, office, and retail, as well as across alternative real estate sectors. The Account will invest mainly in established properties with existing rent and expense schedules and in addition, the Account may selectively invest in real estate development projects or engage in redevelopment projects, including pure “ground up” developments. The Account may also invest in commercial properties (and related improvements thereon) that include, among other things, data centers, affordable housing (whether through debt or equity investments), senior housing, student housing, medical offices, hospitals, life sciences and other laboratories, condominiums, manufactured housing, single-family detached rental properties, manufacturing facilities, cellular co-location or other towers (including macro towers and small cell distribution networks), cold storage facilities, and domestic and foreign real estate operating businesses (including such businesses that operate “co-living” and similar arrangements).
Investments in mortgages
General: The Account can originate or acquire interests in domestic or foreign mortgage loans, generally on the same types of properties it might otherwise buy — i.e., the Account will be a creditor. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the

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U.S. Government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most loans will be on existing income-producing property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity. In addition, the Account may originate a mortgage loan on a property it has recently sold (this is sometimes called “seller financing”).
Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.
Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:
•renegotiating and restructuring the terms of a mortgage loan;
•extending the maturity of any mortgage loan made by the Account;
•consenting to a sale of the property subject to a mortgage loan;
•financing the purchase of a property by making a new mortgage loan in connection with the sale; and/or
•selling the mortgage loans, or portions of them, before maturity.
Other real estate–related investments
Joint Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in joint ventures, real estate funds, and other commingled investment vehicles involved in domestic and foreign real estate-related activities, including owning, financing, managing, or developing domestic or foreign real estate. Many times, the Account will have limited voting and management rights in these commingled vehicles, including over the selection and disposition of the underlying real estate-related assets owned by the vehicle. Also, the Account’s ability to sell freely its interests in commingled vehicles may be restricted by the terms of the governing agreements and financing (including credit) agreements to which the Account is a party. From time to time, the Account may also serve as the general partner, managing member, manager or administrator for a joint venture, for which it may earn fees and assume certain responsibilities (including fiduciary duties) typically associated with serving as a manager. Such joint ventures may also have higher than normal levels of investment leverage, including levels that exceed the Account’s typical loan-to-value ratio. The Account will not hold real property jointly with TIAA or its affiliates.
Real Estate Investment Trusts (REITs): The Account may use active or passive (i.e., quantitative) management investment techniques to invest in public and/or privately placed registered and unregistered equity investments in REITs, which are entities (usually publicly owned and traded) that lease, manage, acquire, hold

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mortgages on, and develop real estate. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs may use leverage, by borrowing in order to make investments in real estate or real estate-related assets. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly traded REITs), the amount and scope of borrowing or leverage used by the REIT, performance of the real estate sector in which the REIT primarily invests, cash flow, the skill of its management team, and defaults by its lessees or borrowers.
Mortgage-Backed and Other Asset-Backed Securities and Instruments: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including CMBS, residential mortgage backed securities (“RMBS”), mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.
To a lesser extent, the Account may invest in ABS and other types of structured securities that are secured by non-real estate assets. ABS that are unrelated to mortgage loans may include, but are not limited to, credit card securitizations and auto and equipment lease and loan securitizations. In the case of credit card securitizations, it is typical to have a revolving master trust issue “soft bullet” maturities representing a fractional interest in trusts the assets of which consist of revolving credit card receivables. Auto and equipment lease and loan securitizations reference specific static asset pools whereby monthly payments of principal and interest are passed through directly to certificate holders typically in order of seniority. The ultimate performance of these securities is a primarily a function of the ongoing creditworthiness of the borrowers (including their continuance of sufficient rate base to repay the notes in the specified time frame), the recovery, if applicable, obtained on collateral foreclosed upon by the respective trust(s) in a default scenario, and a stable regulatory environment.
Mezzanine Loan Investments: Consistent with its investment objectives, the Account may invest in domestic and foreign mezzanine debt. Management believes that domestic and foreign mezzanine lending may provide opportunities

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to generate returns that are commensurate with targeted returns for property acquisitions. Unlike a commercial mortgage loan, a mezzanine loan is not secured by a mortgage on a property. Rather, it is a debt investment whereby the lender typically has a security interest in an owner’s equity in an entity that owns a property. A mezzanine loan is subordinate to a first mortgage but senior to the owner’s ownership interest. If a borrower fails to make an interest payment, a mezzanine lender can foreclose on the equity of the entity that owns the property. Investments in foreign mezzanine debt will expose the Account to certain additional risks with foreign investments, including foreign currency fluctuation, which risks are described in the sections above entitled “Risk Factors — Foreign real property investment risks” and “Risk Factors — Foreign securities risk.” For higher quality assets, management will selectively determine whether to enter into mezzanine loan investments with higher levels of leverage. Management may also engage in currency and interest rate hedging strategies for foreign or domestic mezzanine loan investments in order to reduce the impact of foreign currency or interest rate fluctuations related to such loan investments. Use of currency and interest rate hedging strategies involves special risks, which risks are described in the section above entitled “Risks of Hedging Strategies for Domestic and Foreign Loans and Securities.”
Real Estate Operating Businesses: From time to time, the Account may invest in common, preferred or other public or private stocks of domestic or foreign real estate operating businesses, including joint ventures, whose business involves operating commercial real estate (e.g., companies that operate data banks, industrial facilities or “co-living” and similar arrangements). These stocks may be privately placed, listed on U.S. or foreign stock exchanges, or traded over-the-counter in the U.S. or abroad.
NRE and certain other Nuveen affiliates may, subject to limitations under applicable laws and regulations, also receive compensation for providing investment advisory, property management and other services, as well as acquisition and development fees, from certain domestic and foreign real estate operating and holding companies and joint ventures that are directly or indirectly owned by the Account (collectively, “Account Subsidiaries”). All such compensation (including fees) paid to NRE and other Nuveen affiliates by the Account Subsidiaries shall be at cost and comprise a portion of the annual estimated expense for the Account’s investment management services provided by TIAA. See the sections entitled “Summary of Expense deductions” above and “Expense deductions” below.
Liquid, fixed-income investments
The Account can also invest in:
•U.S. Treasury or U.S. Government agency securities;
•Intermediate-term or long-term government related instruments, such as bond or other fixed-income securities issued by U.S. Government agencies, U.S. States or municipalities or U.S. Government-sponsored entities as well

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as foreign governments and their agencies (including those in emerging markets) and supranational or multinational organizations (e.g., European Union);
•Intermediate-term or long-term non-government-related instruments, such as corporate debt securities, domestic or foreign mezzanine or other debt, and structured securities, including ABS issued by domestic or foreign entities, MBS, RMBS, debt securities of foreign governments, and CDOs, CBOs, and CLOs, but only if such non-government related instruments are investment-grade securities;
•Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. Government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities; and
•To a limited extent, privately issued (or non-publicly traded) debt securities, including SEC Rule 144A securities, issued by domestic and foreign companies that do not primarily own or manage real estate.
Foreign real estate and other foreign investments
The Account from time to time will invest in foreign real estate or real estate-related investments, including through one or more domestic and foreign limited partnerships, real estate operating businesses, and joint ventures. It might also invest in securities or other instruments of foreign government or private issuers.
Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign liquid, fixed-income investments, may not comprise more than 25% of the Account’s net assets. However, management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of December 31, 2025, the Account held $166.6 million, or 0.7%, of the Account’s net assets in foreign real estate investments.
Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. TIAA will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.
General investment and operating policies
Standards for real estate investments
Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:
•the location, condition, and use of the underlying property;
•its operating history and its future income-producing capacity; and

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•the quality, operating experience, and creditworthiness of the tenants or the borrower.
TIAA will also analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.
Diversification: TIAA has percentage limitations on the type and location of properties that the Account can buy. The Account seeks to diversify its investments by type of property, geographic location and tenant mix. How much the Account diversifies will depend upon whether suitable investments are available, the Account’s ability to divest of properties that are in over-concentrated locations or sectors, and how much the Account has available to invest.
Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits, although proceeds from sales of real estate investments do play a role in the Account’s cash management generally. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which management believes meet one or more of the following criteria:
•have maximized in value;
•have underperformed or face deteriorating property-specific or market conditions;
•represent properties needing significant capital infusions in the future which are not economically or financially justified;
•are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations); and/or
•otherwise do not satisfy the investment objectives or strategy of the Account.
Management from time to time will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account will reinvest any sale proceeds that management doesn’t believe it will need to pay operating expenses, fund other obligations (such as debt obligations and funding commitments under real estate fund agreements) or to meet contract owner redemption requests (e.g., cash withdrawals or transfers).
Other real estate-related policies
Appraisals and Valuations of Real Estate Assets: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third-party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.

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Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties are appraised each quarter by an independent third-party appraiser who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each independent appraisal of each real estate property as the final step in the Account’s process of determining the value, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).
Please see the section below entitled “Valuing the Account’s assets” for more information on how each class of the Account’s investments (including assets other than real estate properties) are valued.
Borrowing: The Account is authorized to borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto) with a targeted loan to value ratio of 25% or less. If values of the Account’s portfolio investments decrease, the loan to value ratio of the Account may increase above the loan to value ratio which Account management intends to achieve or has targeted.
Forms of borrowing may include:
•placing new debt on properties;
•refinancing outstanding debt;
•assuming debt on the Account’s properties;
•extending the maturity date of outstanding debt; or
•one or more forms of unsecured financing, including lines of credit, credit facilities, term bank loans, or privately issuing or publicly registering debt securities.
The Account’s loan to value ratio at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value, and excludes leverage, if any, used by REITs and partnerships or investment funds in which the Account invests. The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.
In calculating outstanding indebtedness, we will include only the Account’s actual percentage interest in any borrowings on a joint venture investment and not that of any joint venture partner. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving or other line of credit,

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management includes only amounts outstanding when calculating outstanding indebtedness.
As of December 31, 2025, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $5.2 billion and the Account’s loan to value ratio was 18.4%.
The Syndicated Credit Agreement provides for commitments of up to $1.4 billion in aggregate principal amount of unsecured loans to the Account, which is comprised of revolving credit loans (“Revolving Credit Loans”), subject to the satisfaction of certain conditions. In general, the Revolving Credit Loans bear different rates of interest based on various thresholds or bands of leverage ratios. The Account may use the proceeds of borrowings under the Syndicated Credit Agreement for funding general organizational purposes of the Account and its subsidiaries in the ordinary course of business, including to finance certain real estate portfolio investments. All loans under the Syndicated Credit Agreement will mature two years from a specified closing date unless extended pursuant to the terms of the Syndicated Credit Agreement. The Syndicated Credit Agreement also contains provisions for interest rate changes if one or more interest rate benchmarks change over time. Under the terms of the Syndicated Credit Agreement, TIAA has made certain representations and warranties regarding the Account and must comply with various covenants and reporting requirements customary for credit facilities of this type, including financial covenants relating to, among other things, the Account’s total leverage ratio, fixed charges ratio, consolidated net worth, unencumbered leverage ratio and unsecured interest coverage ratio. The Syndicated Credit Agreement also contains events of default customary for financings of this type. As of December 31, 2025, the Account was in compliance with all covenants under the Syndicated Credit Agreement.
Under the terms of the 2022 Note Purchase Agreement, the Account received $500,000,000 in aggregate borrowing proceeds through issuance of the Notes that can also be used for funding general operations of the Account in the ordinary course of business, including to finance certain real estate portfolio investments. Subject to the terms of the 2022 Note Purchase Agreement, the Account is obligated to offer to repay the Notes at par (plus accrued and unpaid interest to, but not including, the date of repayment) if certain change of control events occur. Also subject to the terms of the 2022 Note Purchase Agreement, the Account may redeem the Notes in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if redeemed on or before 90 days prior to the applicable maturity date, a make-whole premium. The Account made certain representations and warranties under the 2022 Note Purchase Agreement and must comply with various covenants and reporting requirements to the Note Holders customary for debt securities offerings of this type. Such covenants include financial covenants relating to, among other things, the Account’s maximum total leverage ratio, fixed charges ratio, and maximum secured debt ratio. The 2022 Note Purchase

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Agreement contains events of default customary for debt securities offerings of this type. As of December 31, 2025, the Account was in compliance with all covenants under the 2022 Note Purchase Agreement.
Under the terms of the 2023 Note Purchase Agreement, the Account received $400,000,000 in aggregate borrowing proceeds through issuance of the Series C Notes. The 2023 Note Purchase Agreement and the terms of the Notes permit the Account to use the proceeds of the sale of the Notes for general corporate purposes. Subject to the terms of the 2023 Note Purchase Agreement, the Account is obligated to offer to repay the Notes at par (plus accrued and unpaid interest to, but not including, the date of repayment) if certain change of control events occur. Also subject to the terms of the 2023 Note Purchase Agreement, the Account may redeem the Series C Notes in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if redeemed on or before 90 days prior to the applicable maturity date, a make-whole premium. The Account made certain representations and warranties under the 2023 Note Purchase Agreement and must comply with various covenants and reporting requirements to the Note Holders customary for debt securities offerings of this type. Such covenants include financial covenants relating to, among other things, the Account’s maximum total leverage ratio, fixed charges ratio, and maximum secured debt ratio. The 2023 Note Purchase Agreement contains events of default customary for debt securities offerings of this type. As of December 31, 2025, the Account was in compliance with all covenants under the 2023 Note Purchase Agreement.
Under the terms of the 2025 Note Purchase Agreement, the Account received $700,000,000 in aggregate borrowing proceeds through issuance of the Series D and E Notes. Similar to the prior 2022 Note Purchase Agreement and the 2023 Note Purchase Agreement, the 2025 Note Purchase Agreement and the terms of the Notes thereunder permit the Account to use the proceeds of the sale of the Notes for general corporate purposes. The Series D Notes will bear interest at the rate of 4.89% per annum from issuance, and will be payable semi-annually in April and October of each year and mature on October 22, 2030. The Series E Notes will bear interest at the rate of 5.13% per annum from issuance and will be payable semi-annually in April and October of each year and mature on October 22, 2032.
Subject to the terms of the 2025 Note Purchase Agreement, the Account will be obligated to offer to repay the Notes at par (plus accrued and unpaid interest to, but not including, the date of repayment) if certain change of control events occur. Also subject to the terms of the 2025 Note Purchase Agreement, the Account may redeem the Notes in whole or in part (in an amount not less than 5% of the aggregate principal amount of the Notes) at any time or from time to time at the Account’s option at par plus accrued interest to the prepayment date and, if redeemed on or before 90 days prior to the applicable maturity date, a make-whole premium.

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The Account made certain representations and warranties, must pay certain transactional expenses of the Purchasers related to the closing of the 2025 Note Purchase Agreement, and must comply with various covenants and reporting requirements to the Purchasers customary for debt securities offerings of this type. Such covenants include financial covenants relating to, among other things, the Account’s maximum total leverage ratio, fixed charges ratio, unencumbered leverage ratio, minimum unsecured interest coverage ratio and maximum secured debt ratio. The 2025 Note Purchase Agreement contains events of default customary for debt securities offerings of this type. As of December 31, 2025, the Account was in compliance with all covenants under the 2025 Note Purchase Agreement.
In addition, from time to time the Account may borrow capital through the issuance of additional privately offered or publicly registered debt securities. Such debt securities (which are in addition to the Notes and can take the form of notes, debentures or similar instruments) enable the Account to access attractively priced unsecured debt at longer maturities and with either a fixed or floating rate of interest. The issuance of such debt securities enables the Account to more efficiently manage and better control its borrowing costs when acquiring real estate portfolio assets by reducing higher property-level borrowing costs incurred through the traditional issuance of mortgages.
Any issuance of debt securities would apply to the Account’s loan to value ratio guideline limits. Such debt securities may include one or more “green bond” tranches whose proceeds may be used to support and improve ESG-related investments or ESG-related considerations that are part of the Account’s ongoing financial assessment and evaluation of commercial real estate portfolio assets.
In times of high net inflow activity, in particular during times of high net contract owner transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio. Such prepayments may require the Account to pay fees or “yield maintenance” amounts to lenders.
The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing a property. Except for construction loans, any mortgage loans on a property will be non-recourse to the Account, meaning that if there is a default on a loan in respect of a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account. When possible, the Account will seek to have loans mature at varying times to limit the risks of borrowing.
The Account will not obtain mortgage financing on properties it owns from TIAA or any of its affiliates. Under certain circumstances, TIAA or an affiliate may provide a loan to a third-party purchaser of a property sold by the Account, but no

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such financing will be made with respect to a property the Account still owns. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.
When the Account assumes or obtains a mortgage on a property, enters into a line of credit or credit facility (including the Syndicated Credit Agreement), obtains a term bank loan, or issues debt securities, it will bear the expense of mortgage or other loan or debt payments. It will also be exposed to certain additional risks, which are described in the section above entitled “Risk Factors — Risks associated with real estate investing — Risks of borrowing.”
In addition to the Syndicated Credit Agreement, the Account may obtain additional unsecured lines of credit, credit facilities, or term bank loans, or issue debt securities, in order to meet short-term or long-term cash or other financial needs. Management expects the proceeds from any such borrowing, including the Syndicated Credit Agreement or the issuance of debt securities, would be used to meet the cash flow needs of the Account’s properties and real estate-related investments or the need to honor contract owner withdrawal activity or could be used for long-term Account-level funding needs, including for the acquisition of one or more individual properties or repayment of maturing mortgage loans.
Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.
Property Management and Leasing Services: The Account usually will hire a national or regional independent third-party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, providing advice on major repairs and capital improvements and assisting the Account in ensuring compliance with environmental regulations. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third-party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.
Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to sale-leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account bears only the cost of insuring the properties it owns. The terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the

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property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. In addition, the Account’s insurance policies on its properties currently include catastrophic coverage for wind, earthquakes and terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for wind, earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires. While the Account will seek to have coverage placed with highly rated, financially healthy insurance carriers, the Account is reliant on the continued financial health of the third-party insurers it engages.
Other policies
Investment Company Act of 1940: The Account has not registered, and TIAA intends to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act. This will require monitoring the Account’s portfolio so that it won’t have more than 40% of the value of its total assets, excluding U.S. Government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.
Changing Operating Policies or Winding Down: Under the terms of the Contracts and in accordance with applicable insurance law, TIAA can decide, in its sole discretion, to change the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s Traditional Annuity any CREF account or other investment available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.
Securities Lending: Subject to the Account’s investment policies relating to loans of portfolio securities, the Account may lend certain of its portfolio securities (e.g., REIT stocks) to certain other financial institutions, including brokers and dealers that are not affiliated with the Account or TIAA, are registered with the SEC and are members of the Financial Industry Regulatory Authority (“FINRA”). All loans of the Account’s portfolio securities will be fully collateralized. In connection with the lending of its securities, the Account will receive as collateral cash, securities issued or guaranteed by the U.S. Government (e.g., Treasury securities), or other collateral permitted by applicable law, which at all times while the loan is outstanding will be maintained in amounts equal to at least 102% of the current market value of the outstanding loaned securities for U.S. equities (including domestic REIT stocks) and fixed-income assets and 105% for non-U.S. equities (including foreign REIT stocks), or such lesser percentage as may be permitted by the SEC or the New York State Department of Financial Services (“NYDFS”) (including a decline in the value of the collateral). Such percentage may not fall below 102% of the market value of the loaned securities

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(unless due to a decline in the value of the collateral), and all such collateral levels will be reviewed daily.
Cash collateral received by the Account will generally be invested in overnight cash deposits, U.S. Treasury repurchase agreements (or repos), or in one or more funds maintained by the Account’s securities lending agent for the purpose of investing cash collateral. During the term of the loan, the Account will continue to have investment risks with respect to the securities being loaned, as well as risk with respect to the investment of the cash collateral, and the Account may lose money as a result of the investment of such collateral. In addition, an Account could suffer loss if the loan terminates and the Account is forced to liquidate investments at a loss in order to return the cash collateral to the borrower.
By lending its securities, the Account will receive amounts equal to the interest or dividends paid on the securities loaned and, in addition, will expect to receive a portion of the income generated by interest paid by the securities lending agent on the cash collateral balance, short-term investment of cash received as collateral or, where securities or letter of credit are used as collateral, a lending fee paid directly to the Account by the borrower of the securities. Under certain circumstances, a portion of the lending fee may be paid or rebated to the borrower by the Account. Such securities loans will be terminable by the Account at any time and will not be made to affiliates of TIAA. The Account may terminate a loan of securities in order to regain record ownership of, and to exercise beneficial rights related to, the loaned securities, including, but not necessarily limited to, voting or subscription rights. The Account may also terminate a loan in the event that a vote of holders of those securities is required on a material matter. The Account may pay reasonable fees to persons unaffiliated with the Account for services, for arranging such loans, or for acting as securities lending agent. Loans of securities will be made only to firms deemed creditworthy.
Establishing and managing the Account —The role of TIAA
Establishing the Account
The Board established the Real Estate Account as a Separate Account of TIAA under New York law on February 22, 1995. The Account is regulated by NYDFS and the insurance departments of the other jurisdictions in which the annuity Contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations under the Contracts are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, TIAA can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA Separate Account.

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Managing the Account
Officers of TIAA, under the direction and control of the Board, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:
•identifying and recommending purchases, sales and financings of appropriate real estate-related and other investments;
•providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and
•arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.
In addition, TIAA performs administration functions for the Account. These functions include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services. Distribution services for the Account (which include, without limitation, distribution of the annuity Contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at cost” basis. In the future, TIAA may retain one or more affiliated sub-advisers (e.g., NRE, NAA, NAM or one or more other registered investment advisers in Nuveen) to provide at cost investment management services directly to the Account.
From time to time, NRE and certain other Nuveen affiliates may receive at cost compensation for providing investment advisory and other services to one or more Account Subsidiaries that hold foreign real estate owned by the Account. For more information about the charge for investment management, administration and distribution services, please see the section below entitled “Expense deductions.”
You don’t have the right to vote for TIAA Trustees. Please see the section below entitled “General matters — Voting rights.” For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A to this prospectus.
TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) are allocated to the Account, TIAA is acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.
Liquidity guarantee
The TIAA General Account provides the Account with a liquidity guarantee enabling the Account to have funds available to meet contract owner redemption, transfer or cash withdrawal requests. This guarantee is required by NYDFS. If the Account can’t fund contract owner requests from the Account’s own cash flow and

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liquid investments, the TIAA General Account will fund such requests by purchasing Accumulation Units (Accumulation Units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your Accumulation Units at their Accumulation Unit value next determined after your transfer or cash withdrawal request is received in “Good Order.” “Good Order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. Whether the liquidity guarantee is exercised is based on the cash level of the Account from time to time, as well as recent contract owner withdrawal activity and the Account’s expected working capital, debt service and cash needs, all subject to the oversight of the independent fiduciary. While the proceeds from liquidity unit purchases are not placed in a segregated account solely to fund contract owner requests, the guarantee is in place to meet contract owner needs. Liquidity units owned by TIAA are valued in the same manner as Accumulation Units owned by the Account’s contract owners. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic transfers established in accordance with the terms of the contract owner’s contract and employer’s plan), and cash withdrawals may be further restricted by the terms of your plan.
TIAA’s obligation to provide Account contract owners liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described under the section below entitled “Establishing and managing the Account — the role of TIAA — Role of the independent fiduciary under the PTE,” the Account’s independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds a predetermined trigger point. Even if this trigger point were reached and regardless of whether the independent fiduciary has required the Account to dispose of any assets, TIAA’s obligation to provide liquidity under the guarantee will continue.
Management cannot predict whether future liquidity unit purchases will be required under the liquidity guarantee. Please see the section below entitled “Expense deductions.”
Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of the Account’s contract owners.
TIAA activated the liquidity guarantee most recently commencing in August 2023. As of December 31, 2025, TIAA owned $911.3 million of liquidity units (or 3.98% of the Account’s issued and outstanding Accumulation Units as of such date). As a general matter, the independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time.

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Upon termination and liquidation of the Account (wind-down), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. Finally, TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “Role of the independent fiduciary under the PTE” immediately below).
Role of the independent fiduciary under the PTE
Because purchases and sales of liquidity units by the TIAA General Account in connection with the Liquidity Guarantee raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (96-76) (“PTE 96-76”). In connection with the exemption, TIAA has appointed Situs AMC Real Estate Valuation Services, LLC (“SITUS”), whose principal office is located in Des Moines, IA as an independent fiduciary pursuant to an engagement letter effective as of March 1, 2022. The five-year term of such letter agreement extends to February 28, 2027, and may be renewed by TIAA for two (2) additional one-year terms.
Under the terms of PTE 96-76, SITUS’s responsibilities include:
•reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;
•reviewing and approving the valuation of units in the Account and of the properties held in the Account as well as the valuation procedures for the Account and changes in those procedures;
•approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels;
•approving the appointment of all independent appraisers; and
•requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or with respect to any of the properties, whenever the independent fiduciary deems that an additional appraisal is necessary or appropriate to assure the correct valuation of the Account.
In addition, SITUS has certain responsibilities with respect to the Account whenever the TIAA General Account purchases and owns any liquidity units in the Account, including among other things, reviewing the purchases and redemption of liquidity units by the TIAA General Account to ensure the Account uses the correct unit values. In connection therewith, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:
•when required in the PTE 96-76, establishing the trigger point and creating a method for changing the trigger point;
•in accordance with the PTE 96-76, approving or requiring any reduction of the TIAA General Account’s ownership interest in the Account and, in its discretion, requiring an adjustment if the TIAA General Account’s ownership of liquidity units reaches the trigger point; and

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•if the trigger point has been reached, participating in and planning any program of sales of the assets of the Account, which would include:
i.the selection of properties for sale,
ii.the guidelines to be followed in making such sales, and
iii.approving those sales if, in the independent fiduciary’s opinion, such sales are desirable at the trigger point to reduce the TIAA General Account’s ownership of liquidity units.
In establishing the appropriate trigger point, including whether or not to require certain actions if the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with PTE 96-76 and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of the TIAA General Account’s ownership interest in the Account.
A special subcommittee consisting of five (5) independent outside members of the Investment Committee of the Board renewed the appointment of SITUS as the independent fiduciary for an additional five-year term, which appointment was effective as of March 1, 2022, and continues through February 28, 2027. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove of the reappointment.
The investment management charge to the Account for TIAA’s services includes the costs and expenses associated with TIAA’s retention of SITUS as the Account’s independent fiduciary. Under PTE 96-76, the independent fiduciary (or any partnership or corporation of which it is an officer, director or a 10% or more partner or shareholder) cannot receive more than 5% of its annual gross income from all sources (including payment for its services to the Account) from TIAA and its affiliates.
When you decide as a plan participant to invest in the Account or as a plan fiduciary to add or retain the Account as an in-plan funding option, after TIAA has provided you with full and fair disclosure, including the disclosure in this prospectus, you are also acknowledging that you approve and accept SITUS or any successor to serve as the Account’s independent fiduciary in connection with the PTE 96-76.
Conflicts of interest
General. Officers of TIAA that provide advice with respect to the Account may also provide investment advice with respect to investments owned by TIAA, and investments managed by affiliates of TIAA (including NAA, NRE and NAM). In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. NRE and certain affiliates of Nuveen may also receive at cost remuneration for providing investment advisory and other services to one or more

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Account Subsidiaries that hold foreign real estate owned by the Account. Therefore, TIAA and its officers may at times face various conflicts of interest. For example, the TIAA General Account and privately offered property investment funds managed by NAA (the “property investment funds”) sometimes compete with the Account in the purchase of investments; however, each account will be subject to the allocation procedure described below. (Each of the TIAA General Account, the Account and the property investment funds, together with any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account”).
Many of the officers of TIAA involved in performing services for the Account will have competing demands on their time. The officers will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Account, the General Account, and other accounts in order to appropriately manage such conflicts of interest if they arise. TIAA or its affiliates may form and/or manage other domestic or foreign real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into appropriate conflict of interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.
TIAA and its affiliates (including NRE and other subsidiaries of Nuveen) allocate new investments (including real property investments and commercial mortgages, but generally not real estate fund investments) among the accounts (including the Account) in accordance with a written allocation procedure as adopted by TIAA and such affiliates (including NRE) and modified from time to time. The allocation procedure is governed and administered by an NRE-based allocation committee that is comprised of senior investment professionals in NRE (the “NRE Allocation Committee”). The NRE Allocation Committee will have the ultimate responsibility for administering the allocation procedure.
Under the allocation procedure, an internal real estate acquisitions team adds transactions as they are identified into an internal deal pipeline. Proposed transactions in the pipeline are presented at regular internal real estate review meetings, at which the portfolio managers for each of the accounts evaluate acquisition opportunities which conform to the investment strategy of the applicable account. If only one portfolio manager is interested in making a bid to pursue the transaction, the transaction is allocated to that account and there is no change in the rotation order. However, if more than one account expresses an interest in a transaction in a particular sector, a rotation system (subject to the exception noted below) is generally used.
Under the rotation system, an allocations coordinator will allocate a transaction to the interested account in the top most position of the rotation for a specific real estate sector, but the applicable account will then drop to the bottom of the rotation for new or additional investment opportunities in that sector. This rotation system is employed on a sector-by-sector basis. As a result, an account (including

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the Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in any one or all of the sectors in which the Account could invest. If an account chooses not to pursue a transaction that has been allocated to it, the acquisitions team may bring the transaction back into the main rotation.
Also, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity. In such instance, one or more accounts may participate in a portion of the portfolio and the NRE Allocation Committee will have discretion to determine the method of allocation of the portfolio among interested accounts.
The allocation procedure contains substantive requirements for proceeding through the different stages of the bidding process prior to allocation to preserve the fairness, equitability and transparency of the transaction. In addition, the allocation procedure permits deviations from the rotation system at the discretion of the NRE Allocation Committee, taking into account relevant circumstances of the applicable transaction and matters pertaining to interested accounts (including prospective pipeline).
The work of the NRE Allocation Committee in administering the allocation procedure (including application of both exceptions noted above) is overseen and monitored by other senior officers of TIAA and its affiliates, including NRE and other subsidiaries of Nuveen, pursuant to TIAA’s and Nuveen’s existing compliance policies and processes.
Leasing Conflicts. Conflicts also potentially arise because some properties in the TIAA General Account, and other accounts may compete for tenants with the Account’s properties. Management believes the potential for leasing conflicts are minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties.
Sales Conflicts. Conflicts also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.
Liquidity Guarantee. TIAA’s ownership of liquidity units (including potential changes in future ownership levels) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, there is the concern that TIAA could make investment decisions (and other management decisions) with respect to the Account which serves the interest of the TIAA General Account, at the expense of

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those contract owners that have chosen the Account as an investment option. This could manifest itself, among other ways, by the Account disposing its properties solely to raise liquidity in avoidance of having a need for the liquidity guarantee, or by foregoing otherwise attractive investment opportunities so as not to impair liquid asset levels.
Management believes that any conflict (or potential conflict) is mitigated by, among other things, the detailed valuation procedure for the Account’s properties, which includes independent appraisals and the oversight of the independent fiduciary. Also, the independent fiduciary oversees the execution of the liquidity guarantee to ensure the proper unit values are applied, and the independent fiduciary will oversee any liquidity unit redemptions. Further, the independent fiduciary is vested with the right to establish a trigger point, which is a level of ownership at which the fiduciary is empowered, but not required, to reduce TIAA’s ownership interest (with the goal to mitigate any potential conflict of interest) through the means described in the immediately preceding section. For example, the independent fiduciary could perceive a conflict of interest if it believed that management directed the sale of properties solely to increase liquidity (not in accordance with the Account’s investment guidelines or at “fire sale” prices) with the sole goal of avoiding the need for further TIAA liquidity unit purchases under the liquidity guarantee. In such case, the independent fiduciary would be authorized to adjust the trigger point, at which time the fiduciary would have control over the sales of properties (including the timing and pricing) to ensure such sales are in the best interests of the Account.
While it retains the oversight over the Account’s investment guidelines, valuation and appraisal matters and the liquidity guarantee as described in “Role of the independent fiduciary under the PTE,” the independent fiduciary’s authority under the PTE to override investment management decisions made by TIAA’s officers acting on behalf of the Account is limited to those circumstances after which the trigger point has been reached or during a wind-down of the Account.
Indemnification
The Account has agreed to indemnify TIAA and its affiliates, including their officers and trustees, against certain liabilities related to the Account to the extent permitted by law, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Account may make such indemnification out of its assets. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to TIAA and its affiliates, the Account has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Summary of the Account’s properties
The properties — In general

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At December 31, 2025, the Account owned a total of 183 real estate investments, (148 of which were wholly owned and 35 of which were held in real estate-related joint ventures), representing 83.0% of the Account’s total investment portfolio (on a gross asset value basis). At December 31, 2025, the real estate portfolio included:
•26 office investments (including 10 held in joint ventures);
•55 apartment investments (including 7 held in joint ventures);
•61 industrial investments (including 2 held in a joint venture;
•30 retail investments (including 7 held in joint ventures);
•5 portfolios of storage facilities (all held in joint ventures);
•5 land investments for development (all held in joint ventures); and
•a hotel investment.
Of the 183 real estate investments held in the Account’s portfolio, 32 were subject to mortgages (including 20 joint venture property investments).
Additional detailed information regarding the Account’s properties, including its commercial (non-residential) and residential property investments, as well as the Account’s ten largest tenants, as of December 31, 2025 can be found in the Account’s 2025 Form 10-K and is incorporated by reference in this prospectus. The Account’s investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties.
Recent transactions
The Account is engaged in purchasing and selling commercial real property in the ordinary course of its business. From the effective date of the Account’s current Registration Statement (File No. 333-285628) to March 1, 2026, the Account engaged in aggregate property transactions (including purchase, sale and property-level mortgage financing transactions) representing 15.1% of the Account’s net assets as of December 31, 2025. In general, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease.
Real Estate Properties and Joint Ventures
Campus Marketplace—San Marcos, CA
On June 6, 2025, the Account acquired a retail property located in San Marcos, California for $86.0 million.
River Oaks Shopping Center—Santa Clara, CA
On June 6, 2025, the Account acquired a retail property located in Santa Clara, California for $106.5 million.
The Bridges—Minneapolis, MN
On June 9, 2025, the Account sold a multi-family property located in Minneapolis, Minnesota for $32.6 million, realizing a $29.8 million loss on the

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sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
The Knoll—Minneapolis, MN
On June 9, 2025, the Account sold a multi-family property located in Minneapolis, Minnesota for $21.6 million, realizing a $11.6 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
1530 Broadway Avenue—Braselton, GA
On June 11, 2025, the Account acquired an industrial property located in Braselton, Georgia for $26.3 million.
30700 Russell Ranch—West Lake Village, CA
On June 18, 2025, the Account sold an office property located in West Lake Village, California for $15.9 million, realizing a loss of $23.5 million on the sale. The majority of the realized loss was previously recognized as unrealized loss in the Account’s Consolidated Statement of Operations.
Uptown La Grange—Lagrange, IL
On July 15, 2025, the Account acquired a multi-family property located in Lagrange, Illinois for $87.8 million.
Westlake Business—West Lake Village, CA
On June 18, 2025, the Account sold an office property located in West Lake Village, California for $22.8 million, realizing a loss of $47.3 million on the sale. The majority of the realized loss was previously recognized as unrealized loss in the Account’s Consolidated Statement of Operations.
Salt Lake Light Industrial Portfolio—Salt Lake City, UT
On August 7, 2025, the Account purchased an industrial portfolio located in Salt Lake City, Utah for $36.3 million.
The 266 Framingham—Framingham, MA
On August 15, 2025, the Account purchased a multi-family property located in Framingham, Massachusetts for $112.0 million.
Somerset Logistics Center—Somerset, NJ
On August 19, 2025, the Account purchased land located in Somerset, New Jersey for $26.7 million.
440 Ninth Avenue—New York, NY
On August 20, 2025, the Account sold a 88.52% interest in an office property located in New York, New York for $92.2 million (the Account's share), realizing a $159.8 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Bulls Bay Highway—Jacksonville, FL
On September 5, 2025, the Account purchased an industrial property located in Jacksonville, Florida for $21.1 million.

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Algonquin Commons—Algonquin, IL
On September 18, 2025, the Account purchased a retail property located in Algonquin, Illinois for $100.0 million.
Montecito Apartments—Houston, TX
On September 23, 2025, the Account sold a multi-family property located in Houston, Texas for $46.6 million, realizing a $10.5 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Stella—Marina Del Ray, CA
On October 9, 2025, the Account sold a multi-family property located in Marina Del Ray, California for $132.6 million, realizing a $42.8 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Chisholm Trail—Houston, TX
On October 14, 2025, the Account sold an industrial property located in Houston, Texas for $8.7 million, realizing a $1.8 million gain on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statement of Operations.
Birkdale Village—Huntersville, NC
On October 21, 2025, the Account sold a 93.0% interest in a retail property located in Huntersville, North Carolina for $252.8 million (the Account's share), realizing a $22.4 million gain on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statement of Operations.
Knightdale Gateway—Raleigh, NC
On October 22, 2025, the Account purchased an industrial property located in Raleigh, North Carolina for $104.5 million.
62nd Street North—Largo, FL
On November 21, 2025, the Account purchased an industrial property located in Largo, Florida for $40.5 million.
Mercy Star Court—Orlando, FL
On November 21, 2025, the Account purchased an industrial property located in Orlando, FL for $27.0 million.
Paseo De La Fuente—San Diego, CA
On November 21, 2025, the Account purchased an industrial property located in San Diego, California for $30.2 million.
4417 192nd Street East—Tacoma, WA
On November 21, 2025, the Account purchased an industrial property located in Tacoma, Washington for $41.1 million.

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4620 B Street Northwest—Auburn, WA
On November 21, 2025, the Account purchased an industrial property located in Auburn, Washington for $13.4 million.
6615 West Boston Street—Chandler, AZ
On November 21, 2025, the Account purchased an industrial property located in Chandler, Arizona for $14.7 million.
Monee Development—Monee,IL
On December 17, 2025, the Account sold an industrial property located in Monee, Illinois for $69.7 million, realizing a $0.1 million gain on the sale. The majority of the realized gain was previously recognized as unrealized gains in the Account’s Consolidated Statement of Operations.
1619 Walnut Street—Philadelphia, PA
On January 8, 2026, the Account sold a multi-family property located in Philadelphia, Pennsylvania for $5.0 million, realizing a $19.7 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Fort Point Creative Exchange Portfolio: 34 Farnsworth, 44 Farnsworth and 332 Congress—Boston, MA
On January 13, 2026, the Account disposed of three office portfolio investments located in Boston, Massachusetts for $55.3 million, realizing a $46.9 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
MiMA—New York, NY
On January 22, 2026, the Account sold a 21.0% interest in a multi-family property located in New York, New York for $17.2 million (the Account's share), realizing a $33.9 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Boggs Road—Duluth, GA
On January 27, 2026, the Account purchased an industrial property located in Duluth, Georgia for $27.2 million.
Cedars Road—Lawrenceville, GA
On January 27, 2026, the Account purchased an industrial property located in Lawrenceville, Georgia for $23.9 million.
Southside Industrial Buildings—Atlanta, GA
On January 27, 2026, the Account purchased an industrial property located in Atlanta, Georgia for $59.3 million.
Overmeyer Buildings—Forest Park, GA
On January 27, 2026, the Account purchased an industrial property located in Forest Park, Georgia for $27.1 million.

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Progress Center Buildings—Lawrenceville, GA
On January 27, 2026, the Account purchased an industrial property located in Lawrenceville, Georgia for $20.7 million.
Lakes Parkway Buildings—Lawrenceville, GA
On January 28, 2026, the Account purchased an industrial property located in Lawrenceville, Georgia for $46.6 million.
Laval Boulevard—Lawrenceville, GA
On January 28, 2026, the Account purchased an industrial property located in Lawrenceville, Georgia for $42.9 million.
Park Creek—Fort Worth, TX
On February 18, 2026, the Account sold a multi-family property located in Fort Worth, Texas for $49.7 million, realizing a $1.0 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Five Oak—Portland, OR
On February 24, 2026, the Account sold a office property located in Portland, Oregon for $9.8 million, realizing a $26.5 million loss on the sale. The majority of the realized loss was previously recognized as unrealized losses in the Account’s Consolidated Statement of Operations.
Loans Receivable
311 South Wacker Mezzanine
On June 13, 2025, the Account extinguished the $92.9 million mezzanine loan.
Aspen Lake Office Portfolio
On August 6, 2025, the Account extinguished a $20.0 million mezzanine loan.
Spring House Innovation Park
On September 19, 2025, the Account paid off the $116.8 million loan.
SCG Oakland Portfolio
On January 16, 2026, the Account extinguished a $56.0 million mezzanine loan.
TREA SV 355 West 52nd Street - Seavest II Debt Asset
On February 2, 2026, the Account paid off the a $28.5 million special capital loan to TREA SV MOB Venture II, which is secured by the Account's ownership in 355 West 522nd Street.
Charles River Plaza North
On February 25, 2026, the Account paid off the a $100.0 million mezzanine loan.

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Financings
Holly Street Village—Pasadena, CA
On May 1, 2025, the Account paid off a $81.0 million mortgage loan associated with the property.
The Henley at Kingstowne—Alexandria, VA
On May 1, 2025 the Account paid off a $64.3 million mortgage loan associated with the property.
The Forum - Sam Houston—Huntsville, TX
On August 1, 2025 the Account paid off a $15.9 million mortgage loan (the Account's share) associated with the property.
440 Ninth Avenue —New York, NY
On August 20, 2025, concurrent with the sale of a office property, a portion of the outstanding debt was forgiven by the lender and the Account paid off a $135.0 million mortgage loan (the Account's share) associated with the property.
Spring House Innovation Park—Lower Gwynedd, PA
On September 19, 2025 the Account paid off a $71.2 million mortgage loan associated with the property.
SV MOB Pittsburg—Lower Gwynedd, PA
On October 1, 2025 the Account paid off a $66.1 million mortgage loan (the Account's share) associated with the property.
817 Broadway—New York, NY
On October 16, 2025, the Account's 817 Broadway joint venture investment, entered a loan restructure due to the Account's ownership percentage reducing from 61.46% to a 31.34%. The ownership percentage reduced the Account's $79.3 million mortgage loan (the Account's share) associated with the property. The new reduced $38.4 million mortgage loan (the Account's share) associated with the property has an interest rate of 3.25% + SOFR ("Secured Overnight Financing Rate") and matures on November 5, 2028.
Debt Securities Issuance
On October 22, 2025, the Account entered into a note purchase agreement to issue $700.0 million in aggregate principal amount of debt securities in the form of a $375.0 million in aggregate principal amount of 4.89% series D senior notes due October 22, 2030 and $325.0 million in aggregate principal amount of 5.13% series E senior notes due October 22, 2032.
Highlands at Dearborn—Peabody, MA
On November 13, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $63.6 million mortgage loan (the Account's share) associated with the property. The new $93.6 million mortgage loan (the Account's share) has an interest rate of 1.30% + SOFR ("Secured Overnight Financing Rate") and matures on December 1, 2030.

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Reserve at Beachline—Orlando, FL
On November 13, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $28.4 million mortgage loan (the Account's share) associated with the property. The new $38.4 million mortgage loan (the Account's share) has an interest rate of 1.30% + SOFR ("Secured Overnight Financing Rate") and matures on December 1, 2030.
The Brockman Lofts—Los Angeles, CA
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment paid off a $17.7 million (the Account's share) mortgage associated with the property.
District at Greenbriar—Houston, TX
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment paid off a $25.1 million (the Account's share) mortgage associated with the property.
Citrine—Phoenix, AZ
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $34.5 million mortgage loan (the Account's share) associated with the property. The new $47.6 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
Chancery Village at the Park—Cary, NC
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $20.6 million mortgage loan (the Account's share) associated with the property. The new $27.0 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
Mira Bella—San Diego, CA
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $43.3 million mortgage loan (the Account's share) associated with the property. The new $59.0 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
Montelena—Grapevine, TX
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $16.2 million mortgage loan (the Account's share) associated with the property. The new $25.0 million mortgage loan (the Account's share)has an interest rate of 4.88% and matures on December 1, 2030.

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Promenade Park—Charlotte, NC
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $20.8 million mortgage loan (the Account's share) associated with the property. The new $33.8 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
The Sanctuary at Tallyn's Reach—Orlando, FL
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $61.6 million mortgage loan (the Account's share) associated with the property. The new $76.6 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
Silos South End—Charlotte, NC
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $41.5 million mortgage loan (the Account's share) associated with the property. The new $56.8 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
The Ranch—Austin, TX
On November 20, 2025, the Account's Simpson Housing Portfolio joint venture investment, in which the Account holds a 80% interest, refinanced the $18.7 million mortgage loan (the Account's share) associated with the property. The new $27.0 million mortgage loan (the Account's share) has an interest rate of 4.88% and matures on December 1, 2030.
MiMA—New York, NY
On January 22, 2026, concurrent with the sale of the property, the Account extinguished an $67.2 million mortgage loan (the Account's share) associated with the property.
Valuing the Account’s assets
We value the Account’s assets as of the close of each Valuation Day by taking the sum of:
•the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;
•the value of the Account’s other securities and other non-real estate assets;
•the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;
•an estimate of the net operating income accrued by the Account from its properties, other real-estate-related investments and non-real-estate-related investments (including short-term marketable securities) since the end of the prior Valuation Day; and

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•actual net operating income earned from the Account’s properties, other real-estate-related investments and non-real-estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management, administration and distribution fees and certain other fees and expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value. Please see the section below entitled “Expense deductions.”
Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.
The methods described earlier are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.
Valuing real estate investments
Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation.
Fair value for real estate properties is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value involves significant levels of judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the

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market value presented. Actual results could differ from those estimates. Please see the section above entitled “Risk factors — Risks associated with real estate investing — Valuation and appraisal risks.”
In accordance with the Account’s procedures designed to comply with Fair Value Measurements and Disclosures in U.S. Generally Accepted Accounting Principles (“GAAP”), the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).
Subsequently, each property will be valued each quarter by an independent appraiser and the property value will be updated as appropriate. In general, the Account obtains independent appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made), that happen regularly throughout each quarter and not on one specific day in each quarter.
Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, SITUS, oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s appraisal unit oversees the entire appraisal process and reviews each independent quarterly appraisal, in conjunction with the Account’s independent fiduciary, prior to the value reflected in that appraisal being recorded in the Account. Any differences in the conclusions of TIAA’s appraisal unit and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).
Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

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We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
•Buyer and seller are typically motivated;
•Both parties are well informed or well advised, and acting in what they consider their best interests;
•A reasonable time is allowed for exposure in the open market;
•Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and
•The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.
The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.
Development Properties. Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost. The value will be adjusted as additional development costs are incurred (land value plus cost to date). Once a development project reaches a point in which approximately 25% of the cost budget has been incurred, the appraisal valuation method will be based on all three approaches to value, including valuating the property upon stabilization, upon completion, and as is. The Account may also have the properties independently appraised earlier if circumstances warrant.
Property Portfolios. The Account may, at times, value individual properties together (whether or not purchased at the same time) in a portfolio as a single asset, to the extent we believe that the property may be sold as one portfolio. The Account may also realize efficiencies in property management by pooling a number of properties into a portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually. The Account will also, from time to time, sell one or more individual properties that comprise a portfolio, with the Account retaining title to the remaining individual properties comprising that portfolio. In such a circumstance, the Account could determine to no longer designate such remaining properties as one portfolio.
Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). Please see the section entitled “Valuing the Account’s assets — Valuation Adjustments.”
Valuing Real Property Subject to a Mortgage: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and

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its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account will continue to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.
Valuing Loans Receivable (i.e., the Account as a creditor): Loans receivable are stated at fair value and are initially valued at the face amount of the loan funding. Subsequently, loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.
Valuing Loans Payable (i.e., the Account as a debtor): Mortgage or other loans payable are stated at fair value. The estimated fair value of loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate, including under the Syndicated Credit Agreement or additional credit facilities or other lines of credit in the future or the issuance of debt securities by the Account.
Valuing Real Estate Joint Ventures: Real estate joint ventures are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. In addition, any restrictions on the right of the Account to transfer its ownership interest to third parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.
Valuing Real Estate Funds: Real estate funds are stated at the fair value of the Account’s ownership in the fund, which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the real estate fund interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the real estate fund, the Account will estimate the value of its interests in good faith and

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will from time to time seek input from the issuer or the sponsor of the investment vehicle.
Valuing Real Estate Operating Businesses: The investment in the real estate operating business is stated at the fair value of the Account’s ownership in the business. The determination of fair value involves significant levels of judgment because the actual fair value of a real estate operating business can be determined only by negotiation between the parties in a sales transaction. The fair value of the real estate operating business is affected by, among other things, the financial position and operating performance of the business, future financial expectations, its competitive standing, as well as interest and inflation rates. As a result, determining the real estate operating business fair value involves many assumptions. Key inputs and assumptions include, but are not limited to, EBITDA multiples, real property rental income and expense amounts, terminal growth rates, capital expenditures, discount rates, and adjustments such as control premiums and marketability discounts. Valuation techniques include discounted cash flow analysis, analysis of recent comparable transactions, and negotiated transaction value.
Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to contract owners, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual items of income, the Account’s net assets could be under- or overvalued.
Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.
Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives income from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.
Valuation Adjustments: General. Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if it believes a property’s value may have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease

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(including due to a bankruptcy filing of that tenant). Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.
Required Approvals. The independent fiduciary must approve adjustments to any valuation of one or more properties or real estate-related assets that:
•is made within three months of the annual independent appraisal, or
•results in an increase or decrease of:
•more than 6% of the value of any of the Account’s properties since the last independent annual appraisal;
•more than 2% in the value of the Account since the prior calendar month; and/or
•more than 4% in the value of the Account within any calendar quarter.
Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which contract owners purchase or redeem Account interests.
Valuing other investments (including certain real estate-related investments)
Debt Securities: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, such as FT Interactive Data Corp, Reuters and Bloomberg, except when we believe the prices do not accurately reflect the security’s fair value. Debt securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.
Short-term Investments: Short-term investments are valued in the same manner as debt securities stated in the preceding paragraph.
Money Market Instruments: We value money market instruments at amortized cost.
Equity Securities: We value equity securities (including REIT securities) listed or traded on the NYSE (or any of its constituent, affiliate or subsidiary exchanges, including NYSE Arca Equities and NYSE American) at their last sale price on the Valuation Day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Equity securities listed or traded on

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any other exchange are valued in a comparable manner on the principal exchange where traded.
We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the Valuation Day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.
Mortgage-Backed Securities and ABS: We value mortgage-backed securities (including CMBS and RMBS) and ABS in the same manner in which we value debt securities, as described above.
Foreign Securities: To value equity and fixed income securities traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the Valuation Day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.
Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.
Expense deductions
Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the Contracts, distribute the Contracts and cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and Services, as applicable. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to

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approximate the costs that the Account will incur from May 1, 2026 through April 30, 2027. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer. The fees and expenses noted in the table immediately below apply to all of the annuity Contracts to which REA is subject and that are described in detail below in the section entitled “The Contracts” starting on page 99

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management[1]	0.280%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.255%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.040%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	—%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.280%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[2,3,4]	0.855%	Total
1This expense charge includes all at cost compensation paid to NRE and certain affiliates of Nuveen, LLC (TIAA’s wholly owned asset management subsidiary) in connection with their provision of investment advisory and other services to Account Subsidiaries (as defined above). Such at cost compensation is typically expected to range in the future from $1,000,000 to $2,000,000 on an annual basis. Please see the section above entitled “About the Account’s investments — in general — real estate operating businesses.”
2TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.
3Property-level expenses, including property management fees, transfer taxes, and interest expense on mortgage loans payable, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.
4Excludes interest expense and other costs for Account-level debt such as credit facilities, bank term loans, and debt securities offerings.
Since expenses for services provided to the Account are charged to the Account at cost, they are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account.
Investment management expenses include certain costs associated with the provision by TIAA of investment management services to the Account. Such costs include the costs of incentive compensation plan for TIAA portfolio managers. TIAA compensates Account portfolio managers and other employees who support TIAA in managing the Account’s portfolio through a combination of base salary, annual performance awards, and potential future incentive compensation awards. Any potential future incentive compensation program would seek to incentivize Account performance over time by appropriately aligning compensation of the portfolio managers and other employees who support TIAA in managing the Account and the Account’s performance goals.

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A portion of these investment management expenses, as well as the Account-level distribution and administration expenses outlined in the table above, are allocated to the Account in accordance with applicable TIAA cost allocation procedures.
At the end of every quarter, we reconcile the amount deducted from the Account during that quarter as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the immediately following quarter, provided that material differences may be repaid in the current calendar quarter in accordance with GAAP. Our at cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer.
The size of the Account’s assets can be affected by many factors, including changes in the value of portfolio holdings, net income earned on the Account’s investments, premium activity and contract owner transfers into or out of the Account and contract owner cash withdrawals from the Account. In addition, our operating expenses can fluctuate based on a number of factors including contract owner transaction volume, operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.
The Board can revise the estimated expense rates (the daily deduction rate before the quarterly adjustment referenced above) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.
Currently there are no deductions from premiums, transfers or withdrawals, but we reserve the right to change this in the future. Any such deductions would only be assessed to the extent the relevant contract provided for such deductions at the time the contract was issued.
The expenses paid by a contract owner who is a contract owner in a retirement plan can also be affected by the expenses that the plan is obligated to pay TIAA for recordkeeping and other plan-related services for the plan and its contract owners. For more information, see the section of this Prospectus below entitled “Information from TIAA — TIAA plan pricing.”
Certain relationships with TIAA
As noted elsewhere in this prospectus, TIAA plays a significant role in operating the Account, including providing investment advisory, administration and other services as well as the liquidity guarantee. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.

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Liquidity Guarantee. As noted above under the section entitled “Establishing and managing the Account — The role of TIAA — Liquidity guarantee,” if the
Account’s liquid assets and its cash flow from operating activities and contract owner transactions are insufficient to fund redemption requests, the TIAA General Account has agreed to purchase liquidity units. TIAA thereby guarantees that a contract owner can redeem Accumulation Units at their next determined net asset valuation. These liquidity units are valued in the same manner as are Accumulation Units held by the Account’s contract owners.
Pursuant to its existing liquidity guarantee obligation, for the year ended December 31, 2025, the TIAA General Account purchased 1.8 billion liquidity units issued by the Account, for a total of $911.3 million. The independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the issued and outstanding Accumulation Units. As of December 31, 2025, the TIAA General Account owned approximately 3.98% of the outstanding Accumulation Units of the Account.
For the years ended December 31, 2025, December 31, 2024 and December 31, 2023, the Account expensed $63.5 million, $63.7 million and $73.9 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.
Investment Advisory, Administration and Distribution Services/Mortality and Expense Risks Borne by TIAA. As noted above under the section entitled “Expense deductions,” deductions are made each Valuation Day from the net assets of the Account for various services required to manage investments, administer the Account and distribute the Contracts. These services are performed at cost by TIAA and Services. Deductions are also made each Valuation Day to cover mortality and expense risks borne by TIAA.
For the years ended December 31, 2025, December 31, 2024 and December 31, 2023, the Account expensed $69.2 million, $83.0 million and $83.2 million, respectively, for investment management services, and $0.0 million, $0.0 million and $0.0 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $65.9 million, $78.5 million and $87.2 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable.
Legal proceedings
The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.

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The Contracts
TIAA offers the Account as a variable option for the annuity Contracts described below. Some employer plans may not offer the Account as an option for RA, GA, SRA, GRA, GSRA (including institutionally owned GSRA), Retirement Choice, Retirement Choice Plus or Keogh Contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity Contracts, TIAA’s Traditional Annuity, the TIAA Access variable annuity accounts, other TIAA annuities and Separate Accounts offered from time to time and particular funds and investment options offered under the terms of your plan, please see the applicable Contracts and respective prospectuses for those investment options.
Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.
RA (Retirement Annuity) and GRA (Group Retirement Annuity)
RA and GRA Contracts are used mainly for employer sponsored retirement plans. RA Contracts are issued directly to you. GRA Contracts, which are group Contracts, are issued through an agreement between your employer and TIAA.
Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some premiums may be paid by your employer pursuant to a salary reduction agreement with you). If you are paying some or all of the periodic premiums, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Your GRA premiums can be from pre-tax or after-tax contributions. As with RAs, you can transfer your accumulations from another investment choice under your employer’s plan to your GRA contract.
SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity)
These are generally limited to supplemental voluntary tax-deferred annuity (“TDA”) plans and supplemental 401(k) plans. SRA Contracts are issued directly to you. GSRA Contracts, which are group Contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you cannot pay premiums directly, you can transfer amounts from other TDA plans subject to the terms of the plan.

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Retirement Choice/Retirement Choice Plus annuities
These are very similar in operation to the GRAs and GSRAs, respectively, except that, they are issued directly to your employer or your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these Contracts to alternate funding vehicles.
Traditional IRA and Roth IRA
You and your spouse can each open a Traditional IRA with an annual contribution of up to $7,500 each or by rolling over funds from another IRA or an eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $8,600. The combined limit for your contributions to a Traditional IRA and a Roth IRA for a single year is $7,500, or $8,600 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2026; different dollar limits may apply in future years.)
You and your spouse can each open a Roth IRA with an annual contribution up to $7,500 each or with a rollover from another IRA or a Traditional IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $8,600. The combined limit for your contributions to a Traditional IRA and a Roth IRA for a single year is $7,500, or $8,600 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2026; different dollar limits may apply in future years.)
Both Traditional and Roth IRAs are issued directly to you. Joint accounts are not permissible.
Your employer may offer SEP IRAs (Simplified Employee Pension Plans), which are subject to different rules.
Traditional and Roth IRAs may together be referred to as “IRAs” in this prospectus.
GA (Group Annuity) and institutionally owned GSRAs
These Contracts are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these Contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.
Keogh Contracts
If you are a self-employed individual who owns an unincorporated business, you could, prior to 2013, use the Account’s Keogh Contracts for a Keogh plan, and

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cover common law employees, subject to the Account’s eligibility requirements. Note, however, that while TIAA will offer new Contracts for new entrants into Keogh plans established prior to 2013, it will no longer offer Contracts for Keogh plans that the Account is not currently funding.
ATRA (after-tax retirement annuity)
The after-tax retirement annuities (“ATRA”) are individual non-qualified deferred annuity Contracts, issued to contract owners who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.
Note that the tax rules governing these non-qualified Contracts differ significantly from the treatment of qualified Contracts. Please see the section below entitled “Taxes” for more information.
State regulatory approval
State regulatory approval may be pending for certain of these Contracts, and these Contracts may not currently be available in your state.
Starting out
Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in “Good Order.” “Good Order” means actual receipt of the transaction request along with all forms, information and supporting legal documentation necessary to effect the transaction so that TIAA does not need to exercise discretion. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, withdrawals or payment of death or other benefits), and any other information or supporting documentation we may require. With respect to purchase requests, “Good Order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request (including, among others, a purchase, redemption or withdrawal request or a request to pay benefits) is in “Good Order” and reserve the right to change or waive any Good Order” requirement at any time either in general or with respect to a particular plan, contract or transaction.
If your application is incomplete and we do not receive the necessary information and signed application in “Good Order” within five Business Days of our receipt of the initial premium, we will return the initial premium at that time. In addition, it is also possible that if we are unable to reach you to obtain additional or missing information relating to incomplete applications, or the transaction request is not in “Good Order,” the transaction may be canceled.
If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. It is possible that the default option will not be the

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Account but will be another investment option available under your plan. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA contract, the default option will be that fund or account specified in your IRA forms.
When we receive complete allocation instructions from you in “Good Order,” we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices.
Amounts may be invested in an account other than the Real Estate Account only in the limited circumstances identified in the paragraph immediately above (which require a contract owner’s specific instructions) and the circumstances outlined under the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account,” namely: (1) we receive premiums before we receive your completed application or allocation instructions (and the default option is not the Account), (2) a contract owner’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.
TIAA doesn’t generally restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Internal Revenue Code of 1986, as amended (the “Code”) limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The restrictions relating to these premiums are in the contract itself.
In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your Accumulation Period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting premiums to the Real Estate Account at any time.
You may remit premium payments to the following address: P.O. Box 1259, Charlotte, NC 28201.
Note that we cannot accept credit cards, money orders, travelers’ checks or digital (including virtual or crypto) currencies (e.g., Bitcoin). In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

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You will receive a confirmation statement each time you make a transfer to, a transfer out of, or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re remitting premiums through an employer or other qualified plan, using an automatic investment plan or systematic withdrawal plan, you may instead receive a statement confirming those transactions following the end of each calendar quarter.
If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:
(1) Premiums paid during the quarter;
(2) The number and dollar value of Accumulation Units in the Account credited to you during the quarter and in total;
(3) Cash withdrawals, if any, from the Account during the quarter; and
(4) Any transfers during the quarter.
You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.
Important information about procedures for opening a new account
To help the U.S. Government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
What this means for you: When you open an account, we will ask for your name, street address (not a post office box), date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.
Choosing among investment accounts
Once an account is opened on your behalf, you may allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s Traditional Annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA annuities and Separate Accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain funds if the account or fund is available under your employer’s plan.
You can change your allocation choices for future premiums by:
•using the TIAA website’s account access feature at www.tiaa.org 24 hours a day. Once logged into your account, the website will lead you through the process.

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•calling our Automated Telephone Service at 800-842-2252 which will allow you to check your accumulation balances and hear other personal account updates 24 hours a day. You can also speak with a consultant during call center hours.
•writing to TIAA at P.O. Box 1259, Charlotte, North Carolina, 28201
The right to cancel your contract
Generally, you may cancel any RA, SRA, GSRA, IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right. To cancel a contract, you must mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the requirements of the state in which your contract was issued, to whomever originally submitted the premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.
Determining the value of your interest in the Account — Accumulation Units
Each payment to the Real Estate Account buys a number of Accumulation Units. Similarly, any withdrawal from the Account results in the redemption of a number of Accumulation Units. The price you pay for Accumulation Units, and the price you receive for Accumulation Units when you redeem Accumulation Units, is the value of the Accumulation Units calculated for the Business Day on which we receive your purchase, redemption or transfer request in “Good Order” (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in “Good Order” before the NYSE closes, that Business Day will be considered the effective date of your order. If we receive your request in “Good Order” after the NYSE closes, the next Business Day will be considered the effective date of your order.
Payments and orders to redeem Accumulation Units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of Accumulation Units on the processing date is higher or lower than your price on the effective date, that difference will be retained or paid, respectively, by Services, the Account’s distributor. This amount may be positive or negative. Such amount is processed together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates. The amount of interest, if any,

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paid by Services to contract owners in connection with certain delayed payments is apportioned to the Account pursuant to an agreement with Services. Under the terms of such agreement, the Account reimburses Services for the services it has provided to the Account.
The Accumulation Unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.
Calculating Accumulation Unit Values: We calculate the Account’s Accumulation Unit value at the end of each Valuation Day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:
A.The value of the Account’s net assets at the end of the current Valuation Period, less premiums received during the current Valuation Period.
B.The value of the Account’s net assets at the end of the previous Valuation Period, plus the net effect of transactions made at the start of the current Valuation Period.
How to transfer and withdraw your money
Generally, depending on the terms of your plan, Contracts, tax law and applicable governing documents, TIAA allows you to move your money to and from the Real Estate Account in the following ways:
•from the Real Estate Account to the following accounts if available under your employer’s plan or IRA: a CREF investment account, a TIAA Access variable account or TIAA’s Traditional Annuity;
•to the Real Estate Account from the following accounts if available under your employer’s plan or IRA: a CREF investment account, a TIAA Access variable account or TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice Contracts are subject to restrictions);
•from the Real Estate Account to a fund (including TIAA-CREF affiliated funds), if available under your plan or IRA;
•to the Real Estate Account from a TIAA-CREF affiliated fund, if available under your plan or IRA;
•depending on the terms of your plan, Contracts and governing instruments, to the Real Estate Account from other TIAA annuity products and Separate Accounts, and/or from the Real Estate Account to other TIAA annuity products and Separate Accounts;
•from the Real Estate Account to investment options offered by other companies, if available under your plan or IRA;
•to the Real Estate Account from other companies/plans;
•by withdrawing cash; and

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•by setting up a program of automatic withdrawals or transfers.
For more information regarding the transfer policies of CREF, TIAA Access, TIAA’s Traditional Annuity or another investment option listed above, please see the respective contract, prospectus or other governing instrument. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below.
Transfers from the Real Estate Account to any TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to funds offered under the terms of your plan must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. These minimums may be reduced or eliminated in the future. Any such change will be applied uniformly across all Contracts going forward. Lump sum cash withdrawals from the Real Estate Account, transfers to TIAA to immediately begin annuity income, and transfers to other companies are not subject to a minimum amount. Transfers and cash withdrawals are currently free. In addition, TIAA may in the future, subject to applicable state law and the terms of your contract, limit how often you transfer or otherwise modify the transfer privilege. Such contract-based limitations may include, among other things, placing restrictions on transfers or charging fees for transfers and/or withdrawals. Currently, TIAA does not charge REA contract owners for transfers of their accumulation to TIAA’s Traditional Annuity. However, TIAA reserves the right to charge REA contract owners in the accumulation phase a fee on transfers to TIAA’s Traditional Annuity in the future. Contract owners will receive prior notice of the imposition of such a transfer fee. Please see the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account,” and refer to your TIAA contract for specific details related to such limitations.
As indicated, transfers and cash withdrawals are effective at the end of the Business Day we receive your request and all required documentation in “Good Order.” You can also choose to have transfers and withdrawals take effect at the close of any future Valuation Day. For any transfers to TIAA’s Traditional Annuity, the crediting rate will, with regard to initial investments in TIAA’s Traditional Annuity, be the rate in effect at the close of business of the first day that you participate in TIAA’s Traditional Annuity, which is the next Business Day after the effective date of the transfer. With regard to internal transfers of accumulations in the Account to TIAA’s Traditional Annuity, the crediting rate will be as of the end of the effective date of the internal transfer.
To request a transfer or to withdraw cash, you may:
•use the TIAA website’s account access feature at www.tiaa.org 24 hours a day. Once logged into your account, the website will lead you through the transaction process, asking specific questions to ensure the validity of the request. TIAA is not responsible for loss due to unauthorized or fraudulent transactions.
•call our Automated Telephone Service at 800-842-2252, which will allow you to check your accumulation balances and hear other personal account

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updates 24 hours a day. You can also speak with a consultant during call center hours.
•write to TIAA at P.O. Box 1259, Charlotte, North Carolina 28201
If you are married, and all or part of your accumulation is attributable to contributions made under
•an employer plan subject to ERISA, or
•an employer plan that provides for spousal rights to benefits, then only to the extent required by the Code or ERISA or the terms of your employer plan, will your rights to choose certain benefits be restricted by the rights of your spouse to receive benefits.
You may be required to complete and return certain forms in “Good Order” to effect these transactions. All transactions made within the TIAA website and the Automated Telephone Service are electronically recorded. TIAA can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason. Also, telephone, Internet or fax transactions may not always be available.
Before you transfer or withdraw cash, please make sure that you consult the terms of your employer’s plan, as it may contain additional restrictions. In addition, please make sure you understand the possible federal and other income tax consequences. Please see the section below entitled “Taxes.”
Transfers to and from other TIAA-CREF accounts and funds
Transfers from the Real Estate Account. Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to the following accounts if offered by your employer’s plan or IRA: to TIAA’s Traditional Annuity, to another TIAA annuity, to one of the CREF accounts, to a TIAA Access variable annuity account or to funds (which may include TIAA-CREF affiliated funds). Transfers to TIAA’s Traditional Annuity or other TIAA annuities or accounts, a CREF account or certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract. In addition, there are important exceptions to this once per calendar quarter limitation, as outlined in the section below entitled “How to transfer and withdraw your money — Market timing/excessive trading policy.”
Transfers to the Real Estate Account. Currently, you can also transfer some or all of your accumulation in TIAA’s Traditional Annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account; subject to the terms of the plan, current tax law and the terms of your contract. Transfers from TIAA’s Traditional Annuity to the Real Estate Account under RA, GRA or Retirement Choice Contracts can only be effected over a period of time (up to 10 annual installments) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

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These transfers must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. These minimums may be reduced or eliminated in the future. Any such change will be applied uniformly across all Contracts going forward. In addition, TIAA may in the future, subject to applicable state law and the terms of your contract, limit how often you transfer or otherwise modify the transfer privilege. Such contract-based limitations may include, among other things, placing restrictions on transfers or charging fees for transfers and/or withdrawals. Please see the section below entitled “How to transfer and withdraw your money — Restrictions on premiums and transfers to the Account,” and refer to your TIAA contract for specific details related to such limitations.
Transfers to other companies
Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan or the terms of your contract. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. IRA to IRA rollover rules are described in more detail in the section below entitled “Taxes.”
Under the Retirement Choice and Retirement Choice Plus Contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.
Transfers from other companies/plans
Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Traditional IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds held by the sponsor of a private 457(b) plan can be transferred only to another private 457(b) plan sponsor, if both plans allow a transfer. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.
Withdrawing cash
You may withdraw cash from your SRA, GSRA, IRA, ATRA or Keogh Real Estate Account accumulation at any time during the Accumulation Period, provided federal tax law and the terms of your employer’s plan permit it (see below).

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Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. However, 401(k) and 403(b) plans are required to allow you at least 90 days to opt-out and withdraw amounts contributed from your pay under a mandatory automatic enrollment provision. In addition, if you are married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf. Spousal consent is not required to exercise opt-out and withdrawal rights under a mandatory automatic enrollment program.
Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, die, satisfy requirements related to qualified reservist distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but depending upon your employer’s plan provisions, hardship withdrawals might be from contributions only, and not investment earnings. You may be subject to a 10% early distribution tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation. Consult your qualified tax advisor for more information. For a discussion of the hardship distribution rules, please see the section below entitled “Taxes on Withdrawals.”
Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½ for private plans or leave your job or are faced with an unforeseeable emergency (as defined by law). For governmental 457(b) plans only, the minimum age for in-service withdrawals has been lowered to 59½. There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% early distribution tax on withdrawals prior to age 59½).
Special rules and restrictions apply to Traditional and Roth IRAs. Investors should check with their qualified tax advisor.
If you request a withdrawal, we will send the proceeds by check to the address of record, or by electronic funds transfer to the bank account on file. A letter of instruction with a bank signature guarantee is required if the withdrawal is sent to an address other than the address of record, or to an address of record that has been changed within the last 14 Calendar Days, depending on the service model applicable to your plan. You may obtain a signature guarantee from some commercial or savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange. A notary public cannot provide a signature guarantee. Proceeds directed to a bank account not on file have similar restrictions that require completion of a verification process. Please contact us for further information. We reserve the right to require a signature guarantee on any redemption.

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Systematic withdrawals and transfers
If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw from your Real Estate Account accumulation, or transfer to or from the Real Estate Account, any fixed number of Accumulation Units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically transferred or withdrawn at a time. In the future, we may eliminate this minimum transfer amount. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan. Additional restrictions on systematic transfers to the Real Estate Account may apply for Account contract owners with total Real Estate Account accumulations (under all Contracts to such contract owner) exceeding $150,000. This restriction may vary for certain IRA Contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation. See “Restrictions on premiums and transfers to the Account” below.
Withdrawals to pay financial advisor fees
If permitted by your employer’s plan, you may authorize a series of systematic withdrawals to pay the fees of a financial advisor. Such systematic withdrawals are subject to all provisions applicable to systematic withdrawals, except as otherwise described in this section. One series of systematic withdrawals to pay financial advisor fees may be in effect at the same time that another series of systematic withdrawals is also in effect. Systematic withdrawals to pay financial advisor fees must be scheduled to be made quarterly only, on the first day of each calendar quarter. The amount withdrawn from each investment account must be specified in dollars or as a percentage of accumulation, and will be in proportion to the accumulations in each account at the end of the Business Day prior to the withdrawal. The financial advisor may request that we stop making withdrawals. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. Please see the discussion in the section below entitled “Taxes.”
Restrictions on premiums and transfers to the Account
From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find sufficient appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions or to the liquidity needs and demands of the Account, we reserve the right (subject to the terms of some Contracts) to stop accepting premiums and/or transfers at any time without prior notice.

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With most Contracts, individual contract owners are limited from making internal funding vehicle transfers (as defined below) into their Account accumulation if, after giving effect to such transfer, the total value of such contract owner’s Account accumulation (under all Contracts issued to such contract owner) would exceed $150,000. This limitation may vary for certain IRA Contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to this limitation.
All jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual contract owner will be reflected on his or her applicable contract or endorsement form. These Contracts or endorsements will contain important details with respect to this limitation.
Under this limitation, an “internal funding vehicle transfer” means the movement (or attempted movement) of accumulations from any of the following to the Account:
•an accumulation in TIAA’s Traditional Annuity,
•a Real Estate Account accumulation (from one contract to another, subject to a one-time exception for inter-contract transfers of accumulations required of contract owners only when unsubscribing from a TIAA-sponsored advice product or service),
•a companion CREF certificate,
•other TIAA Separate Account accumulations, and
•any other funding vehicle accumulation which is administered by TIAA or CREF on the same recordkeeping system as the contract.
The following transfers are considered exclusions that are currently not subject to this limitation:
•any transaction arising from an investment decision directed by a TIAA-sponsored advice product or service, and
•Transfer Payout Annuity payments directed to the Account.
•Any Real Estate Account accumulations held for your benefit in any existing in-force TIAA contract or Contracts that are consolidated as part of a Non-Cashable In-Kind Contract Consolidation (“NICC”).
This limitation does not apply to most types of premium contributions and certain group Contracts record kept on non-TIAA platforms. Minimum Distribution Option (“MDO”) Contracts will be subject to this limitation, but the limitation does not apply to other annuity pay-out Contracts.
A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety, and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account Accumulation Unit values used in applying this provision will be those calculated as of the Valuation Day preceding the day on which the proposed transfer is to be effective. A contract owner will not

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be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the contract owner’s Account accumulation under all Contracts exceeds $150,000 on the effective date as indicated in the contract or contract endorsement. This provision may vary for certain IRA Contracts issued in the state of Florida. Please refer to your TIAA contract for specific details related to the provision. TIAA reserves the right to reverse transactions which are determined to be in violation of the limitation and in the future to modify the nature of this limitation and to include categories of transactions associated with services that may be introduced in the future.
If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.
Additional limitations
Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.
Market timing/excessive trading policy
There are contract owners who may try to profit from making transactions back and forth among the CREF accounts, the Account, the TIAA Access variable account and the funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all contract owners, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.
To discourage this activity, transfers of accumulations from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter. A few limited exceptions to this once per calendar quarter limitation apply, including:

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(i)systematic transfers out of the Real Estate Account (as described in the section above entitled “How to transfer and withdraw your money — Systematic withdrawals and transfers”);
(ii)annual portfolio rebalancing activities;
(iii)plan or plan-sponsor initiated transactions, including transfers and rollovers made to external carriers;
(iv)contract owners enrolled in TIAA’s qualified managed account for retirement plan assets;
(v)single-sum distributions where funds are moved from one TIAA annuity contract or certificate to another, as well as those made directly to a contract owner;
(vi)asset allocation programs and similar programs approved by TIAA’s management;
(vii)death and hardship withdrawals or withdrawals made pursuant to a qualified domestic relations order (“QDRO”); and
(viii)certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory (or minimum) distributions and loans.
TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the contract owner. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances.
Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account contract owners. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against contract owners who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.
The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity. Contract owners seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such contract owners or curtail their trading practices.
If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

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When you are ready to receive annuity income
The annuity period in general
You can receive an income stream from all or part of an accumulation in the Account. Generally, once distributions are permitted to begin under your plan or contract, you may begin to receive annuity income. You should be at least age 59½ to begin receiving annuity income other than from a one-life or two-life annuity. Otherwise, you may have to pay a 10% early distribution tax on the taxable amount, except under certain circumstances. Consult your qualified tax advisor for more information. In addition, you cannot begin receiving income later than permitted under the minimum distribution rules of the Code. See “Taxes” for more information. Also, under the terms of the contract, you cannot begin a one-life annuity after age 90 or a two-life annuity after either you or your annuity partner reaches age 90.
Your income payments may be paid out from the Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started life annuity payments you cannot change your income option or annuity partner for that payment stream. Usually income payments are monthly. You can choose quarterly, semiannual and annual payments as well. TIAA has the right to refuse to make payments at any interval that would cause the initial payment to be less than $100. We will send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.
For one-life annuities, two-life annuities, annuities for a fixed period and Income Test Drive (described, below, under “Annuity income options”), your initial income payments are based on the value of your accumulation on the last Valuation Day before the annuity starting date. We calculate initial income based on:
•the amount of your accumulated balance that you apply to begin to receive income;
•the income option or options you choose; and
•an assumed annual investment return of 4% and, for one-life annuities, two-life annuities, and Income Test Drive, mortality assumptions for you and your annuity partner, if you have one.
On your annuity starting date, all of your Accumulation Units allocated to one-life annuities, two-life annuities or annuities for a fixed period will be converted to Annuity Units of the Account.
For one-life annuities, two-life annuities, annuities for a fixed period, and Income Test Drive there are two Income Change Methods for annuity payments: annual and monthly. Under the annual Income Change Method, payments change each May 1, based on the net investment results of the Account during the prior year (from the day following the last Valuation Day in March of the prior year through the last Valuation Day in March of the current year). Under the monthly Income Change Method, payments change every month, based on the net

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investment results during the previous Valuation Period. Under this method, we value Annuity Units on the 20th of each month or on the preceding Business Day if the 20th is not a Business Day. The total value of your annuity payments may be more or less than your total premiums.
Annuity starting date
Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you have picked. If something is missing, we will defer your annuity starting date until we receive the missing information. Your first annuity payment may be delayed while we process your choice of income options and calculate the amount of your initial payment. You may designate any future date for your annuitization request, in accordance with our procedures and as long as it is one on which we process annuitizations.
Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given further instructions. Ordinarily, your first annuity payment can be made on any Business Day between the first and twentieth of any month.
Annuity income options
Both the number of Annuity Units you purchase and the amount of your income payments will depend on which income option(s) you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income. Tax law may restrict your annuity options, depending on whom you name as second annuitant or Beneficiary. Certain designated beneficiaries may need to receive payment of death benefits within 10 years of the year of your death, and if you die after your required beginning date your designated Beneficiary will have to continue minimum distributions for the first nine years of the 10-year period in order to satisfy required minimum distribution rules.
For minimum distributions from your IRA, you may elect to calculate your required minimum distribution by including the value of your annuity Contracts and apply the payments from those annuity Contracts toward satisfying your annual RMD for that IRA and other IRAs you aggregate with it for purposes of satisfying RMD. Employer plans may also adopt this calculation method, with aggregation restricted to 403(b) plans. Proposed regulations have been issued to provide guidance on implementation of this provision and you should consult your qualified tax or legal advisor for more information. However we cannot predict which proposed regulations will become final regulation and are still waiting on further guidance from the IRS and the U.S. Treasury Department on certain aspects of this calculation of minimum distributions that was not covered in the proposed regulations. Until such guidance is issued, we do not anticipate the need to modify the calculation of RMD for purposes of administering employer plans. You should consult a qualified tax advisor before calculating your required

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minimum distributions. For more information, see “Taxes.” Ordinarily, you will choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.
All of the income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the investment accounts selected by you. The current options are:
•One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will generally continue to your Beneficiary until the end of the period, or we will commute the guaranteed period payments in compliance with your Beneficiary’s minimum distribution requirements. Required minimum distribution rules may require payment to your Beneficiary within ten years to avoid an excise tax. If you do not opt for a guaranteed period, all payments end at your death, so, it’s possible only one income payment will be made, if you die less than a month after payments start. (The 15-year guaranteed period is not available under all Contracts.)
•Annuity for a Fixed Period: Pays income for a set number of years chosen by you. The available number of years for you to choose from varies by contract and this option is not available under all Contracts.
•Two-Life Annuity with or without Guaranteed Period: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period -- Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, the dollar amount of each payment to you will be reduced by one third upon the death of your annuity partner. If you opt for a guaranteed period (10, 15 or 20 years) and you and your annuity partner die before the end of the period, income payments will continue to your Beneficiary until the end of the period (although required minimum distribution rules may require payment within ten years to avoid an excise tax). If you do not opt for a guaranteed period, all payments end on the death of the latter of you and your annuity partner, so, it’s possible only one income payment will be made, if you and your annuity partner die less than a month after payments start. (The 15-year guaranteed period is not available under all Contracts.)
•Minimum Distribution Option (“MDO”): Generally available only if you must begin annuity payments under the Code’s minimum distribution requirements. (Some employer plans allow you to elect this option earlier. Please contact TIAA for more information.) The option, if elected, automatically pays an amount designed to fulfill the distribution requirements under federal tax law. (The option is not available under all Contracts.) The value of the accumulation placed under this option must be at least $10,000. You must apply your entire accumulation under a contract

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if you want to use the MDO. It is possible that income under the MDO will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can apply any remaining part of an accumulation applied to the MDO to any other income option for which you’re eligible. Using the MDO will not affect your right to take a cash withdrawal of any accumulation not yet distributed (to the extent that a cash withdrawal was available to you under your contract and under the terms of your employer’s plan). This automatic payout option is not available under all Contracts. Instead, for some Contracts, required minimum distributions will be paid directly from these Contracts pursuant to the terms of your employer’s plan. Subject to the provisions of your employer's plan, you may elect an income test drive (see Income Test Drive below), an optional feature that provides variable payments to you for a 2-year period by taking withdrawals from your contract.
Income Test Drive
Income Test Drive is an optional feature that essentially lets you try variable income payments for a 2-year period without making an irrevocable decision to annuitize. Your Annuity Unit payments will not begin during the Income Test Drive; instead, payments made during the Income Test Drive are withdrawals from your Accumulation Units. Payments are calculated to approximate the amount you would receive under a One-life or Two-life annuity for the income option and Income Change Method you select, adjusted to reflect the Income Test Drive. If you decide to Income Test Drive your entire accumulation, any premiums received during the 2-year period will be applied to purchase Accumulation Units that will be used to increase your variable income payments. You can change your mind during the Income Test Drive, and future payments will stop when you notify us of your decision prior to expiration of the 2-year period. If you die during the Income Test Drive, payments will stop, and the Beneficiary named in your contract will be entitled to the remaining accumulation (required minimum distribution rules may require payment within ten years and a continuation of minimum distributions if you die after your required beginning date). At the end of the Income Test Drive, if you have not decided to stop payments, your remaining accumulation applied to the Income Test Drive feature will be converted to Annuity Units payable under the income option you chose when you started this feature. Once the conversion to Annuity Units takes place, it is irrevocable. If you decide before the end of the Income Test Drive that you want to convert to Annuity Units immediately, you may do so subject to certain election procedures. The conversion of Accumulation Units to Annuity Units may result in annuity payments that are greater or less than the amount of the last payment during the Income Test Drive. We may stop providing the Income Test Drive feature at any time. The Income Test Drive feature may not be available under the terms of your employer’s plan. For information about withdrawals from your contract, see “How to transfer and withdraw your money.”

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For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your Beneficiary or annuity partner (although required minimum distribution rules may require payment within ten years to avoid an excise tax). Other Code stipulations may make some income options unavailable to you. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right.
Receiving Lump-Sum Payments: If your employer’s plan allows, then, subject to applicable tax law, you may receive some or all of your Real Estate Accumulation as a lump sum.
Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. TIAA may stop offering certain income options in the future. For more information about any annuity option, please contact TIAA.
Transfers during the annuity period
After you begin receiving annuity income from a one-life annuity, two-life annuity or annuity for a fixed period, you can transfer all or part of the future annuity income (which is the actuarial present value of the payments based on the applicable interest rate and the mortality basis associated with that fund at the time of the transfer) payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s Traditional Annuity, or (ii) from a CREF or TIAA variable account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option and have the same first and second annuitant, and remaining guaranteed period.
We’ll process your transfer on the Business day we receive your request in “Good Order.” You can also choose to have a transfer take effect at the close of any future Business Day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s Traditional Annuity will affect your annuity payments beginning with the first payment due after the monthly payment Valuation Day that is on or after the transfer date. You can switch between the annual and monthly Income Change Methods, and the switch will go into effect on the last Valuation Day of March. Although the payout streams are actuarially equivalent and there is no charge for engaging in such a transfer, it is possible that the new funds may apply different mortality or interest assumptions, and could therefore result in variation between the initial payments from the new fund and the payments that were being made out of the original fund.

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Annuity payments
The amount of annuity payments from a one-life annuity, two-life annuity, or annuity for a fixed period we pay you or your Beneficiary (annuitant) will depend upon the number and value of the Annuity Units payable. The number of Annuity Units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the Income Change Method chosen.
Under the annual Income Change Method, the value of an Annuity Unit for payments is redetermined on March 31 of each year (or, if March 31 is not a Valuation Day, the immediately preceding Valuation Day). This date is called the “annual payment valuation day.” Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following the annual payment valuation day will be reflected in the Annuity Unit value determined on the next year’s annual payment valuation day.
Under the monthly Income Change Method, the value of an Annuity Unit for payments is determined on the payment Valuation Day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a Business Day, the preceding Business Day. The monthly changes in the value of an Annuity Unit reflect the net investment experience of the Account. The formulas for calculating the number and value of Annuity Units payable are described below.
Calculating the Number of Annuity Units Payable: When a contract owner or a Beneficiary converts the value of all or a portion of his or her accumulation into a one-life annuity, two-life annuity or annuity for a fixed period, the number of Annuity Units payable from the Real Estate Account under an Income Change Method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the Annuity Unit value for that Income Change Method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such Annuity Units are payable, and continuing for as long as such Annuity Units are payable.
The annuity factor will reflect interest assumed at the effective annual rate of 4%, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their Contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of Annuity Units payable for any future accumulations converted to provide annuity payments.
The number of Annuity Units payable under an Income Change Method under your contract will be reduced by the number of Annuity Units you transfer out of that Income Change Method under your contract. The number of Annuity Units payable will be increased by any internal transfers you make to that Income Change Method under your contract.

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Value of Annuity Units: The Real Estate Account’s Annuity Unit value is calculated separately for each Income Change Method for each Valuation Day. The Annuity Unit value for each Income Change Method is determined by updating the Annuity Unit value from the previous Valuation Day to reflect the net investment performance of the Account for the current Valuation Period relative to the 4% assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4% and decrease if the performance is less than 4%. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4% assumed investment return in the future.
The initial value of the Annuity Unit for a new annuitant is the value determined as of the Valuation Day before annuity payments start.
For contract owners under the annual Income Change Method, the value of the Annuity Unit for payments remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the Annuity Unit for payments due on and after the next succeeding May 1 is equal to the Annuity Unit value determined as of the last Valuation Day in March.
For contract owners under the monthly Income Change Method, the value of the Annuity Unit for payments changes on the payment Valuation Day of each month for the payment due on the first of the following month.
Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.
TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of Annuity Units is calculated in the future. No such modification will reduce any contract owner’s benefit once the contract owner’s annuitization period has commenced.
Illustrations of annuity payments
Investment performance of the Account during the Accumulation Period affects the amount you are accumulating for retirement. Once you are no longer accumulating and you begin to receive income payments under your annuity contract, investment performance of the Account affects the amount of your income payments. The following line graph shows how the performance of the Account has affected the income payments of an individual contract owner over the last 20 years receiving a one-life annuity, two-life annuity, or annuity for a fixed period.
The line graph is based on the actual investment performance of the Account from March 31, 2006 through March 31, 2026, which is the investment performance that impacts the payment amounts for the period that is presented. Investment performance does not take into account the impact of any TIAA plan pricing where the Account is an investment option in an employer retirement plan. Income shown for each plot point on the line graph for the stated year is for the payment period May 1 of the stated year through April 1 of the following year. The line graph assumes that the annuitant received an initial annuity payment of

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$1,000 on April 1 of the first year presented in the line graph under the annual Income Change Method. Each plot point on the line graph for the stated year represents the amount of the 12 monthly annuity payments made in that fiscal year under an annuity contract based on the above assumptions. The line graph shows how income payments would have changed over time if all of the contract owner’s income were received from the Account.
The changes in income payments shown in the line graph primarily reflect the investment performance of the Account. In particular, the investment performance of the Account can be impacted by the asset class (commercial real estate, equity (including REIT stocks) or fixed income) exposure within the Account. In general, increased exposure to commercial real estate, equity securities or fixed-income securities as different asset classes may have a negative impact on investment performance of the Account during periods of general market appreciation or depreciation, as the case may be. Annuity income payment experience can be impacted by: (i) the blended asset class exposure that exists at any given time within the Account when annuitizing from it; and (ii) the period in the market cycle in which the annuity payout occurs.
To understand the effect of investment performance, keep in mind that income payments reflect an assumed investment return of 4%. If the investment performance of the Account is constantly equal to the assumed investment return of 4% in a given year, a contract owner’s income payment in the following year would not change. If investment performance is 10% or 3% in a given year, income payments in the following year would increase by approximately 6% or decrease by approximately 1%, respectively.
The line graph shows the effect on income payments of past investment performance of the Account. There can be no assurance that future investment performance will be the same as in the past, and income payments under your contract may change more or less than those shown in the line graph below. The investment return of the Account will fluctuate over time. Such fluctuations in investment return could cause income payments under your annuity contract to vary. The amount of your initial income payment will depend upon several factors, including the size of your account balance that you apply to purchase income, which annuity income option you select (such as options on one or two lives and options with or without a guaranteed period), your payment frequency (monthly, quarterly, etc.) and your age (and the age of your annuity partner, if any).

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Death benefits
Choosing beneficiaries
Subject to the terms of your employer’s plan, death benefits under TIAA Contracts are payable to the beneficiaries you name. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can generally change your beneficiaries any time before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Changing beneficiaries may impact your annuity options, even for annuities that have already begun to make payments. Changes in tax laws may require certain designated beneficiaries to receive payment of death benefits within ten years of the year of your death in order to satisfy applicable federal income tax rules. For more information, see “Taxes.”
Amount of death benefit
If you die during the Accumulation Period, the death benefit is the amount of your accumulation. If you die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on an effective annual interest rate of 4%, of the unit annuity payments due for the remainder of the period.
Special Option for Spouses. If the surviving spouse is the sole Beneficiary when the contract owner dies for Contracts issued under an IRA or ATRA the surviving spouse can choose to become the contract owner and continue the contract, or receive the death benefit. However, if the surviving spouse is the sole Beneficiary when the contract owner dies for Contracts issued under employer-sponsored employee benefit plans (e.g., RA, SRA, GRA, GSRA, Retirement Choice, and Retirement Choice Plus annuity Contracts), then the spouse cannot accept the inherited contract as an owner.

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Payment of death benefit
To authorize payment and pay a death benefit, we must have received all necessary forms and documentation in “Good Order,” including proof of death and the selection of the method of payment.
Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on contract owners, insureds, beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances for non-ERISA accounts.
Contract owners are urged to keep their own, as well as their insureds’, beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and Social Security numbers. Such updates should be communicated electronically via www.tiaa.org, in writing to TIAA at P . O . Box 1259, Charlotte, NC 28201, or by calling our Automated Telephone Service (24 hours a day) at 800-842-2252.
Methods of payment of death benefits
Generally, you can choose for your Beneficiary the method we will use to pay the death benefit, but few contract owners do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. Your choice of Beneficiary may limit your available options with regard to payment of the death benefit. Changes in tax laws may require certain designated beneficiaries to receive payment of death benefits within ten years of your death in order to satisfy applicable federal income tax rules. For more information, see “Taxes.”
Payments during Accumulation Period: Currently, the available methods of payment for death benefits from funds in the Accumulation Period are:
•Single-Sum Payment, in which the entire death benefit is paid to your Beneficiary at once;
•One-Life Annuity With or Without Guaranteed Period, in which the death benefit is paid for the life of the Beneficiary or through the guaranteed period. This method is only available to eligible designated beneficiaries (see “Taxes” below);
•Annuity for a Fixed Period (only available for certain Contracts), in which the death benefit is paid for a fixed number of years (subject to the terms of the contract and the Internal Revenue Code’s minimum distribution requirements); and
•Minimum Distribution Payments, in which the Beneficiary can elect to have payments made automatically in the amounts necessary to satisfy the Code’s minimum distribution requirements. Consult your qualified tax advisor for more information. Death benefits are usually paid monthly

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(unless you chose a single-sum method of payment), but your Beneficiary can switch them to quarterly, semiannual or annual payments.
Payments during annuity period: If you and your annuity partner die during the annuity period, your Beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your Beneficiary can choose to receive the Commuted Value of those payments in a single sum unless you have indicated otherwise. The amount of the Commuted Value will be different from the total of the periodic payments that would otherwise be paid.
Ordinarily, death benefits are subject to federal tax. If taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, the death benefit would be taxed like annuity payments. For more information, see the discussion under “Taxes” below.
Your spouse’s rights to death benefits
In general, your choice of Beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may generally require a portion of the death benefit be paid to your spouse even if you have named someone else as Beneficiary. If you die without having named any Beneficiary, any portion of your death benefit not payable to your spouse will generally go to your estate unless your employer’s plan provides otherwise.
If you are married, and all or part of your accumulation is attributable to contributions made under:
A.an employer plan subject to ERISA, or
B.an employer plan that provides for spousal rights to benefits, then, only to the extent required by the Code or ERISA or the terms of your employer plan, will your rights to choose certain benefits be restricted by the rights of your spouse to receive benefits as follows:
•Spouse’s survivor retirement benefit. If you are married on your annuity starting date, your income benefit must be paid under a two-life annuity with your spouse as second annuitant.
•Spouse’s survivor death benefit. If you die before your annuity starting date and your spouse survives you, the payment of the death benefit to your named Beneficiary may be subject to your spouse’s right to receive a death benefit. Under an employer plan subject to ERISA, your spouse has the right to a death benefit of at least 50% of any part of your accumulation attributable to contributions made under such a plan. Under an employer plan not subject to ERISA, your spouse may have the right to a death benefit in the amount stipulated in the plan.
Your spouse may consent to a waiver of his or her rights to these benefits.

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Waiver of spouse’s rights to death benefits
If you are married, and all or part of your accumulation is attributable to contributions made under:
A.an employer plan subject to ERISA, or
B.an employer plan that provides for spousal rights to benefits, then, only to the extent required by the Code or ERISA or the terms of your employer plan, your spouse must consent to a waiver of his or her rights to survivor benefits before you can choose:
•an income option other than a two-life annuity with your spouse as second annuitant; or
•beneficiaries who are not your spouse for more than the percentage of the death benefit allowed by the employer plan; or
•a lump-sum benefit.
To waive the rights to spousal survivor benefits, we must receive, in a form satisfactory to us, your spouse’s consent, or a satisfactory verification that your spouse cannot be located. A waiver of rights with respect to an income option or a lump-sum benefit must be made in accordance with the Code and ERISA, or the applicable provisions of your employer plan. A waiver of the survivor death benefit may not be effective if it is made prior to the earlier of the plan year in which you reach age 35 or your severance from employment of your employer.
Verification of your marital status may be required, in a form satisfactory to us, for purposes of establishing your spouse’s rights to benefits or a waiver of these rights. You may revoke a waiver of your spouse’s rights to benefits at any time during your lifetime and before the annuity starting date. Your spouse may not revoke a consent to a waiver after the consent has been given.
Taxes
This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, please consult a qualified tax or legal advisor.
How the Real Estate Account is treated for tax purposes
The Account is not a separate taxpayer for purposes of the Code. Its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.
Contributions
Generally, contributions you can make under an employer’s plan are limited by federal tax law. For 2026, employee voluntary salary reduction contributions and

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Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $24,500 per year ($32,500 per year if you are age 50 or older). If your plan allows and you are ages 60 through 63, a higher catch-up limit applies under Secure 2.0 (see "Enacted Tax Legislation"). The higher limit is 150% of the regular catch-up contribution limit for participants ages 50 or older. For 2026, the higher limit is $11,250, resulting in a total contribution limit of $35,750. Certain long-term employees may be able to defer additional amounts to a 403(b) plan. 2026 contributions to Traditional and Roth IRAs, other than rollover contributions cannot generally exceed $7,500 per year ($8,600 per year for taxpayers age 50 or older), The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $24,500 ($32,500 if you are age 50 or older). The higher regular catch-up contribution limit for ages 60-63 also applies to these plans. Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.
Note that the dollar limits listed above are for 2026; different dollar limits may apply in future years.
Taxes on Withdrawals
During the Accumulation Period, Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed as ordinary income until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars are not taxable when withdrawn, but earnings attributable to these amounts are taxable (unless attributable to Roth contributions to a 401(a), 403(b) or governmental 457(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn). Generally, rollovers between qualified retirement plans and transfers between 403(b) plans are not taxed.
If you are planning to receive a distribution from an IRA for the purposes of rollover, you should be aware that only one rollover between IRAs is permitted in a 12-month period. The 12-month restriction period applies to the aggregate of all of the taxpayer’s IRAs, effectively treating them as one IRA for purposes of the limit. Please consult your qualified tax or legal adviser for more information before making an IRA rollover.
If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59½, and you do not timely roll over or directly transfer such distribution to an IRA or employer plan in accordance with federal tax law, you may have to pay a 10% early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% early distribution tax may apply to withdrawals made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any

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Roth IRA. A 10% early distribution tax may apply to amounts attributable to a Roth IRA conversion if they are distributed during the five taxable years beginning with the year in which the Roth IRA conversion was made. In general, however, there is no early distribution tax (1) made on or after the taxpayer reaches age 59½, (2) made on or after the death of the contract owner, (3) attributable to the taxpayer’s becoming disabled, or (4) made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer. As enacted under Secure 2.0, the substantially equal periodic payments exception continues to apply in the case of a rollover of a retirement account, or application of a retirement account to an annuity making distributions that satisfy the required minimum distribution rules. This is effective for transfers, rollovers, and exchanges after December 31, 2024 and effective for annuity distributions on or after December 29, 2023. Other exceptions may be applicable under certain circumstances such as distributions made in cases of financial hardship or unforeseeable emergencies or in connection with a qualified birth or adoption or terminal illness, and special rules may be applicable in connection with the exceptions enumerated above. Early distributions from 457(b) plans are not subject to a 10% early distribution tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax or legal advisor for more information.
Minimum distribution requirements
In most cases, you must begin taking minimum distributions from your qualified Contracts by your required beginning date of April 1 of the year following the calendar year in which you reach your RMD Applicable Age (or retirement, if later for employer retirement plan accounts.) For Traditional IRAs (other than Roth IRAs), and with respect to 5% or more owners of the business covered by a Keogh plan, your required beginning date is April 1 of the year following the calendar year in which you reach your RMD Applicable Age.
Your “RMD Applicable Age” is age 70½ if you were born before 7/1/1949; age 72 if you were born on or after 7/1/1949 or in 1950; age 73 if you were born between 1951 and 1959, and age 75 if you were born on or after 1960.
Other minimum distribution requirements apply to beneficiaries of deceased participants. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to an excise tax of up to 25% on the amount exceeding what you should have received. If a failure to take a required minimum distribution is corrected within a correction window, the excise tax on the failure is reduced to 10%. Roth IRAs and designated Roth accounts under employer plans are not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax or legal advisor for more information.

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Amounts payable to an individual non-spouse Beneficiary must generally be distributed in full within a 10-year period after the year of the participant’s death. If a participant’s death occurs after the participant’s required beginning date, the non-spouse Beneficiary must continue to take required minimum distributions at least as rapidly as the decedent during the first 9 years of the 10-year period. After the first Beneficiary dies, the 10-year distribution period would generally apply to the Beneficiary of the first deceased Beneficiary. Generally, the second-generation Beneficiary is also required to continue required minimum distributions at least as rapidly for the remainder of the 10-year distribution period. Certain exceptions apply to “eligible designated beneficiaries” which include chronically ill individuals (or a trust for their benefit), a minor child of the participant until he or she reaches majority (21 years of age), and anyone else who is older than or not more than 10 years younger than the participant. An eligible designated Beneficiary is generally able to satisfy the minimum distribution requirements by “stretching” payouts over the Beneficiary’s life expectancy. Final regulations with a general effective date of January 1, 2025 address many of the outstanding issues concerning interpretation of Secure 2.0 (see "Enacted Tax Legislation"). Surviving spouses may generally elect to determine RMD in the same manner as the deceased participant, using the Uniform Lifetime Table. Proposed regulations were issued alongside the final regulations to address the RMD of surviving spouses and certain other outstanding RMD issues under the final regulations. We cannot predict which proposed regulations will become final regulations. Consult your qualified tax or legal advisor for more information.
The current law also applies to One-Life, Two-Life and Fixed Period annuities beginning payments after December 19, 2019.
Withholding on distributions
If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20% from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20% withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.
We will generally withhold federal income taxes on the taxable portion of payments other than “eligible rollover distributions” in accordance with the withholding certificate you provide. IRS Form W-4R provides for withholding from 0% to 100%, with a 10% default rate. This form is generally used for distributions other than annuity payments. Annuity payments are subject to withholding based on IRS Form W-4P, with a default of Single with no adjustments. Individual non-resident, non-citizens of the United States use IRS Form W-8BEN (see Annuity Purchases by Non-Residents or Non-Citizens of the U.S.). Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment

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of federal income tax on the taxable portion of the payment. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages.
In addition, distributions may be subject to state and/or local taxes. You should consult a qualified tax or legal advisor regarding the appropriate withholding for your situation.
Premium taxes
Some states assess premium taxes on the qualified annuity premiums paid under the contract (e.g., IRA, 403(b), or 401(k)). We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, premium taxes range from 0% to 1% on qualified annuity premiums depending on the state.
Federal estate, gift, and generation-skipping transfer taxes
A purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.
Under certain circumstances, the Code may impose a gift tax when all or part of an annuity contract is transferred to another person for less than adequate consideration and a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. For 2026, the federal estate tax, gift tax, and GST tax exemptions and maximum rates are $15,000,000 and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Definition of “Spouse” under Federal Law
A person who meets the definition of “spouse” under federal law may avail themselves to certain rights and benefits under a contract. Any right of a spouse that is made available to continue the contract and all contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not

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marriages unless denominated as such. The impact of the Respect for Marriage Act, providing certain protections for interracial and same-sex marriages, on IRS guidance regarding civil unions and domestic partnerships is uncertain. Consult a qualified tax or legal advisor for more information on this subject.
Special rules for after-tax retirement annuities
If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.
In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:
•Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).
•Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.
Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated Beneficiary or for a period not extending beyond the life expectancy of your designated Beneficiary. The “designated Beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated Beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.
Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your Beneficiary may be required to take death benefit proceeds within a certain time period.
Penalty Tax on Certain Distributions. You may have to pay an early distribution tax (10% of the amount treated as taxable income) on distributions you take prior to age 59½. There are some exceptions to this rule, however. You should consult a qualified tax or legal advisor for information about those exceptions.

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Medicare Tax. Distributions from after-tax Contracts (such as ATRA Contracts) may be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (i.e., earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax or legal advisor for more information.
Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.
Certain Designations or Exchanges. Designating an annuitant, payee or other Beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax or legal advisor before you engage in any of these transactions.
Multiple Contracts. All non-qualified deferred annuity Contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10% early distribution tax (see above).
Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity Contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.
Owner Control. In certain circumstances, owners of non-qualified variable annuity Contracts have been considered for Federal income tax purposes to be the owners of the assets of the Separate Account supporting their Contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other Separate Account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.
Premium Taxes. Some states, the District of Columbia, and Puerto Rico assess premium taxes on the non-qualified premiums paid under the ATRA contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the premium taxes range from 0% to 3.5% on non-qualified premiums depending on the state.
Please consult a qualified tax or legal advisor for more information in relationship to the facts surrounding your personal financial situation.

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Residents of Puerto Rico
The IRS’s current position is that income from a nonqualified annuity received by residents of Puerto Rico from a contract issued by a U.S. insurer is U.S. source income that is generally subject to United States federal income tax.
Annuity purchases by nonresident, non-citizens of the United States
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity Contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax or legal adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Special rules for withdrawals to pay advisory fees
If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:
•the payment is for expenses that are ordinary and necessary;
•the payment is made from a Section 401 or 403 retirement plan or an IRA;
•your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and
•once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.
However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions. The IRS has privately ruled that withdrawals to pay advisory fees under some insurers’ non-qualified Contracts will not be treated as taxable distributions. TIAA did not obtain a ruling of this type for the ATRA Contract and the contract has not been changed to prepare for such a ruling request. You should consult a qualified tax or legal adviser as to whether you may exclude from income advisory fees paid to your financial advisor from ATRA Contracts.
Foreign tax credit
The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully

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reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA may be eligible to receive a foreign tax credit, which (subject to certain limitations) may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.
Enacted Tax Legislation
Secure 2.0 was signed into law under Division T of the Consolidated Appropriations Act of 2023. Certain Act provisions are effective 2026 or later years. On July 4, 2025, Congress enacted the One Big Beautiful Bill Act, Public Law 119-21. This law did not specifically address taxation of annuity Contracts. However, the Act concerns individual tax rates and expiring individual tax provisions, among many other individual tax provisions, and is likely to affect your personal tax situation. One such provision is the increase to the federal estate tax, gift tax and GST tax exemptions (see “Federal estate, gift and generation-skipping transfer taxes”). You should consult a tax adviser with respect to these legislative developments.
Possible tax law changes
There is always the possibility that the tax treatment of your contract could change by legislation or otherwise. However, the timing and nature of legislative changes is uncertain. Consult a tax or legal advisor with respect to legislative developments and their effect on your contract. We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and the above discussion does not constitute tax advice.

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General matters
Making choices and changes
You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice in “Good Order” satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in Beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.
Telephone and Internet transactions
You can use the TIAA website’s account access feature at www.tiaa.org 24 hours a day. Once logged into your account you can check your account balances, transfer to TIAA’s Traditional Annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA and/or to request lump sum transfers out of the Real Estate Account to another investment option. You can call our Automated Telephone Service at 800-842-2252 to check your accumulation balances and hear other personal account updates 24 hours a day. TIAA will use reasonable procedures to confirm that instructions given online or by phone are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made through the website or by phone are electronically recorded.
We can suspend or terminate your ability to transact by telephone or over the Internet for any reason.
Voting rights
You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.
Electronic prospectus
If you received this prospectus electronically and would like a paper copy, please call 877-518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.
Householding
To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one contract owner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877-518-9161, or write us at TIAA, P.O. Box 1529, Charlotte, NC 28201.

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Miscellaneous policies
Amending the Contracts: The contract may be amended by agreement of TIAA and the contract owner without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.
If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.
Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.
Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.
Anytime there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.
Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.
Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the Commuted Value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.
Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.
Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.
Distribution
The annuity Contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of FINRA. Services is a direct wholly owned subsidiary of TIAA and is

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located at 730 Third Avenue, New York, NY 10017-3206. No front end or deferred sales loads, sales charges or commissions are paid in connection with the distribution of Contracts.
State regulation
TIAA, the Real Estate Account, and the Contracts (including any proposed modification thereto) are subject to regulation by the NYDFS as well as by the insurance regulatory authorities of certain other states and jurisdictions.
TIAA and the Real Estate Account must file with the NYDFS both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYDFS at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, examinations of the Account’s operations are usually conducted periodically by insurance regulators in several other states.
Legal matters
All matters involving state law and relating to the Contracts, including TIAA’s right to issue the Contracts, have been passed upon by F. Scott Thomas, Managing Director, Associate General Counsel, TIAA Product & Distribution Law.
Carlton Fields. P.A. has provided legal advice to the Account related to certain matters under the federal securities laws.
Experts
The consolidated financial statements of the TIAA Real Estate Account incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The statutory-basis financial statements of Teachers Insurance and Annuity Association of America as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional information
Information available at the SEC
The Account has filed annual reports, quarterly reports, current reports and other information with the SEC. Information about the Account is also available at

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www.tiaa.org. The U.S. Securities and Exchange Commission (SEC) maintains an Internet site (www.sec.gov) that contains registration statements, reports, proxy and information statements, and other information regarding registrants (including the Account) that file electronically with the SEC.
The Account has also filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the units offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus, and any documents incorporated therein, are part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the units we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits as well as any documents incorporated by reference (including the Account’s 2025 Form 10-K). Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.
Incorporation of information by reference
The SEC allows the Account to “incorporate by reference” certain information that the Account files with the SEC. Incorporation by reference allows the Account to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. The Account filed a registration statement on Form S-1 under the Securities Act, with the SEC with respect to the securities it may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and other documents incorporated by reference herein, for further information about us and the securities the Account may offer pursuant to this prospectus.
Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Information Available from the SEC.”
The documents the Account is incorporating by reference into this prospectus are the Account’s 2025 Form 10-K. The 2025 Form 10-K contains, among other things, the Account’s annual audited financial statements as well as additional information regarding the Account’s business, properties, legal proceedings,

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changes in and disagreements with the accountants on accounting and financial disclosure, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and quantitative and qualitative disclosure about market risk.
Unless otherwise noted, the SEC file number for the document listed above is 033-92990.
Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated by reference herein. These documents will be provided to you at no cost, by contacting: Office of the Corporate Secretary, TIAA, 730 Third Avenue, New York, NY 10017-3206, telephone: 212-916-4000. In addition, such incorporated reports and documents can be located on TIAA’s website at www.tiaa.org/public/prospectuses/index.html.
The SEC also maintains a website that contains reports and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. The Account has not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. The Account is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
Information from TIAA
TIAA plan pricing
TIAA provides recordkeeping and other plan-related services for many retirement plans and their contract owners investing in the Account. A retirement plan sponsor typically agrees with TIAA on the services to be provided and a total price for providing these services to its plan and its contract owners. TIAA plan pricing arrangements can affect the overall costs of retirement plan investments for plan sponsors and contract owners. TIAA plan pricing arrangements are not reflected in the Account expenses described in this prospectus, and may result in compensation to TIAA that is more or less than TIAA’s cost associated with services for any plan.

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Employer plan fees
Your employer may, in accordance with the terms of your plan, withdraw amounts from your accumulations under your Retirement Choice or Retirement Choice Plus contract, and, if your certificate so provides, on your GRA or GSRA, or GA contract, to pay fees associated with the administration of the plan. TIAA processes such fee withdrawals in accordance with the terms of the record-keeping service agreement between TIAA and the plan sponsor. An employer plan fee withdrawal cannot be revoked after its effective date under the plan and will reduce the accumulation from which it is paid by the amount withdrawn.
Further information; reports to contract owners
TIAA will mail to each contract owner in the Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.
Customer complaints
Customer complaints may be directed to TIAA Customer Care, P .O. Box 1259, Charlotte, NC 28201-1259, telephone 800-842-2252.

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Financial statements
The condensed statutory-basis financial statement information of TIAA follows within this prospectus. The full audited statutory-basis financial statements of TIAA are included in this prospectus.
The statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the Contracts. They should not be considered as bearing upon the assets held in the Account.
The audited financial statements of the TIAA Real Estate Account are incorporated into this prospectus by reference to the Account’s 2025 Form 10-K as outlined in the section above entitled “Additional information — Incorporation of information by reference.”

Index to financial statements

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
140	Condensed statutory-basis financial statement information

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Teachers Insurance and Annuity Association of America
Condensed statutory-basis financial statement information
(The following condensed statutory-basis financial statement information has been derived from the audited statutory-basis financial statements, which are available upon request.)

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Statutory-basis statements of admitted assets, liabilities and capital and contingency reserves
	December 31,
(in millions except share amounts)	2025	2024

ADMITTED ASSETS
Bonds	$222,873	$213,616
Preferred stocks	908	1,054
Common stocks	3,920	2,361
Mortgage loans	36,692	38,205
Real estate	3,424	3,518
Cash, cash equivalents and short-term investments	520	3,541
Contract loans	362	433
Derivatives	1,448	1,929
Securities lending collateral assets	2,474	1,373
Other invested assets	43,663	43,476
Total cash and invested assets	316,284	309,506
Investment income due and accrued	2,288	2,128
Net deferred federal income tax asset	1,783	1,799
Other assets	1,873	1,248
Separate account assets	58,134	53,294
TOTAL ADMITTED ASSETS	$380,362	$367,975

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$263,239	$257,099
Dividends due to policyholders	2,312	2,308
Interest maintenance reserve	1,193	1,539
Borrowed money	110	100
Asset valuation reserve	6,358	6,172
Derivatives	831	98
Payable for collateral for securities loaned	2,474	1,373
Other liabilities	5,170	6,005
Separate account liabilities	57,002	52,231
TOTAL LIABILITIES	$338,689	$326,925

CAPITAL AND CONTINGENCY RESERVES
Capital stock and additional paid-in capital (2,500 shares of $1,000 par value common stock authorized, issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	5,942	5,942
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	35,728	35,105
TOTAL CAPITAL AND CONTINGENCY RESERVES	41,673	41,050
TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$380,362	$367,975

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Teachers Insurance and Annuity Association of America

Statutory-basis statements of operations
	For the Years Ended December 31,
(in millions)	2025	2024	2023

REVENUES
Insurance and annuity premiums and other considerations	$21,842	$19,876	$19,457
Annuity dividend additions	2,314	2,723	3,065
Net investment income	14,612	13,931	13,640
Other revenue	360	355	357
TOTAL REVENUES	$39,128	$36,885	$36,519

BENEFITS AND EXPENSES
Policy and contract benefits	$27,088	$26,499	$27,993
Dividends to policyholders	4,329	4,661	5,100
Increase in policy and contract reserves	5,213	3,648	3,905
Net operating expenses	1,440	1,645	1,636
Net transfers to (from) separate accounts	(1,294)	(906)	(3,082)
TOTAL BENEFITS AND EXPENSES	$36,776	$35,547	$35,552
Income before federal income taxes and net realized capital gains (losses)	$2,352	$1,338	$967
Federal income tax expense (benefit)	4	(125)	8
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(2,510)	(2,677)	(1,690)
NET INCOME (LOSS)	$(162)	$(1,214)	$(731)
Basis of presentation:
The financial statements of TIAA are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).
The following is a summary of the significant accounting policies followed by Teachers Insurance and Annuity Association of America (the “Company”):
Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. The principal for Treasury Inflation Protected Securities (“TIPS”) bonds is adjusted based on inflation and is recorded as an

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unrealized gain or loss and amortized over the remaining life of the security. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds that the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.
Included within bonds are asset-backed securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of asset-backed securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain asset-backed securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.
If it is determined that a decline in the fair value of a bond, excluding asset-backed securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.
For asset-backed securities and debt securities that do not qualify as bonds which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.
For asset-backed securities and debt securities that do not qualify as bonds, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.
In periods subsequent to the recognition of an OTTI loss for an asset-backed security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.
Preferred Stocks: Non-perpetual preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6, which are stated at the lower of amortized cost or fair value. Perpetual and mandatory convertible preferred stocks are carried at fair value. The fair value of preferred stocks is determined using prices provided by independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an

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Teachers Insurance and Annuity Association of America

investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss. Investment-grade bond ETFs are accounted for as common stocks and are stated at fair value.
Investments in subsidiary, controlled and affiliated (“SCA”) entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.
Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are

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included in “Other invested assets.” The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company evaluates the recoverability of income producing directly held real estate investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.
Other Invested Assets: Other invested assets primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s underlying equity percentage based on the respective entity’s most recent available audited US GAAP or International Financial Reporting Standards financial statements.
Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Other invested assets include the Company’s investments in debt securities that do not qualify as bonds under the Principles-Based Bond Definition and shall be reported as non-bond debt securities in scope of SSAP No. 21— Other Admitted Assets. Other invested assets also include residual tranches which apply the Allowable Earned Yield measurement method elected and shall be reported in scope under SSAP No. 21— Other Admitted Assets.
The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if an OTTI has occurred. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.
Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.
Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to one year at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.
Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included

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in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.
Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. The gains or losses on these contracts are recognized in a manner consistent with the disposed hedged item.
Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. The gains or losses on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.
Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums and accretion of derivative discounts, swap coupon cash flows and income accruals are recorded as a component of net investment income. The gains or losses on these contracts are recognized as realized capital gains (losses) and are subject to IMR or AVR treatment.
The Company monitors the unrealized loss position for replication credit default swaps. If it is determined that a decline in fair value is other than temporary, the cost basis will be written down to fair value and the amount of the write down is accounted for as a realized loss.
The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.
The net premiums and discounts of derivative trades are reported on the cash flow statement as either miscellaneous proceeds within proceeds from investments sold, matured or repaid or miscellaneous applications within cost of investments acquired. Upon termination, the net proceeds and payments are recorded on the cash flow statement as miscellaneous proceeds from investments sold, matured or repaid or miscellaneous applications within cost of investments acquired.
Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes

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off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.
Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s General Account and are maintained for the benefit of Separate Account contract holders. In accordance with the provisions of the Separate Account products, some Separate Account assets are considered legally insulated, which prevents such assets from being generally available to satisfy claims resulting from the General Account with the exception of the Separate Account MVA-1, which is not legally insulated. Separate Accounts are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value Separate Account agreements, in which case the assets are accounted for at amortized cost. Separate Account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract. Separate Account premiums and other considerations are recorded as income within "Insurance and annuity premiums and other considerations" and as an offsetting expense within "Net transfers to (from) Separate Accounts." Separate Account benefits and surrenders are recorded as expenses within "Policy and contract benefits" with an offsetting contra expense within "Net transfers to (from) Separate Accounts." Transfers to or from the General Account products from or to the Separate Account products are recorded within the "Net transfers to (from) Separate Accounts."

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.
Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.
At December 31, the major categories of assets that are non-admitted are as follows (in millions):

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	2025	2024	Change
Net deferred federal income tax asset	$3,293	$3,250	$43
Furniture and electronic data processing equipment	818	705	113
Invested assets	885	880	5
Prepaid expenses	185	195	(10)
Other	222	221	1
Total	$5,403	$5,251	$152
Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.
At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2025	2024

EDP equipment and computer software	$2,422	$2,287
Furniture and equipment and leasehold improvements	$233	$204
Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”
Reverse Repurchase Agreement: Reverse repurchase agreements are agreements to purchase and resell short-term securities. Reverse repurchase agreements are generally accounted for as secured borrowings. The assets transferred stay on the transferee's balance sheet. The Company records the amount paid for these securities purchased under agreements to resell in short-term investments.
Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities

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loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”
Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.
Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.
Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial guidelines and statutory regulations. The Company's funding agreements that are issued directly to states in support of state sponsored 529 college savings and scholarship plans do not contain life contingencies and are accounted for as deposit-type contracts. Funding agreements used in an investment spread capacity are also included within deposit-type contracts.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Reinsurance premiums, benefits and reserves are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company records a receivable for reinsured benefits paid but not yet reimbursed by the reinsurer and reduces policyholders' reserves for the portion of insurance liabilities that are reinsured. Commissions and expense allowances on reinsurance ceded are reported within other income in the summary of operations, and the balance sheet provision for due and accrued amounts is reported as an asset. Amounts shown in the financial statements are reported net of the impact of reinsurance.

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Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the Separate Accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity non-participating contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) and recorded in December of each year. Dividends on pension annuity non-participating contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus except for net deferred taxes related to the unrealized appreciation or depreciation on investments, which are included in the change in unrealized capital gains (losses) on investments. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a

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statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.
The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.

Statements of Cash Flows: Noncash activities are excluded from the Statutory-Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2025	2024	2023

Exchange/transfer/conversion/distribution of invested assets	$5,730	$6,047	$4,192
Annuity dividend additions	2,314	2,723	3,065
Capitalized interest	482	392	339
Interest credited on deposit-type contracts	674	660	490
Additional asset information
The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

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	2025
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Issuer Credit Obligations:
U.S. governments	$16,257	$51	$(2,030)	$14,278
Non-U.S. sovereign jurisdiction securities	3,617	118	(197)	3,538
Municipal bonds - general obligations	1,807	28	(113)	1,722
Municipal bonds - special revenues	13,380	66	(1,453)	11,993
Single entity backed obligations	776	1	(108)	669
Project finance bonds issued by operating entities	8,374	71	(719)	7,726
Mortgage loans that qualify as SVO-identified credit tenant loans	141	—	(10)	131
Corporate bonds	127,164	1,378	(11,264)	117,278
Bonds issued by funds representing operating entities	137	—	(19)	118
Bank loans	9,203	56	(269)	8,990
Other issuer credit obligations	216	3	(1)	218
Total	$181,072	$1,772	$(16,183)	$166,661

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	2024
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Issuer Credit Obligations:
U.S. governments	$18,668	$40	$(2,701)	$16,007
Non-U.S. sovereign jurisdiction securities	3,577	53	(328)	3,302
Municipal bonds - general obligations	959	1	(131)	829
Municipal bonds - special revenues	13,026	61	(1,640)	11,447
Single entity backed obligations	653	5	(21)	637
Project finance bonds issued by operating entities	8,154	65	(812)	7,407
Mortgage loans that qualify as SVO-identified credit tenant loans	111	—	(7)	104
Corporate bonds	118,100	802	(13,133)	105,769
Bonds issued by funds representing operating entities	155	—	(11)	144
Bank loans	10,157	91	(235)	10,013
Other issuer credit obligations	27	—	—	27
Total	$173,587	$1,118	$(19,019)	$155,686
Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2025
Issuer Credit Obligations	$14,989	$(332)	$14,657	$114,842	$(15,535)	$99,307
Asset-Backed Securities	2,671	(92)	2,579	24,313	(1,797)	22,516
TOTAL BONDS	$17,660	$(424)	$17,236	$139,155	$(17,332)	$121,823
Unaffiliated common stocks	124	(40)	84	250	(45)	205
Preferred stocks	25	(6)	19	161	(43)	118
TOTAL BONDS AND STOCKS	$17,809	$(470)	$17,339	$139,566	$(17,420)	$122,146

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	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2024
Issuer Credit Obligations	$25,799	$(769)	$25,030	$107,206	$(16,314)	$90,892
Asset-Backed Securities	5,554	(142)	5,412	38,951	(4,385)	34,566
TOTAL BONDS	$31,353	$(911)	$30,442	$146,157	$(20,699)	$125,458
Unaffiliated common stocks	310	(9)	301	851	(50)	801
Preferred stocks	—	—	—	152	(40)	112
TOTAL BONDS AND STOCKS	$31,663	$(920)	$30,743	$147,160	$(20,789)	$126,371
Estimated fair values for bonds are subject to market fluctuations, including changes in interest rates. Generally, if interest rates increase, the value of bonds will decrease, and conversely a decline in general interest rates will tend to increase the value of bonds. As of December 31, 2025, 97% of unrealized losses were from investment grade bonds.Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.
Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	2025	2024
Mortgage Loans by Property Type (Commercial & Residential)	% of Total	% of Total
Apartments	27.3%	26.3%
Office buildings	20.9	22.3
Industrial buildings	17.0	15.2
Shopping centers	12.7	14.6
Other-commercial	11.5	11.9
Residential	10.6	9.7
TOTAL	100.0%	100.0%

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	2025		2024
	% of Total		% of Total
Mortgage Loans by Geographic Distribution	Commercial	Residential	Commercial	Residential
Pacific	19.2%	44.2%	21.0%	44.2%
South Atlantic	16.5	15.4	16.2	16.1
Middle Atlantic	16.9	8.2	17.8	8.5
South Central	8.5	10.3	9.9	10.6
North Central	10.8	5.2	9.0	5.3
New England	7.7	3.2	7.8	2.7
Mountain	2.5	13.5	2.2	12.6
Other	17.9	—	16.1	—
TOTAL	100.0%	100.0%	100.0%	100.0%
Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV
Pacific states are AK, CA, HI, OR and WA
South Central states are AL, AR, KY, LA, MS, OK, TN and TX
Middle Atlantic states are PA, NJ and NY
North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI
New England states are CT, MA, ME, NH, RI and VT
Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY
Other includes investments in Australia, United Kingdom and other countries.
Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2025	2024	2023
Bonds	$10,245	$9,959	$9,500
Stocks	333	279	141
Mortgage loans	1,738	1,773	1,759
Real estate	472	499	492
Derivatives	280	297	299
Other invested assets	2,535	2,202	2,292
Cash, cash equivalents and short-term investments	61	87	78
Contract loans	19	3	3
Total gross investment income	15,683	15,099	14,564
Less investment expenses	(1,222)	(1,376)	(1,359)
Net investment income before amortization of IMR	14,461	13,723	13,205
Plus amortization of IMR	151	208	435
NET INVESTMENT INCOME	$14,612	$13,931	$13,640
Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31, are as follows (in millions):

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	2025	2024	2023
Bonds	$(373)	$(615)	$(479)
Stocks	39	(33)	(718)
Mortgage loans	(269)	(722)	(402)
Real estate	49	98	60
Derivatives	(152)	(108)	(43)
Other invested assets	(2,065)	(1,582)	(1,249)
Cash, cash equivalents and short-term investments	66	23	86
Total before capital gains taxes and transfers to IMR	(2,705)	(2,939)	(2,745)
Transfers to IMR	195	262	1,047
Capital gain/loss tax benefit (expense)	—	—	8
Net realized capital losses less capital gains taxes, after transfers to IMR	$(2,510)	$(2,677)	$(1,690)
Federal Income Taxes: By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.

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Appendix A — Management of TIAA
The TIAA Real Estate Account has no officers or directors and no TIAA Trustee or executive officer receives compensation from the Account. Rather, TIAA officers, under the direction and control of the Board, manage the investment of the Account's assets, following investment management procedures that TIAA has adopted for the Account. The Trustees and certain principal executive officers of TIAA as of March 1, 2026, their years of birth ("YOB"), and their principal occupations during at least the past five years are as follows:

TRUSTEES
Name & Year of Birth	Principal Occupations During Past 5 Years
James R. Chambers Chairman of the TIAA Board of Trustees YOB: 1957	Director, President and Chief Executive Officer (2013 to 2016), and Special Advisor, Board (2016), Weight Watchers International, Inc. Chairman (2018 to 2022), Director (2012 to 2025), Big Lots, Inc. Finance and Investment Committee Member (2021 to present), Atlantic Health Systems. Strategic Advisor to the Board, Ocean Spray (2022 to present).
Priya Abani YOB: 1975	President, Chief Executive Officer and Director, Alive Cor Inc. (2019 to present). General Manager, Alexa Voice Service team, Amazon, Inc. (2016 to 2019). Director, Jacobs Engineering Group, Inc. (2021 to present).
Samuel R. Bright YOB: 1984	Vice President and General Manager of Google Play + Developer Ecosystem, Google (2023 to present). Chief Product and Experience Officer, Upwork (2020 to 2022). Vice President, General Manager – Verticals (2019 to 2020); Vice President, Soft Goods (2018 to 2019); Senior Director, Art & Collectibles (2016 to 2018); and a series of other M&A and Strategic Partnership roles (2012 to 2016), eBay. President and Board Member of certain Upwork subsidiaries (2021 to 2022). Advisory Council Member, Smithsonian National Postal Museum (2019 to 2023). Board Member, Benetech (2016 to 2021). Manager, Formosa Miaoli LLC (2025 to present).
Jason E. Brown YOB: 1978	CEO, MRO Corp. (2022 to present). CEO, Discovery Health Partners (2018 to 2022). President, Evolent Health (2014 to 2018). Board Member, YMCA Chicago (2019 to present).
Jeffrey R. Brown YOB: 1968	Larry Gies Family Endowed and Professor of Business, Dean Emeritus (2024 to present), Josef and Margot Lakonishok Professor of Business (2015-2024), Gies College of Business at the University of Illinois at Urbana-Champaign. Advisory Board Member, StoicLane (2025 to present). Board Member, Brown Eagle Investments, LLC (2018 to present). Board Member, Illinois Ventures, LLC (2022 to present). Chair (2019 to 2024) and Board Member (2016 to 2024), Illinois Global Gateway, LLC. Board Member, University of Illinois Research Park (2019 to 2024). Board Member (2020 to present), Executive Vice Chair (2022), and President (2023 to 2024), Prairielands Council, Scouting BSA. Academic Engagement Network (2018 to present), Tax Policy Center (2013 to present), and Aspen Institute Leadership Forum on Retirement Savings (2020 to present).

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TRUSTEES
Name & Year of Birth	Principal Occupations During Past 5 Years
Ángel Cabrera YOB: 1967	President, Georgia Institute of Technology (2019 to present). President, George Mason University (2012 to 2019). President, Thunderbird School of Global Management, Arizona State University (2004 to 2012). Dean, IE Business School in Madrid (1998 to 2004). Trustee, Georgia Tech Foundation, Inc. (2019 to present). Chair, Georgia Tech Athletic Association (2019 to present). Director, National Geographic Society (2017 to present). Member, Harvard College Visiting Committee (2021 to present). Trustee, Atlanta Committee for Progress (2019 to present). Director, Metro Atlanta Chamber of Commerce (2019 to present). Trustee, Bankinter Foundation for Innovation (2012 to present). Board Member, Association of American Universities (2024 to present).
Michael R. Fanning YOB: 1963	CEO, Advisor360 (2023 to present). Head of US Insurance and Wealth Management, MassMutual (2017 to 2023). CEO, MassMutual Ascend (2022 to 2023). Director, MassChallenge (2023 to present). Director, Axcelus Financial (2023- present).
Lisa W. Hess YOB: 1955	President and Managing Partner, SkyTop Capital (2010 to 2020). Director, Radian Group, Inc. (2011 to 2025). Director, TIAA, FSB (a wholly owned subsidiary of TIAA) (2015 to 2023). Trustee, John Simon Guggenheim Memorial Foundation (2023 to present). Trustee, New York Society Library (2023 to present). Director, Oak Spring Garden Foundation (2024 to present). Trustee, American Friends of the British Museum (2025 to present).
Edward M. Hundert, M.D. YOB: 1956	Associate Director of the Centre for Bioethics (2014 to present), Senior Lecturer in Global Health and Social Medicine (2023 to present), Senior Philanthropic Advisor for Alumni Affairs and Development (2023 to present), Dean for Medical Education (2014 to 2023), and Daniel D. Federman, M.D. Distinguished Professor in Residence of Global Health and Social Medicine and Medical Education (2014 to 2024), Harvard University Medical School. Faculty member, Massachusetts General Hospital Center for Law, Brain and Behavior (2011 to 2023). Senior Advisor, Huron Consulting Group (2023 to present). Trustee, 109-115 Sewall Avenue Condominium Trust (2025 to present).
Gina L. Loften YOB: 1965	Chief Technology Officer for the US at Microsoft Corporation (2019 to 2021). Chief Technology Officer for IBM North American Consulting Services (2018 to 2019). Chief Innovation Officer for IBM (2015 to 2018). Director, TTEC (2021 to present). Director, Thoughtworks (2021 to present). Director, Foursquare (2021 to present). Director, Modernizing Medicine (2021 to 2025). Director, Interwell Health (2022 to 2025). Director (2021 to present), Chair (2025 to present), NC School of Science and Mathematics Foundation. Trustee (2023 to present), Chair (2025 to present), North Carolina AT&T State University.

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Ramona E. Romero YOB: 1962	Vice President & General Counsel (2019 to present) and General Counsel (2014 to 2019), Princeton University. Trustee, Barnard College (2019 to 2023). Trustee, Legal Services of New Jersey (2020 to present). Director, National Association of Women Lawyers (2022 to present). Member, Presidential Commission on White House Fellowships (2021 to 2025).
Kim M. Sharan YOB: 1957	Founder and CEO, Kim M. Sharan, LLC (2014 to 2024). Founding Member and Managing Partner, Connective Partners LLC (2022 to present). CEO and Executive Committee member, The Acelera Connective (2022 to present). Consultant, The Council (2021 to 2023). Board Member, Partner Here (2014 to present). Board Member, Ag Resource Management (2023 to present). Advisory Board Member, Own the Room (2016 to 2023). Advisory Board Member, Hearsay Social (2019 to 2021). Advisory Board Member, Yext (2016 to 2018 and 2021 to 2022). Advisory Board Member, Vera Health (2021 to 2023). Director, TIAA FSB (a wholly-owned subsidiary of TIAA) (2020 to 2023). Director, TIAA, Trust, N.A. (a wholly-owned subsidiary of TIAA) (2023 to present). Member, Women’s Forum New York (2012 to present).
La June Montgomery Tabron YOB: 1962
President and CEO of the W.K. Kellogg Foundation (2014 to present). Board Member, Kellanova (2024 to present). Board Member, Kellogg Company (2014 to 2024). Chair of the W.K. Kellogg Trust (2014 to present). Director, Bronson Healthcare Group (2011 to 2025). Board Member, Detroit Regional Partnership (2019 to present). Trustee, Upjohn Institute for Employment Research (2022 to present). Trustee, Descendants Truth & Reconciliation Foundation (2021 to present). Executive Committee Member, Michigan Economic Development Corporation (2022 to present). Board Member, Southern Communities Initiative (2023 to present).

OFFICER-TRUSTEES
Name & Year of Birth	Principal Occupations During Past 5 Years
Thasunda Brown Duckett YOB: 1973	President and Chief Executive Officer of TIAA (2021 to present).
Prior positions: Chief Executive Officer, Consumer Banking (2016 to 2021) and Chief Executive Officer, Chase Auto Finance (2013 to 2016) at JPMorgan Chase & Co. Director, Nike, Inc. (2019 to present). Director, Brex (2022 to present). Trustee, New York-Presbyterian Hospital (2023 to present).

OFFICERS
Name & Year of Birth	Principal Occupations During Past 5 Years
Colbert Narcisse YOB: 1965
Senior Executive Vice President, Chief Product Officer, Head of Insurance Solutions & New Markets, TIAA; President and Chief Executive Officer, College Retirement Equities Fund and TIAA Separate Account VA-1; Manager, TIAA-CREF Individual & Institutional Services, LLC. Prior positions: Executive Vice President, National Wealth Advisory Services; Senior Managing Director, National Wealth Advisory Services, TIAA. Managing Director and the Head of International Wealth Management at Morgan Stanley (2017 to 2019).

Christopher Baraks YOB: 1970	Senior Vice President, Chief Accounting Officer and Corporate Controller, TIAA and CREF. Prior positions: Vice President, Head of Tax, TIAA and CREF.

TIAA Real Estate Account ■ Prospectus	159

PORTFOLIO MANAGEMENT TEAM
Name & Year of Birth	Principal Occupations During Past 5 Years
Chris Burk YOB: 1971
Managing Director, Senior Portfolio Manager, Head of TIAA Real Estate Account (since January 2023). Prior positions: Managing Director, Co-Portfolio Manager, Co-Head of TIAA Real Estate Account (September 2022 to December 2022); Managing Director, Senior Portfolio Manager, Real Estate, TIAA (March 2020 to September 2022). Senior Director, Real Estate Portfolio Management, TIAA (2018 to 2020).

160	TIAA Real Estate Account ■ Prospectus

Appendix B — Special terms
Accumulation: The total value of your Accumulation Units in the Real Estate Account.
Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a Beneficiary.
Accumulation Unit: A share of participation in the Real Estate Account for someone in the Accumulation Period. The Account’s Accumulation Unit value changes daily.
Annuity Unit: A measure used to calculate the amount of annuity payments due a contract owner.
Beneficiary: Any person or institution named to receive benefits if you die during the Accumulation Period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.
Business Day: Any day the New York Stock Exchange (“NYSE”) or its affiliated exchanges NYSE Arca Equities or NYSE American (collectively with NYSE, the “NYSE Exchanges”) is open for trading. A Business Day generally ends at 4 p.m. Eastern Time or when trading closes on the NYSE Exchanges, if earlier. A Business Day may end early only as of the latest closing time of the regular (or core) trading session of any of the NYSE Exchanges.
Calendar Day: Any day of the year. Calendar days end at the same time as Business Days.
Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the Annuity Unit value was last calculated.
Contracts: Individual and group variable annuity Contracts issued by TIAA.
Eligible Institution: A non-profit institution, including any governmental institution, organized in the United States.
ERISA: The Employee Retirement Income Security Act of 1974, as amended.
General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA Separate Accounts.
Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application (or complete request for redemptions, transfers, withdrawals or payment of death or other benefits), and any other information or supporting documentation we may require. With respect to purchase requests, “Good Order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in “Good Order” and reserve the right to change or waive any “Good Order” requirement at any time either in general or with respect to a particular plan,

TIAA Real Estate Account ■ Prospectus	161

contract or transaction. In addition, it is also possible that if we are unable to reach you to obtain additional or missing information relating to incomplete applications, or transaction requests that are not in “Good Order,” the transaction may be cancelled.
Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual Income Change Method, your payments are revalued once each year. Under the monthly Income Change Method, your payments are revalued every month.
Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.
Valuation Day: Any Business Day.
Valuation Period: The time from the end of one Valuation Day to the end of the next.
For purposes of this prospectus, the term “we” refers collectively to the Account and the TIAA officers that provide management services to the Account, as well as TIAA and Services, both of which provide services for the Account.

162	TIAA Real Estate Account ■ Prospectus

How to reach us

By mail	Insurance planning center
Send all notices, forms, requests or payments to:	After-tax annuities and life insurance For an existing policy or contract
TIAA P.O. Box 1259 Charlotte, NC 28201	800-223-1200 To apply for a new policy or contract 877-825-0411
TIAA website	8 a.m. to 8 p.m. (ET), Monday–Friday
Account performance, personal account information and transactions, product descriptions, and information about investment choices and income options	For the hearing- or speech-impaired 800-842-2755 8 a.m. to 10 p.m. (ET), Monday–Friday
TIAA.org 24 hours a day, 7 days a week	TIAA Brokerage Services
Automated telephone service (ATS)	Self-directed brokerage accounts for investing in stocks, bonds and mutual funds
Check account performance and accumulation balances, change allocations, transfer funds and verify credited premiums	800-927-3059 8 a.m. to 7 p.m. (ET), Monday–Friday
800-842-2252 24 hours a day, 7 days a week	TIAA-CREF Tuition Financing, Inc. Tuition financing programs
888-381-8283
National Contact Center	8 a.m. to 8 p.m. (ET), Monday–Friday
Account services, retirement saving and planning, income options and payments, beneficiary services and tax reporting	Advisor services
800-842-2252 8 a.m. to 10 p.m. (ET), Monday–Friday	888-842-0318 8 a.m. to 7:30 p.m. (ET), Monday–Friday

Planning and service center
TIAA-CREF mutual funds
800-223-1200 8 a.m. to 6 p.m. (ET), Monday–Friday

©2026 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017-3206

Printed on paper containing recycled fiber	A10989 (5/26)

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.

SEC registration fees	$372,870
Costs of printing and engraving	600,000	*
Legal fees	78,000	*
Accounting fees	30,000	*
Blue Sky registration fees	5,000	*
Miscellaneous	18,200	*
Total	$1,104,070
*Approximate
Item 14. Indemnification of Directors and Officers.
Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the New York Department of Financial Services not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.
Item 15. Recent Sales of Unregistered Securities.
None.

Item 16: Exhibits and Financial Statement Schedules
(a) Exhibits

(1)	(A)
Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC[1]

(3)	(A)	Restated Charter of TIAA (as amended)[2]
	(B)	Amended Bylaws of TIAA[3]
(4)	(A)
Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[4], Keogh Contract[5], Retirement Choice and Retirement Choice Plus Contracts[5] and Retirement Select and Retirement Select Plus Contracts and Endorsements[6]

	(B)	Forms of Income-Paying Contracts[4]
	(C)	(1) Form of Contract Endorsement for Internal Transfer Limitation[7]
(2) Form of Contract Endorsement for Internal Transfer Limitation[27]
	(D)	(1) Form of Non-ERISA Retirement Choice Plus Contract[9]
(2) Form of Non-ERISA Retirement Choice Plus Certificate[9]
	(E)	(1) Form of Trust Company Retirement Choice Contract[10]
(2) Form of Trust Company Retirement Choice Certificate[10]
(3) Form of Trust Company Retirement Choice Contract[28]
(4) Form of Trust Company Retirement Choice Certificate[29]
	(F)	(1) Form of Trust Company Retirement Choice Plus Certificate[11]
(2) Form of Trust Company Retirement Choice Plus Contract[11]
(3) Form of Trust Company Retirement Choice Plus Contract[30]
(4) Form of Trust Company Retirement Choice Plus Certificate[31]
(G)
Form of Income Test Drive Endorsement for Retirement Annuity Contracts, After-Tax Retirement Annuity Contracts, Supplemental Retirement Annuity Contracts, IRA Contracts (including Rollover IRA, Contributory IRA, Roth IRA, OneIRA)[12]

(H)
Form of Income Test Drive Endorsement for Group Retirement Annuity Certificates, Group Supplemental Retirement Annuity Certificates, Keogh Certificates, Retirement Choice Certificates, Retirement Choice Plus Certificates, Non-ERISA Retirement Choice Plus Certificates, Trust Retirement Choice Certificates, and Trust Retirement Choice Plus Certificates[13]

	(I)	Form of OneIRA Non-Qualified Deferred Annuity Contract (and Rate Schedule)[14]
(J)
(1) Form of Endorsement to Retirement Choice and Retirement Choice Plus Contracts for Custom Portfolios [16] (2) Form of Endorsement to Retirement Choice and Retirement Choice Plus Certificates for Custom Portfolios [17]

	(K)	Form of Endorsement to Group Supplemental Retirement Annuity (GSRA) Certificate [18]
(L)
(1) Form of Contract, Rate Schedule and Certificate for Multiple Employer Plan Retirement Choice Annuity Contract [19]
(2) Form of Contract, Rate Schedule and Certificate for Multiple Employer Plan Retirement Choice Plus Annuity Contract [20]

	(M)	Form of Retirement Plan Loan Endorsement to Group Retirement Annuity Certificate[21]
	(N)	Form of Retirement Plan Loan Endorsement to Retirement Annuity Contract[22]
	(O)	Form of Retirement Plan Loan Endorsement to Supplemental Retirement Annuity Contract[23]
	(P)	Form of Required Minimum Distribution Endorsement to All Annuity Contracts[24]
	(Q)	Form of Required Minimum Distribution Endorsement to All Annuity Contracts[25]
(5)		Opinion and Consent of Scott Thomas, Esq.*
(10)	(A)	Amended and Restated Independent Fiduciary Letter Agreement, dated as of February 21, 2018, between TIAA, on behalf of the Registrant, and RERC, LLC[15]
	(B)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[8]
	(C)	Independent Fiduciary Letter Agreement, dated as of February 10, 2022, between TIAA, on behalf of the Registrant, and Situs AMC Real Estate Valuation Services, LLC.[26]
	(D)	Form of Note Purchase Agreement, dated as of June 10, 2022, between TIAA, on behalf of the Registrant, and Purchasers.[32]
	(E)	Form of Note Purchase Agreement, dated as of March 21, 2023, by and between TIAA on behalf of the Registrant, and the Purchasers party thereto.[33]
	(F)	First Amendment to the Custodian Agreement, dated as of September 25, 2024 by and between TIAA, on behalf of the registrant, and State Street Bank and Trust Company, N.A.[34]
	(G)	Form of Note Purchase Agreement, dated as of October 22, 2025, by and between TIAA on behalf of the Registrant, and the Purchasers party thereto.[35]
(19)		TIAA Enterprise Material Non-Public Information and Insider Trading Policy[36]
(23)	(A)	Consent of Scott Thomas, Esq. (included in Exhibit 5)*
	(B)	Consent of Carlton Fields. P.A.*
	(C)	Consent of PricewaterhouseCoopers LLP*
	(D)	Consent of PricewaterhouseCoopers LLP*
(24)		Powers of Attorney[40]
(99)		Annual Report on Form 10-K for the fiscal year ended December 31, 2025[37]
(101)
The following financial information from the Registration Statement on Form S-1 for the periods ended December 31, 2025, formatted in XBRL (Extensible Business Reporting Language): (i) the Statements of Assets and Liabilities, (ii) the Statements of Operations, (iii) the Statements of Changes in Net Assets, (iv) the Statements of Cash Flows, and (v) the Notes to the Financial Statements. Any other required schedule has been omitted because the schedule is not applicable to the registrant.[38]

(107)		Filing Fee Table[39]

*Filed herewith.

1Previously filed and incorporated herein by reference to Exhibit 1(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 15, 2013 (File No. 333-187309).
2Previously filed and incorporated herein by reference to Exhibit 3(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).
3Previously filed and incorporated herein by reference to Exhibit 3(B) to the Account’s Registration Statement on Form S-1, filed with the Commission on April 22, 2015 (File No. 333-202583).
4Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).
5Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).
6Previously filed and incorporated herein by reference to Exhibit 4(A) to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).
7Previously filed and incorporated herein by reference to Exhibit 4(C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Commission on November 12, 2010 (File No. 33-92990).
8Previously filed and incorporated herein by reference to Exhibit 10(B) to the Account’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and filed with the Commission on March 14, 2013 (File No. 33-92990).
9Previously filed and incorporated by reference to Exhibit 4(D)(1) and 4(D)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).
10Previously filed and incorporated by reference to Exhibit 4(E)(1) and 4(E)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).
11Previously filed and incorporated by reference to Exhibit 4(F)(1) and 4(F)(2) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 21, 2017 (File No. 333-216849).
12Previously filed and incorporated by reference to Exhibit 4(G) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).
13Previously filed and incorporated by reference to Exhibit 4(H) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).
14Previously filed and incorporated by reference to Exhibit 4(I) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 15, 2018 (File No. 333-216849).
15Previously filed and incorporated by reference to Exhibit 10.1 to the Account’s Current Report on Form 8-K, filed with the Commission on March 1, 2018 (File No. 33-92990).
16Previously filed and incorporated by reference to Exhibit 4(J)(1) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 14, 2019 (File No. 33-92990).
17Previously filed and incorporated by reference to Exhibit 4(J)(2) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 14, 2019 (File No. 33-92990).
18Previously filed and incorporated by reference to Exhibit 4(K) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 14, 2019 (File No. 33-92990).
19Previously filed and incorporated by reference to Exhibit 4(L)(1) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 12, 2020 (File No. 33-92990).
20Previously filed and incorporated by reference to Exhibit 4(L)(2) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 12, 2020 (File No. 33-92990).
21Previously filed and incorporated by reference to Exhibit 4(M) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 11, 2021 (File No. 33-92990).
22Previously filed and incorporated by reference to Exhibit 4(N) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 11, 2021 (File No. 33-92990).
23Previously filed and incorporated by reference to Exhibit 4(O) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 11, 2021 (File No. 33-92990).
24Previously filed and incorporated by reference to Exhibit 4(P) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 11, 2021 (File No. 33-92990).
25Previously filed and incorporated by reference to Exhibit 4(Q) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 11, 2021 (File No. 33-92990).
26Previously filed and incorporated by reference to Exhibit 10.1 to the Account’s Current Report on Form 8-K, filed with the Commission on February 16, 2022 (File No. 33-92990).
27Previously filed and incorporated by reference to Exhibit 4(C)(2) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 9, 2023 (File No. 33-92990).
28Previously filed and incorporated by reference to Exhibit 4(E)(3) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 9, 2023 (File No. 33-92990).
29Previously filed and incorporated by reference to Exhibit 4(E)(4) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 9, 2023 (File No. 33-92990).

30Previously filed and incorporated by reference to Exhibit 4(F)(3) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 9, 2023 (File No. 33-92990).
31Previously filed and incorporated by reference to Exhibit 4(F)(4) to the Account’s Annual Report on Form 10-K, filed with the Commission on March 9, 2023 (File No. 33-92990).
32Previously filed and incorporated herein by reference to Exhibit 10 (C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and filed with the Commission on August 5, 2022 (File No. 33-92990).
33Previously filed and incorporated herein by reference to Exhibit 10(c) to the Account’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and filed with the Commission on August 4, 2023 (File No. 333-270449).
34Previously filed and incorporated by reference to Exhibit 10(E) to the Accounts's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and filed with Commission on November 1, 2024 (File No. 33-92990).
35Previously filed and incorporated herein by reference to Exhibit 10 (G) to the Account's Annual Report on Form 10-K, filed with the Commission on March 12, 2026 (File No. 33-92990)
36Previously filed and incorporated by reference to Exhibit 19 to the Account’s Annual Report on Form 10-K, filed with the Commission on March 12, 2026 (File No. 33-92990).
37Previously filed and incorporated by reference to the Account's Annual Report on Form 10-K, filed with the Commission on March 12, 2026 (File No. 33-92990).
38Previously filed and incorporated by reference to Exhibit 101 to the Account’s Annual Report on Form 10-K, filed with the Commission on March 12, 2026 (File No. 33-92990).
39Previously filed and incorporated by reference to Exhibit 107 to the Account’s Registration Statement on Form S-1, filed with the Commission on March 12, 2026 (File No. 333-294258).
40Previously filed and incorporated by reference to Exhibit 24 to the Account’s Registration Statement on Form S-1, filed with the Commission on March 12, 2026 (File No. 333-294258).
All Schedules have been omitted because they are not required under the related instructions or are inapplicable.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To provide the full financial statements of TIAA promptly upon written or oral request.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Report of independent auditors

To the Board of Trustees of Teachers Insurance and Annuity Association of America

Opinions
We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (the “Company”), which comprise the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves as of December 31, 2025 and 2024, and the related statutory-basis statements of operations, of changes in capital and contingency reserves, and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the “financial statements”).
Unmodified Opinion on Statutory Basis of Accounting
In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.
Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2025 and 2024, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2025.
Basis for Opinions
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.
Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.
The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 11, 2026

Statutory—basis statements of admitted assets, liabilities and capital and contingency reserves
Teachers Insurance and Annuity Association of America

	December 31,
(in millions, except share amounts)	2025	2024
ADMITTED ASSETS
Bonds	$222,873	$213,616
Preferred stocks	908	1,054
Common stocks	3,920	2,361
Mortgage loans	36,692	38,205
Real estate	3,424	3,518
Cash, cash equivalents and short-term investments	520	3,541
Contract loans	362	433
Derivatives	1,448	1,929
Securities lending collateral assets	2,474	1,373
Other invested assets	43,663	43,476
Total cash and invested assets	316,284	309,506
Investment income due and accrued	2,288	2,128
Net deferred federal income tax asset	1,783	1,799
Other assets	1,873	1,248
Separate account assets	58,134	53,294
Total admitted assets	$380,362	$367,975
LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$263,239	$257,099
Dividends due to policyholders	2,312	2,308
Interest maintenance reserve	1,193	1,539
Borrowed money	110	100
Asset valuation reserve	6,358	6,172
Derivatives	831	98
Payable for collateral for securities loaned	2,474	1,373
Other liabilities	5,170	6,005
Separate account liabilities	57,002	52,231
Total liabilities	338,689	326,925
Capital and Contingency Reserves
Capital stock and additional paid-in capital (2,500 shares of $1,000 par value common stock authorized, issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	5,942	5,942
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	35,728	35,105
Total capital and contingency reserves	41,673	41,050
Total liabilities, capital and contingency reserves	$380,362	$367,975

Statutory—basis statements of operations
Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2025	2024	2023
REVENUES
Insurance and annuity premiums and other considerations	$21,842	$19,876	$19,457
Annuity dividend additions	2,314	2,723	3,065
Net investment income	14,612	13,931	13,640
Other revenue	360	355	357
Total revenues	$39,128	$36,885	$36,519
BENEFITS AND EXPENSES
Policy and contract benefits	$27,088	$26,499	$27,993
Dividends to policyholders	4,329	4,661	5,100
Increase in policy and contract reserves	5,213	3,648	3,905
Net operating expenses	1,440	1,645	1,636
Net transfers to (from) separate accounts	(1,294)	(906)	(3,082)
Total benefits and expenses	$36,776	$35,547	$35,552
Income before federal income taxes and net realized capital gains (losses)	$2,352	$1,338	$967
Federal income tax expense (benefit)	4	(125)	8
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(2,510)	(2,677)	(1,690)
Net income (Loss)	$(162)	$(1,214)	$(731)

Statutory—basis statements of changes in capital and contingency reserves
Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Surplus Notes	Contingency Reserves	Total
Balance, December 31, 2022	$3	$6,291	$36,435	$42,729
Net income (loss)	—	—	(731)	(731)
Change in net unrealized capital gains (losses) on investments, net of $(55) in taxes	—	—	230	230
Change in asset valuation reserve	—	—	(226)	(226)
Change in liability for reinsurance in unauthorized companies	—	—	1	1
Change in net deferred income tax	—	—	609	609
Change in post-retirement benefit liability	—	—	(4)	(4)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(126)	(126)
Other assets	—	—	(342)	(342)
Surplus (contributed to) withdrawn from Separate Accounts	—	—	(618)	(618)
Change in surplus in separate accounts	—	—	594	594
Balance, December 31, 2023	$3	$6,291	$35,822	$42,116
Net income (loss)	—	—	(1,214)	(1,214)
Change in net unrealized capital gains (losses) on investments, net of $(18) in taxes	—	—	73	73
Change in asset valuation reserve	—	—	701	701
Change in net deferred income tax	—	—	385	385
Change in post-retirement benefit liability	—	—	(6)	(6)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(309)	(309)
Other assets	—	—	(313)	(313)
Surplus (contributed to) withdrawn from Separate Accounts	—	—	(294)	(294)
Change in surplus of separate accounts	—	—	260	260
Change in surplus notes	—	(349)	—	(349)
Balance, December 31, 2024	$3	$5,942	$35,105	$41,050
Net income (loss)	—	—	(162)	(162)
Change in net unrealized capital gains (losses) on investments, net of $(210) in taxes	—	—	867	867
Change in asset valuation reserve	—	—	(186)	(186)
Change in liability for reinsurance in unauthorized companies	—	—	(6)	(6)
Change in net deferred income tax	—	—	237	237
Change in post-retirement benefit liability	—	—	(9)	(9)
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(43)	(43)
Other assets	—	—	(109)	(109)
Change in surplus of separate accounts	—	—	34	34
Balance, December 31, 2025	$3	$5,942	$35,728	$41,673

Statutory—basis statements of cash flows
Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2025	2024		2023
CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$21,850	$19,889		$19,457
Net investment income	13,912	13,422		12,967
Miscellaneous income	318	335		343
Total receipts	36,080	33,646		32,767
Policy and contract benefits	26,239	25,849		27,397
Operating expenses	1,217	1,665		1,536
Dividends paid to policyholders	2,011	1,990		1,943
Federal income taxes paid (received)	4	(40)		(31)
Net transfers to (from) separate accounts	(1,294)	(595)		(2,479)
Total disbursements	28,177	28,869		28,366
Net cash from operations	7,903	4,777		4,401
CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	25,763	20,226		24,883
Stocks	3,123	2,543		7,482
Mortgage loans and real estate	5,821	4,012		2,630
Other invested assets	4,996	3,885		2,950
Miscellaneous proceeds	312	1,026		1,331
Cost of investments acquired:
Bonds	34,574	21,469		21,896
Stocks	4,438	2,984		3,329
Mortgage loans and real estate	3,738	2,193		6,049
Other invested assets	4,960	5,484		10,056
Miscellaneous applications	3,205	1,338		1,071
Net cash used in investments	(10,900)	(1,776)		(3,125)
CASH FROM FINANCING AND OTHER
Surplus notes	1	(350)	0	—
Borrowed money	10	(60)		60
Net deposits on deposit-type contracts funds	63	104		(60)
Other cash provided (applied)	(98)	48		(1,780)
Net cash from financing and other	(24)	(258)		(1,780)
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(3,021)	2,743		(504)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	3,541	798		1,302
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$520	$3,541		$798

Note 1—organization
Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a stock life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Governors (“Board of Governors”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.
On December 4, 2025, the Company and its wholly owned subsidiary, TIAA-CREF Life Insurance Company ("TIAA Life"), executed an Agreement and Plan of Merger. Effective at the close of business on December 31, 2025, after the receipt of all required regulatory approvals, TIAA Life merged with and into the Company, with the Company as the surviving entity.
The merger was accounted for in accordance with SSAP 68, Business Combinations and Goodwill, as a statutory merger. As such, financial statements for periods prior to the merger were combined and the recorded assets, liabilities, and surplus of TIAA Life on a statutory basis were carried forward to the merged company. The common capital stock of TIAA Life was deemed cancelled by operation of law under the Plans of Merger. Each share of the Company's capital stock issued and outstanding immediately before the merger continues to represent one share of the capital stock.

Summarized financial information for TIAA and TIAA Life presented separately for the current year and the periods prior to the merger is as follows:

	December 31, 2025
	TIAA	TIAA Life	Eliminations	Merged Totals
Total admitted assets	$361,260	$19,997	$(895)	$380,362
Total liabilities	319,587	19,112	(10)	338,689
Total capital and contingency reserves	41,673	885	(885)	41,673
Total revenues	38,348	780	—	39,128
Total benefits and expenses	36,090	686	—	36,776
Net income (loss)	(242)	80	—	(162)
Other surplus adjustments	862	(20)	(57)	785

	December 31, 2024
	TIAA	TIAA Life	Eliminations	Merged Totals
Total admitted assets	$349,971	$18,838	$(834)	$367,975
Total liabilities	308,918	18,013	(6)	326,925
Total capital and contingency reserves	41,053	825	(828)	41,050
Total revenues	36,260	685	(60)	36,885
Total benefits and expenses	34,936	611	—	35,547
Net income (loss)	(1,216)	62	(60)	(1,214)
Other surplus adjustments	158	(69)	59	148

	December 31, 2023
	TIAA	TIAA Life	Eliminations	Merged Totals
Total capital and contingency reserves	$42,111	$832	$(827)	$42,116
Total revenues	35,985	652	(118)	36,519
Total benefits and expenses	34,975	577	—	35,552
Net income (loss)	(674)	61	(118)	(731)
Other surplus adjustments	63	(126)	181	118

Eliminations included in the table above represent adjustments for TIAA's investment in TIAA Life within total admitted assets and capital and contingency reserves, as well as related intercompany activity, including dividends paid from TIAA Life to TIAA included within total revenues and net income (loss).

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities, and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security. In addition, TIAA may otherwise engage in any business permitted under the New York Insurance Law for a domestic life stock insurance company, provided that such business supports this purpose, including without limitation by (i) enhancing the creditworthiness, financial strength and reputation of TIAA, (ii) providing all of the holders and beneficiaries of TIAA’s Contracts and policies with benefits of scale, increased diversity in offered products and newly innovated products and (iii) providing for additional infrastructure and support to TIAA.

The Company also issues non-qualified annuity Contracts with fixed and variable components, and funding agreements issued directly to states in support of state sponsored 529 college savings and scholarship plans.
Note 2—significant accounting policies
Basis of presentation:
The financial statements of TIAA are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).
Under Regulation No. 172 (11 NYCRR 83), the Department did not adopt certain NAIC SAP guidance, specifically subparagraph 4.a. of SSAP No. 26R, Bonds, and the third sentence in footnote 1 of SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, to treat certain exchange traded funds (“ETFs”) designated by the Securities Valuation Office (“SVO”), (“SVO-Identified ETFs”), as qualifying for bond accounting treatment. Rather, the Department requires these SVO-identified ETFs to be reflected as equities under SSAP No. 30R, “Unaffiliated Common Stock”. However, if the ETF meets certain criteria, the asset valuation reserve (“AVR”) and interest maintenance reserve (“IMR”) may be retained under SSAP No. 26R, and the ETF can be treated as a bond for the purpose of a domestic insurer’s risk based capital (“RBC”) report. The total balance of investment grade ETF holdings treated as equities as of December 31, 2025 and 2024, but treated as bonds for AVR, IMR and RBC, are $2,248 million and $648 million, respectively. This prescribed practice does not result in a difference to net income or capital and contingency reserves when compared to NAIC SAP.
The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP Annual Statement filed with the Department.

			For the Years Ended December 31,
(in millions)	NAIC SAP#	Financial Statement Line	2025		2024	2023
Net income, New York SAP			$(162)		$(1,214)	$(731)
New York SAP prescribed practices that are an increase/(decrease) to NAIC SAP:
Additional reserves for term conversions	51R	Increase in policy and contract reserves	(2)		(3)	(3)
Net income (loss), NAIC SAP			$(164)		$(1,217)	$(734)
Capital and surplus, New York SAP			$41,673		$41,050	$42,116
New York SAP prescribed practices that are an increase/(decrease) to NAIC SAP:
Deferred Premium Asset Limitation	51R, 61R	Other assets	—	—	—	1
Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	15		17	19
Capital and surplus, NAIC SAP			$41,688		$41,067	$42,136

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11 NYCRR 98), Valuation of Life Insurance Reserves, Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held to account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.
The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.
The Company’s RBC as of December 31, 2025 and 2024 would not have triggered a regulatory event without the use of the New York SAP prescribed and permitted practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.
The primary differences between GAAP and NAIC SAP can be summarized as follows:
Under GAAP:
•Investments in bonds considered to be available-for-sale (“AFS”) are carried at fair value rather than at amortized cost under NAIC SAP;
•For held-to-maturity and AFS investments, lifetime expected credit losses are immediately recognized through the allowance for credit losses, and is adjusted at each reporting period. Under NAIC SAP, an impairment for securities other than asset-backed securities is recorded through earnings for the difference between amortized cost and fair value. For asset-backed securities, non-interest related other-than-temporary impairment (“OTTI”) losses shall be recorded through the AVR, while interest related other-than-temporary impairment losses may be recorded through the IMR in certain circumstances;
•If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;
•Changes in the allowance for estimable uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the AVR, which is a component of surplus under NAIC SAP;
•Changes in the value of certain other invested assets accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;
•Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;
•Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;
•All derivative instruments are carried at fair value under GAAP, whereas under NAIC SAP, certain derivative instruments are carried at amortized cost;
•Changes in the fair value of derivative instruments are generally reported through earnings unless they qualify and are designated for cash flow or net investment hedge accounting, whereas under NAIC SAP, changes in the fair value of derivative instruments not carried at amortized cost are recorded as unrealized capital gains or losses and reported as changes in surplus;
•Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;
•Surplus notes are reported as a liability under GAAP rather than a component of capital and contingency reserves under NAIC SAP;
•The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;
•The IMR is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;
•Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;
•Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;
•Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;
•Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;
•Contracts that do not subject the Company to significant risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;
•Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;
•When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).
•Revenue recognition for administrative service expense reimbursements are recognized as gross revenue and gross expense in the Statements of Operations when the Company is the principal in the transaction and where the Company controls the administrative services before transferring them to the customer. Under NAIC SAP, the administration expenses incurred are included in operating expenses and any offsetting reimbursements are netted against operating expenses.
The effects of these differences, while not determined, are presumed to be material.
Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.
The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.
Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. No reclassifications were made to the Statements of Admitted Assets, Liabilities, and Capital and Contingency Reserves and the related Statements of Operations, Changes in Capital and Contingency Reserves, and Cash Flows.
Accounting Policies:
The following is a summary of the significant accounting policies followed by the Company:
Bonds: Upon acquisition, the Company classifies bonds as either issuer credit obligations ("ICO") or asset-backed securities ("ABS"). Bonds classified as ICO are supported entirely by the general creditworthiness of the issuer. Bonds classified as ABS are repaid by cash flows derived from specified underlying assets, subject to additional requirements related to credit enhancement and meaningful cash flows. Debt securities not meeting the criteria for either ICO or ABS classification are reported as debt securities not meeting the definition of a bond included in Other Invested Assets.
Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. The principal for Treasury Inflation Protected Securities (“TIPS”) bonds is adjusted based on inflation and is recorded as an unrealized gain or loss and amortized over the remaining life of the security. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds that the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.
Estimated future cash flows and expected prepayment speeds are used to determine the amortization of asset-backed securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain asset-backed securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.
If it is determined that a decline in the fair value of a bond, excluding asset-backed securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.
For asset-backed securities and debt securities that do not qualify as bonds which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the asset-backed security’s effective interest rate.
For asset-backed securities and debt securities that do not qualify as bonds, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.
In periods subsequent to the recognition of an OTTI loss for an asset-backed security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.
Preferred Stocks: Non-perpetual preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6, which are stated at the lower of amortized cost or fair value. Perpetual and mandatory convertible preferred stocks are carried at fair value. The fair value of preferred stocks is determined using prices provided by independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.
Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss. Investment grade bond ETFs are accounted for as common stocks and are stated at fair value.
Investments in subsidiary, controlled and affiliated (“SCA”) entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.
Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are included in “Other invested assets.” The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company evaluates the recoverability of income producing directly held real estate investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.
Other Invested Assets: Other invested assets primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s underlying equity percentage based on the respective entity’s most recent available audited US GAAP or International Financial Reporting Standards financial statements.
Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.
Other invested assets include the Company’s investments in debt securities that do not qualify as bonds under the Principles-Based Bond Definition and shall be reported as non-bond debt securities in scope of SSAP No. 21— Other Admitted Assets. Other invested assets also include residual tranches which apply the Allowable Earned Yield measurement method elected and shall be reported in scope under SSAP No. 21—Other Admitted Assets.
The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if an OTTI has occurred. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.
Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.
Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to one year at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.
Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.
Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. The gains or losses on these contracts are recognized in a manner consistent with the disposed hedged item.
Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.
Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums and accretion of derivative discounts, swap coupon cash flows and income accruals are recorded as a component of net investment income. The gains or losses on these contracts are recognized as realized capital gains (losses) and are subject to IMR or AVR treatment.
The Company monitors the unrealized loss position for replication credit default swaps. If it is determined that a decline in fair value is other than temporary, the cost basis will be written down to fair value and the amount of the write down is accounted for as a realized loss.
The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.
The net premiums and discounts of derivative trades are reported on the cash flow statement as either miscellaneous proceeds within proceeds from investments sold, matured or repaid or miscellaneous applications within cost of investments acquired. Upon termination, the net proceeds and payments are recorded on the cash flow statement as miscellaneous proceeds from investments sold, matured or repaid or miscellaneous applications within cost of investments acquired.
Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.
Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s General Account and are maintained for the benefit of Separate Account contract holders.In accordance with the provisions of the Separate Account products, some Separate Account assets are considered legally insulated, which prevents such assets from being generally available to satisfy claims resulting from the General Account with the exception of the Separate Account MVA-1, which is not legally insulated. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value Separate Account agreements, in which case the assets are accounted for at amortized cost. Separate Account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.Separate Account premiums and other considerations are recorded as income within "Insurance and annuity premiums and other considerations" and as an offsetting expense within "Net transfers to (from) Separate Accounts". Separate Account benefits and surrenders are recorded as expenses within "Policy and contract benefits" with an offsetting contra expense within "Net transfers to (from) Separate Accounts". Transfers to or from the General Account products from or to the Separate Account products are recorded within the "Net transfers to (from) Separate Accounts".
Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.
Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.
At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2025	2024	Change
Net deferred federal income tax asset	$3,293	$3,250	$43
Furniture and electronic data processing equipment	818	705	113
Invested assets	885	880	5
Prepaid expenses	185	195	(10)
Other	222	221	1
Total	$5,403	$5,251	$152
Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.
At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2025	2024
EDP equipment and computer software	$2,422	$2,287
Furniture and equipment and leasehold improvements	$233	$204
Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”
Reverse Repurchase Agreement: Reverse repurchase agreements are agreements to purchase and resell short-term securities. Reverse repurchase agreements are generally accounted for as secured borrowings. The assets transferred stay on the transferee's balance sheet. The Company records the amount paid for these securities purchased under agreements to resell in short-term investments.
Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”
Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.
Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.
Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial guidelines and statutory regulations. The Company's funding agreements that are issued directly to states in support of state sponsored 529 college savings and scholarship plans do not contain life contingencies and are accounted for as deposit-type contracts. Funding agreements used in an investment spread capacity are also included within deposit-type contracts.
Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Reinsurance premiums, benefits and reserves are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company records a receivable for reinsured benefits paid but not yet reimbursed by the reinsurer and reduces policyholders' reserves for the portion of insurance liabilities that are reinsured. Commissions and expense allowances on reinsurance ceded are reported within other income in the summary of operations, and the balance sheet provision for due and accrued amounts is reported as an asset. Amounts shown in the financial statements are reported net of the impact of reinsurance.
Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.
Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the Separate Accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.
Dividends Due to Policyholders: Dividends on insurance policies and pension annuity non-participating Contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) and recorded in December of each year. Dividends on pension annuity non-participating Contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity Contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.
Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus except for net deferred taxes related to the unrealized appreciation or depreciation on investments, which are included in the change in unrealized capital gains (losses) on investments. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.
The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.
Statements of Cash Flows: Noncash activities are excluded from the Statutory - Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2025	2024	2023
Exchange/transfer/conversion/distribution of invested assets	$5,730	$6,047	$4,192
Annuity dividend additions	$2,314	$2,723	$3,065
Capitalized interest	$482	$392	$339
Interest credited on deposit-type contracts	$674	$660	$490

Application of New Accounting Pronouncements:
Recently Issued Accounting Guidance:
The NAIC adopted 2024-10, Book Value Separate Accounts, in February 2025. Adopted revisions clarify measurement method guidance and prescribe guidance for how transfers to/from the General Account and a book value Separate Account shall be recognized, which will ultimately result in a net zero impact in the IMR between the selling account and the purchasing account. The revisions are effective January 1, 2026. The Company is currently evaluating the impact of adoption; however, it is not expected to have a material impact to the financial statements.
The NAIC adopted 2025-13, Residential Mortgage Loans Held in Statutory Trusts, in December 2025. These revisions add residential mortgage loans held in qualifying investment trusts to the scope of SSAP 37, Mortgage Loans. Additionally, the guidance requires reporting of these residential mortgage loans as Mortgage Loans. The revised guidance is effective January 1, 2027 with early adoption permitted beginning January 1, 2026. The Company plans to early adopt this guidance which will result in the reclassification of approximately $800 million of residential mortgage loans held in a trust from Other Invested Assets to Mortgage Loans.
Recently Adopted Accounting Pronouncements:
During 2023 and 2024, the NAIC adopted several issuances under the overarching principles-based bond definition project. These issuances primarily revised SSAP No. 26, Bonds; SSAP No. 43, Asset-Backed Securities; and SSAP No. 21, Other Admitted Assets. The revisions provide a principles-based framework for bond classification. To be classified as a bond, an investment must qualify as either an ICO or an ABS within the updated framework. Investments not meeting this definition shall not be classified as bonds. The Company adopted the revisions effective January 1, 2025. The total carrying value of investments reclassified from Bonds to Other Invested Assets upon reevaluation under the updated framework was not material to the Company's financial statements.

In March 2024, the NAIC adopted revisions to SSAP 21, Other Admitted Assets, to prescribe the accounting guidance (measurement method) for all residual interests regardless of legal form. Upon adoption, residual interests will be reported initially at cost. Subsequent to initial acquisition, residuals will be reported either 1) at the lower of amortized cost or fair value under the Allowable Earned Yield method, or 2) using the calculated practical expedient method. The Allowable Earned Yield method is based on a discounted cash flow methodology and allows for cash receipts to be recorded as investment income up to the calculated allowable yield, with the excess cash flow applied to the amortized cost balance. The practical expedient is a cost recovery method, resulting in no interest income recognition until the residual interest has a carrying value of zero. The Company elected to use the Allowable Earned Yield method, which was adopted January 1, 2025 on a prospective basis using the December 31, 2024 carrying value as the starting point of the calculation. The adoption of this guidance did not have a material impact to the Company's financial statements.

The NAIC adopted 2024-22, ASU 2024-01 – Scope Application of Profits Interest and Similar Awards, in February 2025 which adopted with modification FASB ASU 2024-01. The revisions require reporting entities which issue profits interest or similar awards as compensation to either employees or non-employees in exchange for goods or services to apply the guidance in SSAP 104, Share-Based Payments to determine whether the award is a Share-Based payment transaction and in scope of SSAP 104. This guidance was effective December 31, 2025 and did not have a material impact to the Company's financial statements.

Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks
The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions).

	2025
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Issuer Credit Obligations:
U.S. governments	$16,257	$51	$(2,030)	$14,278
Non-U.S. sovereign jurisdiction securities	3,617	118	(197)	3,538
Municipal bonds - general obligations	1,807	28	(113)	1,722
Municipal bonds - special revenues	13,380	66	(1,453)	11,993
Single entity backed obligations	776	1	(108)	669
Project finance bonds issued by operating entities	8,374	71	(719)	7,726
Mortgage loans that qualify as SVO-identified credit tenant loans	141	—	(10)	131
Corporate bonds	127,164	1,378	(11,264)	117,278
Bonds issued by funds representing operating entities	137	—	(19)	118
Bank loans	9,203	56	(269)	8,990
Other issuer credit obligations	216	3	(1)	218
Total ICO	$181,072	$1,772	$(16,183)	$166,661

	2024
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Issuer Credit Obligations:
U.S. governments	$18,668	$40	$(2,701)	$16,007
Non-U.S. sovereign jurisdiction securities	3,577	53	(328)	3,302
Municipal bonds - general obligations	959	1	(131)	829
Municipal bonds - special revenues	13,026	61	(1,640)	11,447
Single entity backed obligations	653	5	(21)	637
Project finance bonds issued by operating entities	8,154	65	(812)	7,407
Mortgage loans that qualify as SVO-identified credit tenant loans	111	—	(7)	104
Corporate bonds	118,100	802	(13,133)	105,769
Bonds issued by funds representing operating entities	155	—	(11)	144
Bank loans	10,157	91	(235)	10,013
Other issuer credit obligations	27	—	—	27
Total ICO	$173,587	$1,118	$(19,019)	$155,686

	2025
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Asset-Backed Securities:
Financial asset-backed securities - self-liquidating	$30,081	$412	$(1,609)	$28,884
Financial asset-backed securities - not self-liquidating	617	1	(8)	610
Non-financial asset-backed securities - practical expedient	3,553	78	(59)	3,572
Non-financial asset-backed securities - full analysis	7,550	94	(178)	7,466
Total ABS	$41,801	$585	$(1,854)	$40,532

	2024
		Excess of
	Book/Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Asset-Backed Securities:
Financial asset-backed securities - self-liquidating	$39,447	$336	$(2,859)	$36,924
Financial asset-backed securities - not self-liquidating	46	13	(2)	57
Non-financial asset-backed securities - practical expedient	536	4	(27)	513
Non-financial asset-backed securities - full analysis	—	—	—	—
Total ABS	$40,029	$353	$(2,888)	$37,494

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for asset-backed securities and debt securities that no longer qualify as bonds. Where decline in value is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.
Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2025
Issuer Credit Obligations	$14,989	$(332)	$14,657	$114,842	$(15,535)	$99,307
Asset-Backed Securities	2,671	(92)	2,579	24,313	(1,797)	$22,516
Total bonds	$17,660	$(424)	$17,236	$139,155	$(17,332)	$121,823
Unaffiliated common stocks	124	(40)	84	250	(45)	205
Preferred stocks	25	(6)	19	161	(43)	118
Total bonds and stocks	$17,809	$(470)	$17,339	$139,566	$(17,420)	$122,146

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2024
Issuer Credit Obligations	$25,799	$(769)	$25,030	$107,206	$(16,314)	$90,892
Asset-Backed Securities	5,554	(142)	5,412	38,951	(4,385)	34,566
Total bonds	$31,353	$(911)	$30,442	$146,157	$(20,699)	$125,458
Unaffiliated common stocks	310	(9)	301	851	(50)	801
Preferred stocks	—	—	—	152	(40)	112
Total bonds and stocks	$31,663	$(920)	$30,743	$147,160	$(20,789)	$126,371
Estimated fair values for bonds are subject to market fluctuations, including changes in interest rates. Generally, if interest rates increase, the value of bonds will decrease, and conversely a decline in general interest rates will tend to increase the value of bonds. As of December 31, 2025, 97% of unrealized losses were from investment grade bonds. Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.
Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below (in millions). Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties.

	December 31, 2025		December 31, 2024
Issuer Credit Obligation	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value
Due in one year or less	$6,164	$6,163	$15,041	$14,810
Due after one year through five years	35,671	34,965	39,610	38,266
Due after five years through ten years	42,896	42,171	34,832	32,823
Due after ten years through twenty years	51,784	46,811	47,302	41,088
Due after twenty years	44,557	36,551	36,802	28,699
Subtotal of ICO	$181,072	$166,661	$173,587	$155,686
Asset-Backed Securities
Due in one year or less	$391	$433	$553	$550
Due after one year through five years	2,131	2,190	2,011	1,987
Due after five years through ten years	2,882	2,873	2,822	2,747
Due after ten years through twenty years	15,982	15,664	15,151	14,371
Due after twenty years	20,415	19,372	19,492	17,839
Subtotal of ABS	41,801	40,532	40,029	37,494
Total Bonds	$222,873	$207,193	$213,616	$193,180

Bond Diversification: The following table presents the diversification of the carrying values of long-term bond investments at December 31, for issuer credit obligations and asset-backed securities bonds.

	2025	2024
Corporate Bonds	57.2%	62.6%
Other Asset-Backed	7.6%	7.4%
U.S. Government Obligations	7.3%	6.1%
Municipal Bonds - Special Revenue	6.0%	5.9%
Agency commercial mortgage-backed securities / residential mortgage-backed securities	5.0%	7.6%
Non-Agency commercial mortgage-backed securities / residential mortgage-backed securities	4.6%	3.1%
Bank Loans	4.1%	4.7%
Project Finance Bonds	3.7%	—%
Non-U.S. Sovereign Jurisdiction	1.6%	1.5%
Non-Agency collateralized loan obligations/collateralized bond obligations/collateralized debt obligations	1.0%	0.7%
Municipal Bonds - General Obligations	0.8%	0.3%
Other	1.1%	0.1%
Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in millions):

	2025		2024
NAIC 1 and 2	$203,129	91.1%	$191,933	89.8%
NAIC 3 through 6	19,744	8.9	21,683	10.2
Total	$222,873	100.0%	$213,616	100.0%
Asset-backed Securities: The near-term prepayment assumptions for asset-backed securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.
For the years ended December 31, 2025 and 2024, the Company recognized OTTI on asset-backed securities of $118 million and $115 million, respectively.
Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2025	2024
Carrying amount of bonds and stocks denominated in foreign currency	$8,902	$6,646
Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$1,232	$1,097

Note 4—mortgage loans
The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2025	2024
Commercial loans	$31,937	$33,005
Mezzanine loans	859	1,506
Residential loans	3,896	3,694
Total	$36,692	$38,205
The maximum and minimum lending rates for mortgage loans originated or purchased during 2025 and 2024 are as follows:

	2025		2024
Loan Type	Maximum	Minimum	Maximum	Minimum
Commercial loans	7.75%	3.50%	12.00%	3.95%
Mezzanine loans	N/A	N/A	12.58%	12.58%
Residential loans	7.63%	4.50%	N/A	N/A

The maximum percentage of any one loan to the value (“LTV”) of the property at the time of the loan, exclusive of insured, guaranteed, or purchase money mortgages, originated or purchased during 2025 and 2024 are as follows:

	Maximum LTV
Loan Type	2025	2024
Commercial loans	76.2%	113.6%
Mezzanine loans	N/A	52.1%
Residential loans	80.0%	N/A
There were no mezzanine mortgage loans originated or purchased during 2025.There were no residential mortgage loans originated or purchased during 2024.
Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2025 and 2024 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.
The following table provides the recorded investment on impaired loans with or without an allowance for credit losses and impaired loans subject to a participant or co-lender mortgage loan agreement for which the Company is restricted from unilaterally foreclosing on the mortgage loan as of December 31, (in millions):

	Mortgage Loans
	2025	2024	2023
With allowance for credit losses - Commercial	$229	$677	$941
With allowance for credit losses - Residential	—	—	—
No allowance for credit losses - Commercial	692	490	619
No allowance for credit losses - Residential	—	—	—
Total	$921	$1,167	$1,560
Subject to a participant or co-lender mortgage loan agreement for which the Company is restricted from unilaterally foreclosing on the mortgage loan	$180	$124	$221
The following table provides information for investment in impaired loans for the years ended December 31, (in millions):

	Commercial
	2025	2024	2023
Average recorded investment	$921	$1,167	$1,560
Interest income recognized	$37	$48	$71
Recorded investments on nonaccrual status	$836	$1,095	$360
Amount of interest income recognized using a cash-basis method of accounting	$—	$—	$—
Credit Quality: For commercial and mezzanine mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio, and delinquency. LTV ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.
For residential mortgage loans, the Company’s primary credit quality indicator is performance versus non-performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss.
The credit quality of the recorded investment, which represents carrying value plus accrued interest, in commercial and mezzanine mortgage loans at December 31, are as follows (in millions):

	Recorded Investment Commercial and Mezzanine
	Loan-to-value Ratios
	> 70%	< 70%	Total	% of Total
2025
Debt service coverage ratios:
Greater than 1.20x	$9,031	$18,671	$27,702	84.0%
Less than 1.20x	3,093	1,673	4,766	14.5%
Construction	222	275	497	1.5%
Total	$12,346	$20,619	$32,965	100.0%
2024
Debt service coverage ratios:
Greater than 1.20x	$10,139	$18,131	$28,270	81.4%
Less than 1.20x	3,885	2,066	5,951	17.1%
Construction	—	531	531	1.5%
Total	$14,024	$20,728	$34,752	100.0%

The credit quality of the recorded investment, which represents carrying value plus accrued interest, in residential mortgage loans at December 31, are as follows (in millions):

	2025		2024
Residential	Recorded Investment	% of total	Recorded Investment	% of total
Credit quality indicators:
Performing	$3,902	99.6%	$3,704	99.7%
Nonperforming	15	0.4%	10	0.3%
Total	$3,917	100.0%	$3,714	100.0%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans and identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement as of December 31, (in millions):

	Residential		Commercial
	Insured	All Other	Insured	All Other	Mezzanine	Total
2025
Recorded investment
Current	$—	$3,882	$—	$32,102	$720	$36,704
30-59 days past due	$—	$19	$—	$—	$47	$66
60-89 days past due	$—	$1	$—	$—	$—	$1
90-179 days past due	$—	$5	$—	$—	$—	$5
180+ days past due	$—	$10	$—	$—	$96	$106
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$4,046	$862	$4,908

	Residential		Commercial
	Insured	All Other	Insured	All Other	Mezzanine	Total
2024
Recorded investment
Current	$—	$3,682	$—	$33,155	$1,447	$38,284
30-59 days past due	$—	$18	$—	$—	$—	$18
60-89 days past due	$—	$4	$—	$—	$—	$4
90-179 days past due	$—	$5	$—	$64	$—	$69
180+ days past due	$—	$4	$—	$—	$86	$90
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$4,024	$1,533	$5,557

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	2025	2024
Mortgage Loans by Property Type (Commercial & Residential):	% of Total	% of Total
Apartments	27.3%	26.3%
Office buildings	20.9	22.3
Industrial buildings	17.0	15.2
Shopping centers	12.7	14.6
Other-commercial	11.5	11.9
Residential	10.6	9.7
Total	100.0%	100.0%

	2025		2024
	% of Total		% of Total
Mortgage Loans by Geographic Distribution:	Commercial	Residential	Commercial	Residential
Pacific	19.2%	44.2%	21.0%	44.2%
South Atlantic	16.5	15.4	16.2	16.1
Middle Atlantic	16.9	8.2	17.8	8.5
South Central	8.5	10.3	9.9	10.6
North Central	10.8	5.2	9.0	5.3
New England	7.7	3.2	7.8	2.7
Mountain	2.5	13.5	2.2	12.6
Other	17.9	—	16.1	—
Total	100.0%	100.0%	100.0%	100.0%

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2025	2024
	Carrying Value	Carrying Value
Due in one year or less	$5,304	$4,187
Due after one year through five years	18,387	20,702
Due after five years through ten years	8,768	8,603
Due after ten years	4,233	4,713
Total	$36,692	$38,205
Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.
With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed.
There were no amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates for the years ended December 31, 2025 or 2024.
Note 5—real estate
At December 31, 2025 and 2024, the Company’s directly owned real estate investments, were carried net of third party mortgage encumbrances. There were $328 million of third party mortgage encumbrances as of December 31, 2025, and $439 million for December 31, 2024.
The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31, as follows:

	2025	2024
Directly Owned Real Estate by Property Type	% of Total	% of Total
Industrial buildings	54.1%	53.7%
Office buildings	22.3	22.3
Apartments	15.2	15.8
Retail	4.7	4.5
Mixed-use projects	2.1	2.1
Farmland (Vineyard)	1.3	1.3
Land under development	0.3	0.3
Total	100.0%	100.0%
	2025	2024
Directly Owned Real Estate by Geographic Region	% of Total	% of Total
Pacific	30.3%	31.1%
South Atlantic	20.6	22.5
Mountain	16.7	16.6
South Central	11.8	10.7
Middle Atlantic	9.8	9.7
North Central	10.8	9.4
Total	100.0%	100.0%

Note 6—subsidiary, controlled and affiliated entities
The Company holds interests in SCA entities which are reported as “Common stock” or “Other invested assets”. The carrying value of investments in SCA entities at December 31, are shown below (in millions):

	2025	2024
Net carrying value of the SCA entities
Reported as common stock	$216	$183
Reported as other invested assets	27,674	27,749
Total net carrying value	$27,890	$27,932

As of December 31, 2025 and 2024, no investment in a SCA entity exceeded 10% of the Company’s admitted assets, and the Company does not have any material investments in foreign insurance subsidiaries. The Company did not have any significant investments in non-insurance SCA entities reported as common stocks as of December 31, 2025 and 2024.
As of December 31, 2025 and 2024, the Company held $266 million and $155 million in bonds of affiliates, respectively.
As of December 31, 2025 and 2024, the net amount due to SCA entities was $367 million and $528 million, respectively. The net amounts are generally settled on a daily or monthly basis. These balances are reported in "Other assets" and "Other liabilities." The Company has a subsidiary deposit program which allows certain subsidiaries the ability to deposit excess cash with the Company and earn daily interest. The deposits from this program are included in the net amount due to SCA entities and were $801 million and $646 million as of December 31, 2025 and 2024, respectively.
The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97, Investments in Subsidiary, Controlled and Affiliated Entities. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies by excluding immaterial assets that are not audited. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements. The Company’s carrying value in these downstream non-insurance holding companies is $9,223 million and $9,161 million as of December 31, 2025 and 2024, respectively. Significant holdings as of December 31, are as follows (in millions):

	2025	2024
Subsidiary	Carrying Value	Carrying Value
TIAA Global Ag Holdco LLC	$1,106	$1,030
T-C Europe, LP	1,094	962
Demeter Agricultural Properties, LLC	512	437
ND Properties LLC	413	377
TGA APAC Fund Holdings, LLC	406	381
Occator Agricultural Properties, LLC	389	425
TIAA Super Regional Mall Member Sub LLC	358	365
TGA European RE Holdings I LLC	347	384
NGFF Holdco, LLC	291	302
NGTF Holdco LLC	275	292
TIAA Infrastructure Investments, LLC	263	242
T-C Lux Fund Holdings LLC	249	225
730 Digital Infra LLC	247	130
TGA European RE Holdings III LLC	224	—
TGA MKP Member LLC	192	200
TGA Sparrow Investor LLC	186	201
T-C Waterford Blue Lagoon LLC	168	175
T-C MV Member LLC	163	185
TEFF Holdco LLC	146	98
T-C UK RE Holdings III LLC	145	140
TIAA NBS LLC	142	136
730 Data Centers, LLC	141	226
TGA JL MCF II Investor Member LLC	122	130
T-C MV Member II LLC	118	153
TIAA GCREIT Holdings LLC	114	185
T-C SV Member LLC	114	105
TGA Sparrow II Investor LLC	110	116
TIAA GTR Holdco LLC	96	117
TGA SS Self Storage Portfolio Inv Mbr LLC	86	108
TGA Peaceable Investor Member LLC	60	70
Other	946	1,264
Total	$9,223	$9,161

Note 7—other invested assets
As of December 31, 2025 and 2024, the components of the Company’s carrying value in “Other invested assets” are (in millions):

	2025	2024
Affiliated other invested assets	$27,674	$27,749
Unaffiliated other invested assets	15,748	15,212
Receivables for securities, derivative collateral and line of credit	241	515
Total other invested assets	$43,663	$43,476
As of December 31, 2025 and 2024, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2025	2024
Real estate and mortgage loans	$10,110	$10,592
Operating subsidiaries and affiliates	6,165	6,257
Investment subsidiaries	4,599	4,274
Agriculture and timber	5,286	4,973
Energy and infrastructure	1,514	1,653
Total affiliated other invested assets	$27,674	$27,749
Of the $6,165 million and $6,257 million of operating subsidiaries and affiliates as of December 31, 2025 and 2024, $5,789 million and $5,917 million were attributed to Nuveen, LLC, TIAA’s largest subsidiary, respectively.
As of December 31, 2025 and 2024, unaffiliated other invested assets consist primarily of joint ventures.
The following table presents the OTTI recorded for the years ended December 31, (in millions) for “Other invested assets” for which the carrying value is not expected to be recovered:

	2025	2024	2023
Operating Subsidiaries	$1,198	$1,150	$1,013
All Other	1,117	219	166
Total	$2,315	$1,369	$1,179
The following table presents the carrying value for “Other invested assets” denominated in foreign currency for the years ended December 31, (in millions):

	2025	2024
Other invested assets denominated in foreign currency	$1,592	$1,190

Note 8—investments commitments
The outstanding obligation for future investments at December 31, 2025, is shown below by asset category (in millions):

	2026	In later years	Total Commitments
Bonds	$1,480	$2,695	$4,175
Mortgage loans	509	—	509
Real estate	5	1	6
Other invested assets	2,675	9,130	11,805
Total	$4,669	$11,826	$16,495
The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers and the funding of real estate and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other invested assets, primarily fund investments, there are scheduled capital calls that extend into future years.
Note 9—investment income and capital gains and losses
Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2025	2024	2023
Bonds	$10,245	$9,959	$9,500
Stocks	333	279	141
Mortgage loans	1,738	1,773	1,759
Real estate	472	499	492
Derivatives	280	297	299
Other invested assets	2,535	2,202	2,292
Cash, cash equivalents and short-term investments	61	87	78
Contract loans	19	3	3
Total gross investment income	15,683	15,099	14,564
Less investment expenses	(1,222)	(1,376)	(1,359)
Net investment income before amortization of IMR	14,461	13,723	13,205
Plus amortization of IMR	151	208	435
Net investment income	$14,612	$13,931	$13,640
The gross, nonadmitted and admitted amounts for interest income due and accrued for the years ended December 31, are as follows (in millions):

	2025	2024
Gross	$2,288	$2,128
Nonadmitted	—	—
Total admitted interest income due and accrued	$2,288	$2,128
The cumulative amounts of paid-in-kind (“PIK”) interest included in the current principal balance for the years ended December 31, are as follows (in millions):

	2025	2024
Cumulative amounts of PIK interest included in the current principal balance	$1,520	$1,582
Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write- downs due to OTTI for the years ended December 31, are as follows (in millions):

	2025	2024	2023
Bonds	$(373)	$(615)	$(479)
Stocks	39	(33)	(718)
Mortgage loans	(269)	(722)	(402)
Real estate	49	98	60
Derivatives	(152)	(108)	(43)
Other invested assets	(2,065)	(1,582)	(1,249)
Cash, cash equivalents and short-term investments	66	23	86
Total before capital gains taxes and transfers to IMR	(2,705)	(2,939)	(2,745)
Transfers to IMR	195	262	1,047
Capital gain/loss tax benefit (expenses)	—	—	8
Net realized capital losses less capital gains taxes, after transfers to IMR	$(2,510)	$(2,677)	$(1,690)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2025	2024	2023
Other-than-temporary impairments:
Bonds	$266	$505	$214
Stocks	104	45	57
Mortgage Loans	202	702	364
Real estate	8	68	100
Other invested assets	2,315	1,369	1,179
Total	$2,895	$2,689	$1,914

Information related to the sales of long-term bonds are as follows for the years ended December 31, (in millions):

Sales of long term bonds (ICO)	2025	2024	2023
Proceeds from sales	$7,161	$5,904	$9,977
Gross gains on sales	$63	$90	$117
Gross losses on sales	$201	$159	$279

Sales of long term bonds (ABS)	2025	2024	2023
Proceeds from sales	$1,549	$559	$3,698
Gross gains on sales	$16	$1	$80
Gross losses on sales	$19	$21	$104

The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. In accordance with the Company’s valuation and impairment process, the investments which are deemed held for sale will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.
Note 10—disclosures about fair value of financial instruments
Fair value of financial instruments
Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.
The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:
Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.
Level 2 – Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.
Level 2 inputs include:
• Quoted prices for similar assets or liabilities in active markets,
• Quoted prices for identical or similar assets or liabilities in markets that are not active,
• Inputs other than quoted prices that are observable for the asset or liability,
• Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 – Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.
Net Asset Value (“NAV”) practical expedient - TIAA has elected the NAV practical expedient for certain investments held by its Separate Account. These investments are excluded from the valuation hierarchy, as these investments are fair valued using their net asset value as a practical expedient since market quotations or values from independent pricing services are not readily available. The Separate Account assets that have elected the NAV practical expedient represent investments in limited partnerships and limited liability companies that invest in real estate properties. The fair value, determined by the NAV practical expedient, of these assets were $840 million and $740 million for the years ended December 31, 2025 and 2024, respectively, and total unfunded commitments were $165 million and $232 million for the years ended December 31, 2025 and 2024, respectively. For these investments, redemptions are prohibited prior to liquidation.
The following table provides information about the aggregate fair value of the Company’s financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV, at December 31, 2025 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2		Level 3		NAV
Assets:
Bonds:
Issuer Credit Obligations	$166,661	$181,072	$—	$166,205		$456		$—
Asset-Backed Securities	40,532	41,801	—	40,009		523		—
Total Bonds	207,193	222,873	—	206,214		979		—
Common stock(1)	3,704	3,704	3,168	97		439		—
Preferred stock	877	908	—	829		48		—
Mortgage loans	33,869	36,692	—	—		33,869		—
Derivatives	79	1,448	—	(947)	#	1,026		—
Other invested assets(1)	581	527	—	581		—		—
Contract loans	362	362	—	—		362		—
Separate account assets	58,101	58,134	30,044	5,147		22,070		840
Cash, cash equivalents & short term investments	519	520	90	427		2		—
Total	$305,285	$325,168	$33,302	$212,348		$58,795		$840

	Aggregate Fair Value	Statement Value	Level 1	Level 2		Level 3		NAV
Liabilities:
Deposit-type contracts	$19,023	$19,023	$—	$—		$19,023		$—
FHLB Debt	110	110	—	—		110		—
Separate account liabilities	57,002	57,002	—	—		57,002		—
Derivatives	703	831	—	734		(31)	*	—
Total	$76,838	$76,966	$—	$734		$76,104		$—
(1) Excludes investments accounted for under the equity method.
# The negative amount in the asset table represents the negative fair value of effective asset swaps, bond forwards, certain effective cross currency swaps and replications.
*The negative amount in the liabilities table represents the positive market value of certain effective cross currency swaps and Tranched Credit Default Index Replications that were traded at a discount.

The following table provides information about the aggregate fair value of the Company’s financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, 2024 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3		NAV
Assets:
Issuer Credit Obligations	$155,686	$173,587	$—	$154,896	$790		$—
Asset-Backed Securities	37,494	40,029	—	36,890	604		—
Total Bonds	193,180	213,616	—	191,786	1,394		—
Common stock(1)	2,178	2,178	1,553	139	486		—
Preferred stock	1,024	1,054	53	910	61		—
Mortgage loans	34,053	38,205	—	—	34,053		—
Derivatives	930	1,929	—	54	876		—
Other invested assets(1)	229	216	—	229	—		—
Contract loans	433	433	—	—	433		—
Separate account assets	53,154	53,294	26,679	4,162	21,573		740
Cash, cash equivalents & short term investments	3,543	3,541	310	3,219	14		—
Total	$288,724	$314,466	$28,595	$200,499	$58,890		$740

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3		NAV
Liabilities:
Deposit-type contracts	$18,288	$18,288	$—	$—	$18,288		$—
FHLB Debt	100	100	—	—	100		—
Separate account liabilities	52,231	52,231	—	—	52,231		—
Derivatives	(28)	98	—	47	(75)	*	—
Total	$70,591	$70,717	$—	$47	$70,544		$—
(1) Excludes investments accounted for under the equity method.
*The negative amount in the liabilities table represents the positive market value of the Tranched Credit Default Index Replications that were traded at a discount.
The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2025 and 2024. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
Level 1 financial instruments
Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock, preferred stock, and Separate Account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts. Bond ETFs are classified as common stock and are valued using quoted market prices.
Cash included in Level 1 represents cash on hand.
Level 2 financial instruments
Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for asset-backed securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.
Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.
Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps, credit default swaps, bond forwards, total return swaps and swaptions. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.
Other invested assets in Level 2 include surplus notes and debt securities that do no qualify as bonds within other invested assets that are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. Additionally, for residual tranches or interests, valuation may be based on market inputs including benchmark yields, expected prepayment speeds, loss severity delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.
Separate Account assets in Level 2 consist principally of short-term government agency notes and corporate bonds that are valued principally by third party pricing services using market observable inputs.
Cash equivalents, short term investments and common stock included in Level 2 are valued principally by third party services using market observable inputs.
Level 3 financial instruments
Valuation techniques for issuer credit obligations, asset-backed securities, debt securities that do not qualify as bonds within other invested assets, and short-term investments included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.
Estimated fair value for privately traded common equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment. Included in Level 3 common stock is the Company’s holdings in the Federal Home Loan Bank of New York (“FHLBNY”) stock as described in Note 18 - FHLBNY Membership and Borrowings. As prescribed in the FHLBNY’s capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLBNY’s stock, these securities have been classified as Level 3.
Preferred shares are valued using valuation and discounted cash flow models that require a substantial level of judgment.
Mortgage loans are valued using discounted cash flow models that utilize inputs which include loan and market interest rates, credit spreads, the nature and quality of underlying collateral and the remaining term of the loans.
Derivatives assets classified as Level 3 represent structured financial instruments that rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be corroborated by observable market data. Significant inputs that are unobservable generally include references to inputs outside the observable portion of credit curves or other relevant market measures. These unobservable inputs require significant management judgment or assumptions. Level 3 methodologies are validated through periodic comparison of the Company’s fair values to external broker-dealer values.
Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which is determined to be its fair value, and are classified as Level 3.
Separate Account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent NAV of the partnership.
Separate Account liabilities are accounted for at fair value, except the TIAA Stable Value Separate Account, which supports book value Separate Account agreements, in which case the assets are accounted for at amortized cost. Separate Account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.
FHLB debt provides additional liquidity to the Company to support general business operations. FHLB debt held by the Company is generally comprised of short term advances and is reflected as borrowed money within the Company’s financial statements. Borrowings outstanding at December 31, 2025 and 2024, had maturity dates less than three Business Days from the reporting date. Accordingly, the fair value of the debt is valued using the par value, which approximates fair value.
Deposit-type contracts include FHLB funding agreements, funding agreements issued directly to states, and other deposit-type contracts. FHLB funding agreements are used in an investment spread capacity and are valued using the par value, which approximates fair value. Funding agreements issued directly to states and other deposit-type contracts are valued based on the accumulated account value, which approximates fair value. All deposit-type contracts are classified as Level 3.

Assets and Liabilities Measured and Reported at Fair Value
The following table provides information about the aggregate fair value for financial instruments measured and reported at fair value and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, (in millions):

	2025
	Level 1	Level 2	Level 3	NAV	Total
Assets at fair value:
Bonds
Issuer Credit Obligation	$—	$1,194	$—	$—	$1,194
Asset-Backed Securities	—	350	3	—	353
Total bonds	$—	$1,544	$3	$—	$1,547
Common stock
Industrial and miscellaneous	$3,169	$97	$439	$—	$3,705
Total common stocks	$3,169	$97	$439	$—	$3,705
Preferred stock	$—	$768	$48	$—	$816
Total preferred stocks	$—	$768	$48	$—	$816
Derivatives
Foreign exchange contracts	$—	$233	$—	$—	$233
Credit default swaps	—	—	—	—	—
Total derivatives	$—	$233	$—	$—	$233

Separate accounts assets	$30,006	$1,813	$22,070	$840	$54,729
Total assets at fair value	$33,175	$4,455	$22,560	$840	$61,030
Liabilities at fair value:
Derivatives
Interest rate contracts	$—	$3	$—	$—	$3
Foreign exchange contracts	—	437	—	—	$437
Total liabilities at fair value	$—	$440	$—	$—	$440

	2024
	Level 1	Level 2	Level 3	NAV	Total
Assets at fair value:
Bonds
Issuer Credit Obligation	$—	$1,079	$—	$—	$1,079
Asset-Backed Securities	—	637	—	—	637
Total bonds	$—	$1,716	$—	$—	$1,716
Common stock
Industrial and miscellaneous	$1,553	$139	$486	$—	$2,178
Total common stocks	$1,553	$139	$486	$—	$2,178
Preferred stock	$52	$848	$61	$—	$961
Total preferred stocks	$52	$848	$61	$—	$961
Derivatives
Foreign exchange contracts	—	779	—	—	779
Total derivatives	$—	$779	$—	$—	$779

Separate accounts assets	$26,654	$1,241	$21,573	$740	$50,208
Total assets at fair value	$28,259	$4,723	$22,120	$740	$55,842
Liabilities at fair value:
Derivatives
Interest rate contracts	$—	$5	$—	$—	$5
Foreign exchange contracts	—	34	—	—	$34
Total liabilities at fair value	$—	$39	$—	$—	$39

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:
The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2025 (in millions):

	Balance at 1/1/2025	Transfers into Level 3		Transfers out of Level 3		Total gains & (losses) included in Net Income	Total gains & (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2025
Issuer Credit Obligations	$—	$7	a	$(3)	b	$(3)	$(1)	$—	$—	$—	$—	—
Asset-Backed Securities	—	4	a	—		—	—	—	—	—	(1)	3
Common stock	486	—		(9)	b	$34	(31)	1,191		(1,232)		439
Preferred stock	61	—		—		2	(12)	—	—	(3)	—	48
Separate account assets	21,573	—		—		97	37	1,717	—	(943)	(411)	22,070
Total	$22,120	$11		$(12)		$130	$(7)	$2,908	$—	$(2,178)	$(412)	$22,560
(a) The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b) The Company transferred bonds and common stocks into Level 3 that were measured and reported at fair value.
The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2024 (in millions):

	Beginning Balance at 1/1/2024	Transfers into Level 3		Transfers out of Level 3	Total gains & (losses) included in Net Income	Total gains & (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2024
Issuer Credit Obligations	$—	$—		$—	$(4)	$3	$—	$1	$—	$—	—
Common stock	505	—		—	26	(25)	2,210	—	(2,230)	—	486
Preferred stock	74	9	a	—	(7)	(4)	—	—	(11)	—	61
Separate account assets	24,290	—		—	(356)	(1,394)	774	—	(1,679)	(62)	21,573
Total	$24,869	$9		$—	$(341)	$(1,420)	$2,984	$1	$(3,920)	$(62)	$22,120

(a) The Company transferred Preferred stock into Level 3 that is measured and reported at fair value.
The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Quantitative information regarding level 3 fair value measurements
The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2025 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
ABS
Residential mortgage-backed securities ("RMBS")	$3	Discounted cash Flow	Discount rate	6.3%	6.3%
Equity securities:
Common stock	$439	Market comparable	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple	6.50x-14.00x	9.93x
		Equity method	Company Financials	1.0x	1.0x
		Market comparable	Revenue Multiple	8.4x	8.4x
Preferred stock	$48	Market comparable	EBITDA multiple	13.5x	13.5x
		Market comparable	Price-to-book multiple	2.5x	2.5x
		Market comparable	Market Yield	12.6%	12.6%

Separate account assets:
Real estate properties and real estate joint ventures	$20,760
Office properties		Income approach—discounted cash flow	Discount rate	6.8% - 11.0%	8.5%
			Terminal capitalization rate	5.5% - 10.3%	6.9%
		Income approach—direct capitalization	Overall capitalization rate	5.0% - 12.5%	6.9%
Industrial properties		Income approach—discounted cash flow	Discount rate	6.5% - 8.1%	7.2%
			Terminal capitalization rate	5.2% - 6.8%	5.6%
		Income approach—direct capitalization	Overall capitalization rate	3.8% - 6.3%	5.2%
Residential properties		Income approach—discounted cash flow	Discount rate	6.5% - 9.3%	7.0%
			Terminal capitalization rate	5.0% - 7.8%	5.5%
		Income approach—direct capitalization	Overall capitalization rate	4.8% - 7.0%	5.0%
Retail properties		Income approach—discounted cash flow	Discount rate	6.5% - 12.0%	7.4%
			Terminal capitalization rate	5.5% - 9.5%	6.3%
		Income approach—direct capitalization	Overall capitalization rate	5.0% - 9.0%	6.0%
Hotel properties		Income approach—discounted cash flow	Discount rate	10.0%	10.0%
			Terminal capitalization rate	8.0%	8.0%
		Income approach—direct capitalization	Overall capitalization rate	7.8%	7.8%
Land		Sales Comparison Approach	Price per projected unit	$55-$140	$101

Separate Account real estate assets include the values of the related mortgage loans payable in the table below at December 31, 2025 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage loans payable	$(830)
Office properties		Discounted cash flow	Loan-to-value ratio	42.4% - 80%	71.4%
			Equivalency rate	5.8% - 6.7%	6.5%
		Net present value	Loan-to-value ratio	42.4% - 80%	71.4%
			Weighted average cost of capital risk premium multiple	1.1x-1.9x	1.7x
Industrial properties		Discounted cash flow	Loan-to-value ratio	30.3% - 40.6%	35.1%
			Equivalency rate	5.4% - 5.9%	5.6%
		Net present value	Loan-to-value ratio	30.3% - 40.6%	35.1%
			Weighted average cost of capital risk premium multiple	1.1x - 1.1x	1.1x
Residential properties		Discounted cash flow	Loan-to-value ratio	44.8% - 72.8%	56.3%
			Equivalency rate	4.7% - 6.0%	5.2%
		Net present value	Loan-to-value ratio	44.8% - 72.8%	56.3%
			Weighted average cost of capital risk premium multiple	1.2x - 1.5x	1.3x
Retail properties		Discounted cash flow	Loan-to-value ratio	48.7% - 75.4%	53.9%
			Equivalency rate	5.5% - 7.3%	6.3%
		Net present value	Loan-to-value ratio	48.7% - 75.4%	53.9%
			Weighted average cost of capital risk premium multiple	1.2x - 1.6x	1.3x
Separate Account real estate assets include the values of the related loan receivable in the table below at December 31, 2025 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Loan receivable	$1,067
Office properties		Discounted cash flow	Loan-to-value ratio	55.0% - 73.3%	63.6%
			Equivalency rate	6.2% - 9.3%	6.7%
Industrial properties		Discounted cash flow	Loan-to-value ratio	51.6% - 68.8%	55.9%
			Equivalency rate	5.3% - 8.3%	6.0%
Residential properties		Discounted cash flow	Loan-to-value ratio	58.3% - 61.7%	60.6%
			Equivalency rate	7.0% - 8.3%	7.4%
Separate Account real estate assets include the values of the real estate operating business in the table below at December 31, 2025 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Real estate operating business	$1,073
		Discounted cash flow	Discount rate	13.0%	13.0%
			Terminal growth rate	11.4%	11.4%
		Market approach	EBITDA multiple	30.3x	30.3x
			Terminal EBITDA Multiple	20.0x	20.0x

Additional Qualitative Information on Fair Valuation Process
The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The procedures and framework for fair value methodologies are approved by the TIAA Valuation Committee. The valuation teams are responsible for the determination of fair value in accordance with the procedures and framework approved by the TIAA Valuation Committee.
The valuation teams (1) compare price changes between periods to current market conditions, (2) compare trade prices of securities to fair value estimates, (3) compare prices from multiple pricing sources, and (4) perform ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.
Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. The valuation teams determine if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.
Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparables, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.
With respect to real property investments in TIAA’s Real Estate Account (“REA”), each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the REA’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the REA.
Mortgage loans payable are valued internally by the valuation teams, and reviewed by the REA’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.
The loans receivable are valued internally by the valuation teams, and reviewed by the REA’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily NAV until the next valuation review.
Note 11—restricted assets
The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (in millions):

	2025
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting Separate Account (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted ( 5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$2,474	$—	$4	$—	$2,478	$1,375	$1,103	$—	$2,478	0.64%	0.65%
Subject to reverse repurchase agreements	23	—	265	—	288	—	288	—	288	0.07%	0.08%
FHLB capital stock	375	—	—	—	375	373	2	—	375	0.10%	0.10%
On deposit with states	19	—	—	—	19	19	—	—	19	—%	—%
Pledged as collateral to FHLB (Including assets backing funding agreements)	8,804	—	—	—	8,804	9,108	(304)	—	8,804	2.28%	2.31%
Pledged as collateral not captured in other categories	2,061	—	—	—	2,061	1,186	875	—	2,061	0.53%	0.54%
Other restricted assets	—	—	26	—	26	48	(22)	—	26	0.01%	0.01%
Collateral assets received and on balance sheet	612	—	—	—	612	1,570	(958)	—	612	0.16%	0.16%
Assets held under modco reinsurance agreements	251	—	155	—	406	379	27	—	406	0.11%	0.11%
Total restricted assets	$14,619	$—	$450	$—	$15,069	$14,058	$1,011	$—	$15,069	3.91%	3.96%

	2024
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting Separate Account (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted ( 5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$1,373	$—	$2	$—	$1,375	$652	$723	$—	$1,375	0.37%	0.37%
FHLB capital stock	373	—	—	—	373	367	6	—	373	0.10%	0.10%
On deposit with states	19	—	—	—	19	19	—	—	19	0.01%	—%
Pledged as collateral to FHLB (Including assets backing funding agreements)	9,108	—	—	—	9,108	8,729	379	—	9,108	2.44%	2.48%
Pledged as collateral not captured in other categories	1,186	—	—	—	1,186	231	955	—	1,186	0.32%	0.32%
Other restricted assets	—	—	48	—	48	37	11	—	48	0.01%	0.01%
Collateral assets received and on balance sheet	1,570	—	—	—	1,570	1,039	531	—	1,570	0.42%	0.43%
Assets held under modco reinsurance agreements	246	—	133	—	379	357	22	—	379	0.10%	0.10%
Total restricted assets	$13,875	$—	$183	$—	$14,058	$11,431	$2,627	$—	$14,058	3.77%	3.81%

As of December 31, 2025, there were no reconciling differences between the Restricted Assets footnote and the General Interrogatories. For the prior year ended December 31, 2024, the General Interrogatories category 'Pledged as collateral not captured in other categories' included $1,570 million of cash collateral that counterparties pledged to the Company. This amount is separately disclosed in collateral assets received and on balance sheet within the table above.
The pledged as collateral not captured in other categories represents derivative collateral the Company has pledged.
The other restricted assets represents real estate deposits held within Separate Accounts.
The following tables provide the collateral received and assets held under Modco reinsurance agreements reflected as assets by the Company and the recognized obligation to return collateral assets as of December 31, (in millions):

	2025
Assets	Book/Adjusted Carrying Value (“BACV”) Collateral	BACV Modco		Fair Value Collateral		Fair Value Modco	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$612	$—		$612		$—	0.187%	0.190%
ICO	—	245		—		212	0.075%	0.076%
ABS		4		—		4	0.001%	0.001%
Preferred stocks		2	0	—	0	1	0.001%	0.001%
Securities lending collateral assets	2,474	—		2,474		—	0.755%	0.768%
Total Assets	$3,086	$251		$3,086		$217	1.019%	1.036%
Separate Account:
Common Stocks	$—	$155		$—		$155	0.267%	0.267%
Securities lending collateral assets	4	—		4		—	0.007%	0.007%
Total Assets	$4	$155		$4		$155	0.274%	0.274%

	2025
	Amount	% of Total Liabilities
Recognized Obligation to Return Collateral Assets (General Account)	$3,086	1.10%
Recognized Obligation to Return Collateral Assets (Separate Account)	$4	0.01%
Recognized Obligation for Modco assets (General Account)	$251	0.09%
Recognized Obligation for Modco assets (Separate Account)	$155	0.27%

	2024
Assets	BACV	BACV Modco		Fair Value Collateral		Fair Value Modco	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$1,570	$10		$1,570		$10	0.51%	0.52%
ICO	—	230		—		188	—%	—%
ABS		4		—		4	—%	—%
Preferred stocks		2	0	—	0	1	—%	—%
Securities lending collateral assets	1,373	—		1,373		—	0.45%	0.46%
Total Assets	$2,943	$246		$2,943		$203	0.96%	0.98%
Separate Account:
Common Stocks	$—	$133		$—		$133	0.25%	0.25%
Securities lending collateral assets	2	—		2		—	—%	—%
Total Assets	$2	$133		$2		$133	0.25%	0.25%

	2024
	Amount	% of Total Liabilities
Recognized Obligation to Return Collateral Assets (General Account)	$2,943	1.13%
Recognized Obligation to Return Collateral Assets (Separate Account)	$2	—%
Recognized Obligation for Modco assets (General Account)	$246	0.09%
Recognized Obligation for Modco assets (Separate Account)	$133	0.26%
For the years ended December 31, 2025 and 2024, no investments held under Modco reinsurance agreements were related to or affiliated with the reinsurer.

None of the assets held as collateral or under Modco reinsurance agreements were pledged for another purpose.

The Company receives primarily cash collateral for derivatives. The Company reinvests the cash collateral or uses the cash for general corporate purposes.
Note 12—derivative financial instruments
The Company uses derivative instruments for economic hedging and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company does not enter into derivative financial instruments with financing premiums.
Counterparty and Credit Risk: Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral Contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral Contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis.
The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to OTC transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with a majority of the Company’s derivative OTC-bilateral counterparties. The CSAs allow the Company’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. Due to the level of material swap exposure, the Company also entered Uncleared Margin Rules (“UMR”) agreements with certain non-clearinghouse counterparties to adhere to Initial Margin (“IM”) obligations for uncleared swap transactions. As of December 31, 2024 and 2023, counterparties pledged the following cash and initial margins to the Company (in millions):

	December 31,
	2025	2024
Cash collateral and margin	$612	$1,570
Securities collateral and margin	$548	$398

The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2025 and 2024, the Company pledged the following collateral and initial margins to its counterparties (in millions):

	December 31,
	2025	2024
Cash collateral and margin	$5	$5
Securities collateral and margin	$1,990	$1,113

The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value and accrued interest receivable of all derivative Contracts which, as of December 31, 2025 and 2024, were $1,605 million and $2,066 million, respectively.
Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2025 and 2024 were $1,125 million and $235 million, respectively, for which the Company posted collateral of $1,235 million and $244 million, respectively, through the normal course of business.
Derivative Types: The Company utilizes the following types of derivative financial instruments and strategies within its portfolio:
Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to economically hedge against the effect of interest rate fluctuations on certain variable interest rate bonds and other commitments. The Company also uses interest rate swap contracts in certain replication synthetic asset transactions. (“RSAT”). RSATs are derivative transactions (the derivative component) established concurrently with other investments (the cash component) in order to “replicate” the investment characteristics of another permissible instrument (the reference entity). The Company does not apply hedge accounting for these derivatives instruments.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts and forward foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. The Company applies hedge accounting to certain of these derivatives instruments and fair value accounting to the majority of these derivatives instruments.
Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. The Company does not apply hedge accounting for these derivatives instruments.
Purchased Credit Default Swap Contracts: The Company purchases credit default swaps to hedge against unexpected credit events on selective investments held in the Company’s investment portfolio. The Company pays a periodic fee in exchange for the right to put the underlying investment back to the counterparty at par upon a credit event by the underlying referenced issuer. Credit events are typically defined as bankruptcy, failure to pay, or certain types of restructuring. The Company does not apply hedge accounting for these derivatives instruments.
Written Credit Default Swaps used in Replication Transactions: Credit default swaps are used by the Company in conjunction with long-term bonds as RSAT. The Company sells credit default swaps on single name corporate or sovereign credits, credit indices, or credit index tranches and provides credit default protection to the buyer. Events or circumstances that would require the Company to perform under a written credit default swap may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, debt restructuring, or default. The Company does not apply hedge accounting for these derivatives instruments.
Asset Swap Contracts: The Company enters into asset swap contracts to hedge against inflation risk associated with its TIPS. The Company also uses asset swap contracts in certain RSATs. For hedges of its TIPS, the Company pays all cash flows received from the TIPS security to the counterparty in exchange for fixed interest rate coupon payments. The Company applies hedge accounting for asset swaps used in hedging transactions, and does not apply hedge accounting for asset swaps used in RSATs.
Total Return Swap Contracts: The Company enters into total return swap contracts in conjunction with long-term bonds as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.
Bond Forward Contracts: The Company enters into forward bond contracts to purchase an identified bond at a specified price on a future date to economically hedge against the effect of interest rate fluctuations. The Company applies hedge accounting for these derivative instruments. The Company also uses bond forward contracts as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.
Swaption Contracts: The Company enters into swaption contracts as part of its RSAT strategy. The purchased swaption provides the Company with the option, but not the obligation, to enter into the interest rate swap agreement at predetermined terms. The written swaption grants the counterparty the right, but not the obligation, to enter into the interest rate swap at the predetermined terms. The swaption contracts help manage duration risk and provide flexibility in the Company's asset-liability management program. The Company does not apply hedge accounting for these derivative instruments.

The table below illustrates the change in net unrealized capital gains and losses and realized capital gains and losses from derivative instruments. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes (in millions):

	December 31, 2025		December 31, 2024		December 31, 2023
Qualifying hedge relationships	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)
Foreign currency swap	$(519)	$23	$246	$2	$(101)	$(3)
Total qualifying hedge relationships	(519)	23	246	2	(101)	(3)
Non-qualifying hedge relationships
Foreign currency swaps	$(495)	$10	$195	$(7)	$(417)	$85
Foreign currency forwards	(459)	(136)	444	2	(147)	28
Interest rate contracts	3	—	(1)	—	86	(172)
Total non-qualifying hedge relationships	$(951)	$(126)	$638	$(5)	$(478)	$(59)
Derivatives used for other than hedging purposes	$—	$(49)	$—	$(105)	$—	$19
Total derivatives	$(1,470)	$(152)	$884	$(108)	$(579)	$(43)
Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:
1.Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.
2.Notional amount payment by the Company to Counterparty net of contractual recovery fee.
3.Notional amount payment by the Company to Counterparty net of auction determined recovery fee.
The Company will record an other-than-temporary impairment loss on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.
The Company enters into replication transactions whereby credit default swaps have been written by the Company on credit indices, credit index tranches, or single name corporate or sovereign credits. Credit index positions represent replications where credit default swaps have been written by the Company on the Dow Jones North American Investment Grade Series of indexes (“DJ.NA.IG”). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. Index positions also represent replications where credit default swaps have been written by the Company on the Dow Jones North American High Yield Series of indexes (“DJ.NA.HY”). Each index is comprised of 100 high yield credits domiciled in North America and represents a broad exposure to the high yield corporate market.
The Company writes Contracts on the “Senior” tranche of the Dow Jones North American Investment Grade Index Series, whereby the Company is obligated to perform should the default rates of each index fall between 7%-15%. The Company also writes Contracts on the “Super Mezzanine” and “Super Senior” tranches of the Dow Jones North American High Yield Index Series, whereby the Company is obligated to perform should the default rates of each index fall between 25%-35% and 35%-100%, respectively. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts.
Information related to the credit quality of replication positions involving credit default swaps appears below. The values below are listed in order of their NAIC credit designation, with a designation of 1 having the highest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2025			December 31, 2024
RSAT NAIC Designation	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity

1 Highest quality	Single name credit default swaps	$—	$—	—	$—	$—	—
	Credit default swaps on indices	12,799	1,055	4	12,327	948	4
	Subtotal	12,799	1,055	4	12,327	948	4
2 High quality	Single name credit default swaps	—	—	—	—	—	—
	Credit default swaps on indices	100	2	3	150	3	4
	Subtotal	100	2	3	150	3	4
3 Medium quality	Single name credit default swaps	—	—	—	—	—	—
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	—	—	—
Total		$12,899	$1,057	4	$12,477	$951	4
The table on the following page illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes.

		Summary of Derivative Positions
		(in millions)
		December 31, 2025			December 31, 2024
Qualifying hedge relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Asset swaps	Assets	$1,210	$—	$(267)	$1,210	$—	$(258)
	Liabilities	—	—	—	—	—	—
Effective Foreign currency swaps	Assets	$1,763	$178	$262	$4,634	$432	$428
	Liabilities	4,793	(287)	(176)	556	(22)	(9)
Bond Forwards	Assets	5,000	—	(251)	—	—	—
	Liabilities	$—	$—	$—	$—	$—	$—
Total qualifying hedge relationships		$12,766	$(109)	$(432)	$6,400	$410	$161

Non-qualifying hedge relationships
Interest rate swaps	Assets	$—	$—	$—	$—	$—	$—
	Liabilities	61	(3)	(3)	116	(5)	(5)
Foreign currency swaps	Assets	$2,462	$224	$224	$5,569	$488	$488
	Liabilities	4,131	(259)	(259)	1,140	(33)	(33)

Foreign currency forwards	Assets	$254	$9	$9	$6,381	$291	$291
	Liabilities	6,276	(178)	(178)	10	(1)	(1)
Purchased credit default swaps	Assets	—	—	—	—	—	—
	Liabilities	10	—	—	—	—	—
Total non-qualifying hedge relationships		$13,194	$(207)	$(207)	$13,216	$740	$740

Derivatives used for other than hedging purposes
Written credit default swaps	Assets	$11,284	$940	$1,026	$8,912	$718	$876
	Liabilities	1,615	(7)	31	3,565	(37)	75
Asset swaps and total return swaps	Assets	684	—	(8)	835	—	(7)
	Liabilities	—	—	—	—	—	—
Bond Forwards	Assets	14,200	—	(857)	9,175	—	(879)
	Liabilities	—	—	—	—	—	—
Interest Rate Swaps	Assets	4,650	—	(123)	50	—	(9)
	Liabilities	—	—	—	—	—	—
Swaptions	Assets	3,000	97	64	—	—	—
	Liabilities	3,000	(97)	(118)	—	—	—
Total derivatives used for other than hedging purposes		$38,433	$933	$15	$22,537	$681	$56
Total derivatives		$64,393	$617	$(624)	$42,153	$1,831	$957
For the year ended December 31, 2025 and 2024, the average fair value of derivatives used for other than hedging purposes, was $119 million and $452 million.
Note 13—separate accounts
The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity Contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA” or “VA-2”) is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity. During 2025, REA's liquid assets have comprised less than 10% of its net assets, primarily due to continued elevated owner withdrawals driven by unfavorable market trends in the U.S. commercial real estate market, with elevated interest rates negatively impacting property values.
The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.
TIAA Separate Account VA-5, formerly known as TIAA-CREF Life Separate Account VA-1, was established on July 27, 1998 under New York Law to fund individual non-qualified variable annuities. VA-5 is registered with the Commission as a unit investment trust under the Investment Company Act of 1940. The assets of this account are carried at market value.
The TIAA Stable Value Separate Account (“TSV”) is an insulated, non-unitized Separate Account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value.
TIAA Separate Account VLI-1, formerly known as TIAA-CREF Life Separate Account VLI-1, is a unit investment trust and was organized on May 23, 2001, and established under New York Law for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the SEC. The assets of this account are carried at market value.
TIAA Separate Account VLI-2, formerly known as TIAA-CREF Life Separate Account VLI-2, is a unit investment trust and was organized on February 15, 2012, and established under New York Law for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the SEC. The assets of this account are carried at market value.
TIAA Separate Account MVA-1, formerly known as TIAA-CREF Life Separate Account MVA-1, was established on July 23, 2008 under New York Law as a non-unitized Separate Account that will support flexible premium deferred fixed annuity Contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at market value. The contract supported by this Separate Account, TIAA Investment Horizon Annuity, is registered with the SEC.
In accordance with the domiciliary state procedures for approving items within the Separate Accounts, the Separate Accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account VA-2	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-5	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law
TIAA Separate Account VLI-1	Variable Life	Section 4240 of the New York Insurance Law
TIAA Separate Account VLI-2 Variable Life	Variable Life	Section 4240 of the New York Insurance Law
TIAA Separate Account MVA-1	Fixed Annuity	Section 4240 of the New York Insurance Law

In accordance with the provisions of the Separate Account products, some assets are considered legally insulated whereas others are not legally insulated from the General Account.The legal insulation of the Separate Account assets prevents such assets from being generally available to satisfy claims resulting from the General Account.

The Company’s Separate Account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

	2025		2024
	Separate Account Assets		Separate Account Assets
Product	Legally Insulated	Not Legally Insulated	Legally Insulated	Not Legally Insulated
TIAA Real Estate Account VA-2	$24,762	$—	$23,656	$—
TIAA Separate Account VA-3	23,266	—	20,447	—
TIAA Separate Account VA-1	1,376	—	1,316	—
TIAA Stable Value	3,405	—	3,086	—
TIAA Separate Account VLI-1	629	—	546	—
TIAA Separate Account VLI-2	366	—	315	—
TIAA Separate Account VA-5	4,301	—	3,900	—
TIAA Separate Account MVA-1	—	28	—	28
Total	$58,105	$28	$53,266	$28
In accordance with the products recorded within the Separate Accounts, some Separate Account liabilities are guaranteed by the General Account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the General Account.
The General Account provides the REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the REA cannot fund participant requests, the General Account will fund the requests by purchasing Accumulation Units (also referred to as “liquidity units”) in the REA. Under this agreement, the Company guarantees participants will be able to redeem their Accumulation Units at their Accumulation Unit value determined after the transfer or withdrawal request is received in Good Order. See Note 20 — Contingencies and Guarantees for additional disclosures on purchases of Accumulation Units in the REA.
Additional information regarding Separate Accounts of the Company is as follows for the years ended December 31, (in millions):

	2025
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$798	$—	$4,938	$5,736
Reserves
For accounts with assets at:
Fair value	$9	$6	$51,815	$51,830
Amortized cost	3,159	—	—	3,159
Total reserves	$3,168	$6	$51,815	$54,989
By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$8	$6	$—	$14
At book value without market value adjustment and with current surrender charge of 5% or less*	$3,159	$—	$—	$3,159
At fair value	—	—	51,815	51,815
Not subject to discretionary withdrawal	1	—	—	1
Total reserves	$3,168	$6	$51,815	$54,989
* Withdrawable at book value without adjustment or charge.

	2024
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$662	$—	$5,222	$5,884
Reserves
For accounts with assets at:
Fair value	$8	$5	$48,159	$48,172
Amortized cost	2,895	—	—	2,895
Total reserves	$2,903	$5	$48,159	$51,067
By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$8	$5	$—	$13
At book value without market value adjustment and with current surrender charge of 5% or less*	$2,895	$—	$—	$2,895
At fair value	—	—	$48,159	48,159
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$2,903	$5	$48,159	$51,067
* Withdrawable at book value without adjustment or charge.

	2023
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$548	$—	$3,871	$4,419
Reserves
For accounts with assets at:
Fair value	$13	$3	$46,830	$46,846
Amortized cost	2,822	—	—	2,822
Total reserves	$2,835	$3	$46,830	$49,668
By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$12	$3	$—	$15
At book value without market value adjustment and with current surrender charge of 5% or less*	$2,822	$—	$—	$2,822
At fair value	—	—	46,830	46,830
Not subject to discretionary withdrawal	1	—		1
Total reserves	$2,835	$3	$46,830	$49,668
* Withdrawable at book value without adjustment or charge.

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2025	2024	2023
Transfers reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$6,073	$6,247	$4,713
Transfers from Separate Accounts	(7,367)	(7,153)	(7,795)
Reconciling adjustments:
Fund transfer exchange gain (loss)	—	—	—
Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$(1,294)	$(906)	$(3,082)
Note 14—policy and contract reserves
Policy and contract reserves are determined in accordance with standard valuation methods approved by the NYDFS and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary Contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, New York State Regulation 213, and VM-21 and VM-22 as applicable.
Reserves for all life insurance policies are calculated in accordance with New York State Regulation 147.
The Company has established policy reserves on deferred and payout annuity Contracts issued January 1, 2001 and later that exceed the minimum amounts determined under Appendix A-820, “Minimum Life and Annuity Reserve Standards” of NAIC SAP. The excess above the minimum is as follows (in millions):

	December 31, 2025	December 31, 2024
Deferred and payout annuity contracts issued after 2000	$4,469	$4,309
The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves. This analysis reflected the requirements of the NYDFS and the NYDFS Special Considerations Letter, which specifies certain requirements related to reserves and asset adequacy analysis. The Company determined that its reserves are sufficient to meet its obligations for the years ending December 31, 2025 and 2024.
The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.
Withdrawal characteristics of individual annuity reserves, group annuity reserves, and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2025
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
Subject to discretionary withdrawal:
With market value adjustment	$—	$14	$—	$14	—%
At fair value	—	—	27,271	27,271	14.3%
Total with market value adjustment or at fair value		$14	$27,271	$27,285	14.3%
At book value without adjustment (minimal or no charge or adjustment)	30,329	—	—	30,329	15.9%
Not subject to discretionary withdrawal	133,228	—	—	133,228	69.8%
Total (direct + assumed)	$163,557	$14	$27,271	$190,842	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$163,557	$14	$27,271	$190,842

	2024
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
Subject to discretionary withdrawal:
With market value adjustment	$—	$14	$—	$14	—%
At fair value	—	—	25,795	25,795	13.6%
Total with market value adjustment or at fair value	$—	$14	$25,795	$25,809	13.6%
At book value without adjustment (minimal or no charge or adjustment)	30,125	—	—	30,125	15.9%
Not subject to discretionary withdrawal	133,856	—	—	133,856	70.5%
Total (direct + assumed)	$163,981	$14	$25,795	$189,790	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$163,981	$14	$25,795	$189,790

	2025
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
GROUP ANNUITIES:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	—%
At fair value	—	—	23,462	23,462	22.8%
Total with market value adjustment or at fair value	$—	$—	$23,462	$23,462	22.8%
At book value without adjustment (minimal or no charge or adjustment)	45,067	3,151	—	48,218	46.9%
Not subject to discretionary withdrawal	31,178	—	—	31,178	30.3%
Total (direct + assumed)	$76,245	$3,151	$23,462	$102,858	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$76,245	$3,151	$23,462	$102,858

	2024
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
GROUP ANNUITIES:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	—%
At fair value	—	—	21,425	21,425	22.6%
Total with market value adjustment or at fair value	$—	$—	$21,425	$21,425	22.6%
At book value without adjustment (minimal or no charge or adjustment)	41,356	2,888	—	44,244	46.6%
Not subject to discretionary withdrawal	29,255	—	—	29,255	30.8%
Total (direct + assumed)	$70,611	$2,888	$21,425	$94,924	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$70,611	$2,888	$21,425	$94,924

	2025
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
DEPOSIT TYPE CONTRACTS: (no life contingencies)
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	$—
At fair value	$—	$—	$88	$88	0.5%
Total with market value adjustment or at fair value	$—	$—	$88	$88	0.5%
At book value without adjustment (minimal or no charge or adjustment)	11,337	7	—	11,344	59.3%
Not subject to discretionary withdrawal	7,687	—	—	7,687	40.2%
Total (direct + assumed)	$19,024	$7	$88	$19,119	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$19,024	$7	$88	$19,119

	2024
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
DEPOSIT TYPE CONTRACTS: (no life contingencies)
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	$—
At fair value	—	—	79	79	0.4%
Total with market value adjustment or at fair value	—	—	79	79	0.4%
At book value without adjustment (minimal or no charge or adjustment)	10,682	7	—	10,689	58.2%
Not subject to discretionary withdrawal	7,605	—	—	7,605	41.4%
Total (direct + assumed)	$18,287	$7	$79	$18,373	100.0%
Reinsurance ceded	—	—	—	—
Total (net)	$18,287	$7	$79	$18,373

The following tables provide the life actuarial reserves by withdrawal characteristics for the years ended December 31, (in millions):

	2025
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life .	$2,025	$2,025	$2,065
Other Permanent Cash Value Life Insurance	315	315	367
Variable Universal Life	363	363	375
Not subject to discretionary withdrawal or no cash values:
Term Policies with Cash Value	$—	$—	$583
Disability - Active Lives	$—	$—	$13
Disability - Disabled Lives	$—	$—	$70
Miscellaneous Reserves	$—	$—	$35
Total (direct + assumed)	$2,703	$2,703	$3,508
Reinsurance Ceded	$—	$—	$406
Total (net)	$2,703	$2,703	$3,102

	2024
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life .	$2,008	$2,008	$2,043
Other Permanent Cash Value Life Insurance	315	315	370
Variable Universal Life	364	363	375
Not subject to discretionary withdrawal or no cash values:
Term Policies with Cash Value	—	—	604
Disability - Active Lives	—	—	14
Disability - Disabled Lives	—	—	73
Miscellaneous Reserves	—	—	38
Total (direct + assumed)	$2,687	$2,686	$3,517
Reinsurance Ceded			$418
Total (net)	$2,687	$2,686	$3,099

Note 15—management agreements
Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for certain subsidiaries and affiliates. Under management agreements, the Company provides administrative services to VA-1.The Company provided administrative services to TIAA, FSB (“the Bank”) a subsidiary of FSB, through July 30, 2023. Additionally, under a General Service and Facilities Agreement with Nuveen, LLC, the Company provides and receives general services at cost inclusive of charges for overhead.
As the common pay-agent, the Company allocated expenses of $2,765 million, $2,693 million and $2,522 million to its various subsidiaries and affiliates for the years ended December 31, 2025, 2024 and 2023, respectively. The expense allocation process determines the portion of the operating expenses attributable to each legal entity based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a legal entity.
Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization of TIAA, are provided at-cost by the Company and two of its subsidiaries, TIAA-CREF Investment Management, LLC (“TCIM”) and TIAA-CREF Individual and Institutional Services, LLC (“TC Services”). Such services are provided in accordance with an Administrative Service Agreement between CREF and the Company, an Investment Management Agreement between CREF and TCIM, and a Principal Underwriting and Distribution Services Agreement between CREF and TC Services (collectively the "CREF Agreements"). The Company is the common pay-agent for CREF and TC Services. The Company collects the distribution expense reimbursements from CREF and then remits those payments to TC Services. The administration and investment expenses incurred by the Company are included in operating expenses and offset against the related expense reimbursements received from CREF and Nuveen Services, respectively. The expense reimbursements under the CREF Agreements and the equivalent expenses, amounted to approximately $488 million, $578 million, and $577 million for the years ended December 31, 2025, 2024 and 2023, respectively.
TC Services maintains a Distribution Agreement with the Company under which TC Services is the principal underwriter and distributor for variable annuity Contracts issued by the Company. Such activities performed by TC Services are reimbursed at cost. The Company paid $14 million, $13 million, and $10 million for the years ended December 31, 2025, 2024, and 2023, respectively for these services. TC Services also maintains a Distribution Agreement with the Company under which TC Services is the distributor for proprietary and non-proprietary mutual funds, whereby the Company does not provide cost reimbursements to TC Services.
The Company had a General Service Agreement through July 30, 2023, whereby the Company provided general administrative services such as technology, marketing, finance, corporate overhead and individual advisory services to the Bank. Expense allocations to the Bank were $44 million for the year ended December 31, 2023.
Teachers Advisors, LLC (“Advisors”) provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Nuveen Securities, LLC (“Securities”), an indirect subsidiary of Nuveen, LLC, distributes registered securities for certain proprietary funds and non-proprietary mutual funds.

The Company has Investment Management Agreements with Advisors and Nuveen Alternatives Advisors, LLC,wholly owned subsidiaries of Nuveen, LLC, and Churchill Asset Management, a majority owned subsidiary of Nuveen, LLC, to manage, at a negotiated fee, investments held within the Company’s General Account including investments owned by investment subsidiaries of the Company. As of June 30, 2023, a portion of the Investment Management Agreement between the Company and Nuveen Alternative Advisors, LLC was permanently assigned to Churchill Asset Management. The Company paid $151 million, $153 million, and $155 million to Advisors, and $277 million, $289 million, and $316 million to Nuveen Alternatives Advisors, LLC, for the years ended December 31, 2025, 2024, and 2023, respectively. The Company paid $115 million, $126 million and $46 million to Churchill Asset Management for the years ended December 31, 2025, 2024 and 2023 respectively.
The Company has an Omnibus Service Agreement with Nuveen, LLC, pursuant to which Nuveen, LLC directly or through its subsidiaries agreed to provide services complementary to investment management to the Company at cost, inclusive of charges for overhead. The Company paid $7 million to Nuveen, LLC for each of the years ended December 31, 2025, 2024 and 2023.
The Company has a sublease agreement for certain leases and leasehold improvements with Nuveen Services, LLC. The Company makes the applicable lease payments on behalf of Nuveen Services, LLC and then allocates those costs. Under the sublease agreement, the Company allocated $12 million, $14 million and $15 million to Nuveen Services, LLC for the years ended December 31, 2025, 2024, and 2023, respectively.
All services necessary for the operation of the REA are provided at-cost by the Company and TC Services. The Company provides investment management and administrative services for the REA in accordance with an Investment Management and Administrative Agreement. Distribution services for the REA are provided in accordance with a Distribution Agreement among TC Services, the Company and the REA (collectively the “Agreements”). The Company and TC Services receive payments from the REA on a daily basis according to formulae established annually and adjusted periodically for performance of these Agreements. The daily fee is based on an estimate of the at-cost expenses necessary to operate the REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating the REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter. Reimbursements collected under the Agreements amounted to approximately $135 million, $161 million, and $170 million for the periods ended December 31, 2025, 2024 and 2023, respectively.
The Company provides certain Separate Account guarantees, including a liquidity guarantee to REA, and is compensated for these guarantees. See Note 20 Contingencies and Guarantees for additional information on separate account guarantees.
The Company had a Service Agreement with the Bank through July 30, 2023, whereby the Bank provided general services in support of the Company's and its subsidiaries' activities at cost inclusive of charges for overhead. The Company paid $1 million to the Bank for the year ended December 31, 2023.
The Company has a Cash Disbursement and Reimbursement Agreement with Nuveen Investments, an indirect subsidiary of Nuveen, LLC, whereby the Company provides cash disbursements and related services at cost. The Company allocated $138 million, $101 million, and $105 million to Nuveen Investments for the years ended December 31, 2025, 2024, and 2023, respectively.
The Company has a Cash Disbursement and Reimbursement Agreement with TIAA Kaspick, LLC ("Kaspick"), an indirect subsidiary of TIAA, whereby the Company provides cash disbursements and related services at cost. The Company allocated $39 million, $42 million, and $40 million to Kaspick for the years ended December 31, 2025, 2024, and 2023, respectively.
The Company has a Cash Disbursement and Reimbursement Agreement with TIAA-CREF Tuition Financing, Inc. ("TFI"), a subsidiary of the Company, whereby the Company provides cash disbursements and related services at cost. The Company allocated $108 million, $100 million, and $87 million to TFI for the years ended December 31, 2025, 2024, and 2023, respectively.
Services for certain funding agreements for qualified state tuition programs for which TFI is the program manager, are provided to the Company by TFI pursuant to a service agreement between the Company and TFI. The Company paid $29 million, $27 million, and $33 million for the years ended December 31, 2025, 2024, and 2023,respectively for these services.
The Company has a Service Agreement with TIAA Global Business Services (India) Private Limited ("TIAA India"), an indirect wholly-owned subsidiary of the Company, whereby TIAA India provides information technology and non-technology services for the Company and its affiliates. The Company paid $150 million, $170 million, and $143 million to TIAA India for the years ended December 31, 2025, 2024, and 2023, respectively.
The Company has a Technology Support and Services Agreement with MyVest Corporation ("MyVest"), a wholly owned subsidiary of the Company, whereby MyVest provides certain wealth management software and services solutions to the Company. The Company paid $31 million and $37 million to MyVest for the years ended December 31, 2024 and 2023, respectively. The Company agrees to provide MyVest administrative services for use in its day to day operations. The Company allocated administrative service expenses of $7 million, $2 million, and $3 million for each of the years ended December 31, 2025, 2024, and 2023, respectively. Effective April 30, 2025, MyVest entered into a Transition Services Agreement assigning all MyVest contracts, including the Technology Support and Services Agreement, to a third party. In pursuant to the agreement, the third party is entitled to all wealth management platform services revenue, excluding platform development, for the year ended December 31, 2025. For the period from January 1, 2025, through April 30, 2025, the Company paid MyVest $10 million which was subsequently paid to the third party. For the period from May 1, 2025 through December 31, 2025, the Company made payments directly to the third party. For the year ended December 31, 2025, the Company paid $5 million to MyVest related to platform development.

The Bank provided custody and trustee services to the Company through July 30, 2023. The Company paid $4 million to the Bank for the year ended December 31, 2023, for these services. As of July 31, 2023, these services are provided by the Trust pursuant to a general services agreement. The Company paid $7 million, $7 million and $2 million to the Trust during the years ended December 31, 2025, 2024 and 2023, respectively.
The Company has a service and subcontracting agreement with TIAA Shared Services, LLC (“TSS”), a wholly owned subsidiary of the Company. Under the agreement, TSS serves as an internal administrative service provider for the Company as well as for CREF and the Company’s affiliates with existing administrative services agreements with the Company. The Company pays TSS compensation it receives (and TSS reimburses the Company for disbursements it makes) relating to the provision of administrative services for the Company. The Company also reimburses TSS at cost for administrative services provided in support of the Company’s insurance business and the fulfillment of its contractual obligation to provide such services to CREF and the Company’s affiliates. The Company also provides to TSS any services necessary to conduct its operations, and TSS reimburses the Company at cost for these services. TSS reimbursed the Company $707 million, $666 million, and $612 million for the years ended December 31, 2025, 2024, and 2023, respectively.
Note 16—federal income taxes
By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.
The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2025 or December 31, 2024.
Components of the net deferred tax asset/(liability) are as follows (in millions):

	12/31/2025			12/31/2024			Change
	(1) Ordinary	(2) Capital	(3) (Col. 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col. 4+5) Total	(7) (Col. 1-4) Ordinary	(8) (Col. 2-5) Capital	(9) (Col. 7+8) Total
a) Gross Deferred Tax Assets	$5,798	$3,421	$9,219	$5,572	$2,995	$8,567	$226	$426	$652
b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (a-b)	5,798	3,421	9,219	5,572	2,995	8,567	226	426	652
d) Deferred Tax Assets Non-admitted	1,053	2,240	3,293	1,196	2,054	3,250	(143)	186	43
e) Subtotal Net Admitted Deferred Tax Asset (c-d)	4,745	1,181	5,926	4,376	941	5,317	369	240	609
f) Deferred Tax Liabilities	3,062	1,081	4,143	2,621	897	3,518	441	184	625
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e-f)	$1,683	$100	$1,783	$1,755	$44	$1,799	$(72)	$56	$(16)

	12/31/2025			12/31/2024			Change
Admission Calculation Components SSAP No. 101	(1) Ordinary	(2) Capital	(3) (Col. 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col. 4+5) Total	(7) (Col. 1-4) Ordinary	(8) (Col. 2-5) Capital	(9) (Col. 7+8) Total
a) Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From (a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 Below.)	1,683	100	1,783	1,755	44	1,799	(72)	56	(16)
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	1,683	100	1,783	1,755	44	1,799	(72)	56	(16)
2. Adjusted Gross DTA Allowed per Limitation Threshold	xxx	xxx	5,979	xxx	xxx	6,006	xxx	xxx	(27)
c) Adjusted Gross DTA (Excluding The Amount Of DTA From (a) and (b) above) Offset by Gross DTL	3,062	1,081	4,143	2,621	897	3,518	441	184	625
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$4,745	$1,181	$5,926	$4,376	$941	$5,317	$369	$240	$609

	2025	2024
Ratio percentage used to determine recovery period and threshold limitation amount	964%	935%
Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$39,861	$40,043

	12/31/2025		12/31/2024		Change
Impact of Tax Planning Strategies: (in millions)	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col. 1-3) Ordinary	(6) (Col. 2-4) Capital
Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage
Adjusted Gross DTAs Amount From Above	$5,798	$3,421	$5,572	$2,995	$226	$426
Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact Of Tax Planning Strategies	—%	—%	—%	—%	—%	—%
Net Admitted Adjusted Gross DTAs Amount From Above	$4,745	$1,181	$4,376	$941	$369	$240
Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	7.73%	—%	12.48%	—%	(4.75)%	—%
The Company supports the admittance of $367million of DTA with $1,594 million of tax planning strategies. The Company does not have tax planning strategies that include the use of reinsurance.
The Company has no temporary differences for which DTLs are not recognized.
Income taxes incurred consist of the following major components as of December 31, (in millions):

	2025	2024	2023
Current Income Tax:
Federal income tax expense (benefit)	$(304)	$(535)	$(569)
Foreign taxes	—	1	—
Subtotal	$(304)	$(534)	$(569)
Federal income taxes expense on net capital gains	176	135	(56)
Generation/(utilization) of loss carry-forwards	128	413	630
Intercompany tax sharing expense/(benefit)	3	(126)	(6)
Other	—	—	—
Federal and foreign income tax expense/(benefit)	$3	$(112)	$(1)
	12/31/2025	12/31/2024	Change
Deferred Tax Assets:
Ordinary:
Policyholder reserves	$23	$23	$—
Investments	417	387	$30
Policyholder dividends accrual	486	485	$1
Fixed assets	258	248	$10
Compensation and benefits accrual	514	482	$32
Net operating loss carry-forward	1,443	1,264	$179
Other (including items < 5% of total ordinary tax assets)	855	733	$122
Intangible assets - business in force and software	1,802	1,950	$(148)
Subtotal	$5,798	$5,572	$226
Statutory valuation allowance adjustment	—	—	—
Non-admitted	1,053	1,196	(143)
Admitted ordinary deferred tax assets	$4,745	$4,376	$369
Capital:
Investments	$3,412	$2,971	$441
Real estate	9	24	$(15)
Subtotal	$3,421	$2,995	$426
Statutory valuation allowance adjustment	—	—	$—
Non-admitted	2,240	2,054	$186
Admitted capital deferred tax assets	1,181	941	$240
Admitted deferred tax assets	$5,926	$5,317	$609

	12/31/2025	12/31/2024	Change
Deferred Tax Liabilities:
Ordinary:
Investments	$3,055	$2,563	$492
Reserves transition adjustment	1	53	(52)
Other (including items < 5% of total ordinary tax liabilities)	6	5	1
Subtotal	$3,062	$2,621	$441
Capital:
Investments	1,081	897	184
Subtotal	$1,081	$897	$184
Deferred tax liabilities	$4,143	$3,518	$625
Net Deferred Tax:
Assets/Liabilities	$1,783	$1,799	$(16)
The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2025 are as follows (in millions):

Description	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$(74)	21.00%
Dividends received deduction	(115)	32.49
Transfer Pricing Adjustment	22	(6.30)
Amortization of interest maintenance reserve	(32)	9.01
Statutory impairment of affiliated common stock	22	(6.19)
Other permanent differences	2	(0.51)
Prior year true-ups (TIAA & Subs)	(80)	22.60
Prior year true-ups (TIAA & Subs) - Tax Credits	(1)	0.32
Current year tax credit activity	47	(13.21)
Current Year Non-Admitted Assets	(20)	5.61
Other	(5)	1.38
Total statutory income taxes	$(234)	66.20%
Federal and foreign income tax expense (benefit) - Ordinary	$3	(0.86)%
Federal and foreign income tax expense (benefit) - Capital	—	—
Change in net deferred income tax charge (benefit)	(237)	67.06%
Total statutory income taxes	$(234)	66.20%
As of December 31, 2025 , the Company had the following net operating loss carry forwards (in millions):

Year Incurred	Net Operating Losses	Year of Expiration
2017	$150	2032
2022	1,736	Indefinite
2023	2,569	Indefinite
2024	1,849	Indefinite
2025	568	Indefinite
Total	$6,872
As of December 31, 2025, the Company had the following foreign tax credit carry forwards (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2018	$3	2028
2019	3	2029
2020	1	2030
2021	2	2031
2022	42	2032
2023	37	2033
Total	$88
As of December 31, 2025, the Company has no taxes available for recoupment in the event of future losses.
At December 31, 2025, the Company had no net capital loss carry forwards.
At December 31, 2025, the Company has general business credits of $132 million generated during the years 2006 to 2024 and expiring between 2026 to 2044.
The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.
Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

1)	730 Texas Forest Holdings, Inc.	11)	TIAA Board of Governors
2)	Brooklyn Artificial Intelligence, Inc	12)	TIAA-CREF Tuition Financing, Inc.
3)	MyVest Corporation	13)	TIAA Trust, N.A.
4)	NIS/R&T, Inc.*
5)	Nuveen Holdings, Inc.*
6)	Nuveen Holdings 1, Inc.*
7)	Nuveen Investments, Inc.*
8)	Nuveen Investments Holdings, Inc*
9)	Nuveen Securities, LLC*
10)	T-C SP, Inc.
The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc. makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen Holdings 1, Inc. is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.
Amounts receivable (payable) from the Company’s subsidiaries for federal income taxes are $4 million and $2 million at December 31, 2025 and 2024, respectively.
The Company’s tax years 2018 through 2020 are currently under examination by the Internal Revenue Service (“IRS”), and tax years 2021 through 2024 are open to examination.
The Inflation Reduction Act of 2022 (“the Act”) was enacted on August 16, 2022. The Act included a new Corporate Alternative Minimum Tax (“CAMT”) which is a 15 percent tax on an applicable corporation’s adjusted financial statement income for the tax year, reduced by corporate alternative minimum foreign tax credits. The tax is effective for tax years beginning after 2022 for applicable corporations.
Pursuant to guidance released by the Statutory Accounting Principles Working Group (“SAPWG”) within INT 23-03, the Company has determined as of the reporting date that it will not be an applicable entity and will not be liable for CAMT for the years ended December 31, 2025, 2024, and 2023.
The One Big Beautiful Bill Act (the “Act”) was signed into law by the President on July 4, 2025. The Act changes existing United States tax law and includes numerous provisions that will affect a wide range of businesses and industries. The Act also includes reform of the existing US international tax system. Management has evaluated the impact of the Act and has concluded to have no material impact to the financial statements.

Note 17—repurchase and securities lending programs
Repurchase Program
The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.
The Company has procedures in place to monitor the value of the collateral held and the fair value of the securities transferred under the agreements. If at any time the value of the collateral received from the counterparty falls below 95% of the fair value of the securities transferred, the Company is entitled to receive additional collateral from its counterparty. The Company monitors the estimated fair value of the securities sold under the agreements on a daily basis with additional collateral sent/obtained as necessary. If the counterparty were to default on its obligation to return the securities sold under the agreement on the repurchase date, the Company has the right to retain the collateral.
During the years ended December 31, 2025 and 2024, the Company engaged in certain repurchase transactions as cash taker. These transactions were “bilateral” in nature and the Company did not engage in any “Tri-party” repurchase transactions during the year. Additionally, there were no securities sold during the years ended December 31, 2025 and 2024 that resulted in default.
As of December 31, 2025 and 2024, the Company had no outstanding repurchase agreements.
Reverse Repurchase Program
The Company enters into tri-party reverse repurchase agreements to purchase and resell short-term securities. The Company receives securities as collateral, having a fair value at least equal to 102% of the purchase price paid by the Company for the securities. If at anytime the fair value of the collateral is less than 100% of the purchase price paid by the Company, the counterparty shall be obligated to deliver additional collateral, the fair value of which, together with fair value of all collateral then held in connection with the transaction, at least equals 102% of the purchase price of the transferred securities. The Company is not permitted to sell or repledge these securities. The collateral is not recorded on the Company’s financial statements. However, if the counterparty defaults, the Company would then exercise its right with respect to the collateral, including a sale of the collateral. The Company records the amount paid for these securities purchased under agreements to resell in short-term investments. At December 31st, 2025, the Company held $23 million in short-term investments for reverse repurchase agreements.
Securities Lending Program
The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next Business Day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.
As of December 31, 2025, the estimated fair value of the Company’s securities on loan under the program was $2,422 million. The estimated fair value of collateral held by the Company for the securities on loan as of December 31, 2025, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $2,474 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2025.
Of the cash collateral received from the program, $2,474 million is held as cash or reinvested in overnight, government backed, repurchase agreements as of December 31, 2025. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows as of December 31, 2025 (in millions):

	Amortized Cost	Fair Value
Open	$2,474	$2,474
Total collateral reinvested	$2,474	$2,474
As of December 31, 2024 the estimated fair value of the Company’s securities on loan under the program was $1,342 million. The estimated fair value of collateral held by the Company for the securities on loan as of December 31, 2024, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $1,373 million included in “Payable for collateral for securities loaned.” This collateral received was cash and had not been sold or re-pledged as of December 31, 2024.
Of the cash collateral received from the program, $1,373 million was held as cash or reinvested in overnight, government backed, repurchase agreements as of December 31, 2024. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows as of December 31, 2024 (in millions):

	Amortized Cost	Fair Value
Open	$1,373	$1,373
Total collateral reinvested	$1,373	$1,373

Note 18—federal home loan bank of New York membership and borrowings
The Company is a member of the FHLBNY. Through its membership, the Company has the ability to conduct business activity (“advances”) with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide additional liquidity to supplement existing sources. The Company is required to pledge collateral to the FHLBNY in the form of eligible securities for all advances received. The Company considers the amount of collateral pledged to the FHLBNY as the amount encumbered by advances from the FHLBNY at a point in time. The Company has determined the estimated maximum borrowing capacity as about $19,018 million. The Company calculated this amount using 5% of total net admitted assets at the current reporting date.
The following table shows the FHLBNY capital stock held in the General Account as of December 31, (in millions):

	2025	2024
Membership stock - class A	$—	$—
Membership stock - class B	50	50
Activity stock	325	323
Excess stock	—	—
Total	$375	$373

There were no FHLBNY capital stock held in Separate Accounts as of December 31, 2025 and 2024.
Membership stock at December 31, 2025 and 2024, is not eligible for redemption.
The Company had $7,119 million and $7,078 million in funding agreements,$7,119 million and $7,078 million in funding agreement reserves established, and $110 million and $100 million in debt outstanding at December 31, 2025 and December 31, 2024 respectively. The Company does not have any prepayment obligations for these funding agreement arrangements.
The following table shows the maximum collateral pledged to FHLBNY in the General Account during the year ending December 31, (in millions):

	2025			2024
	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral
Total	$8,948	$9,742	$8,009	$9,347	$10,362	$8,280
There was no collateral pledged to FHLBNY in the Separate Accounts during the years ended December 31, 2025 and 2024.
The following table shows the maximum borrowing from FHLBNY in the General Account during the year ending December 31, (in millions):

	2025	2024
Debt	$890	$1,785
Funding Agreements	7,119	6,496
Total	$8,009	$8,281
There were no borrowings from FHLBNY in the Separate Accounts during the year ended December 31, 2025 and 2024.
The following table shows the collateral pledged to FHLB in the General Account as of December 31, 2025 and 2024 (in millions):

	2025			2024
	Fair Value	Carrying Value	Aggregate Total Borrowing	Fair Value	Carrying Value	Aggregate Total Borrowing
Total	$8,077	$8,804	$7,229	$8,213	$9,108	$7,178
There was no collateral pledged to FHLB in the Separate Account as of December 31, 2025 and 2024.
Note 19—capital and contingency reserves and shareholders’ dividends restrictions
The portion of contingency reserves increased or (reduced) by each item below for the years ended December 31 are as follows (in millions):

	2025	2024	2023
Net income (loss)	$(162)	$(1,214)	$(731)
Change in net unrealized capital gains (losses), net of taxes	867	73	230
Change in asset valuation reserve	(186)	701	(226)
Change in net deferred income tax	237	385	609
Change in non-admitted assets	(152)	(622)	(468)
Surplus (contributed to) withdrawn from Separate Accounts	—	(294)	(618)
Change in surplus of separate accounts	34	260	594
Change in surplus notes	—	(349)	—
Change in post-retirement benefit liability	(9)	(6)	(4)
Change in liability for reinsurance of unauthorized companies	(6)	—	1
As of December 31, 2025 and 2024, the portion of contingency reserves represented by cumulative net unrealized gains was $4,566 million and $3,586 million, gross of deferred taxes, respectively.
Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Governors, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.
Surplus Notes: The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2025 (in millions):

Date Issued	Interest Rate	Original Issue Amount of Note	Carrying Value of Note Prior Year	Carrying Value of Note Current Year	Current Year Interest Expense Recognized	Life-to-Date Interest Expense Recognized	Life-to-Date Principal Paid	Date of Maturity
12/16/2009	6.850%	$2,000	$1,049	$1,049	$72	$1,151	$950	12/16/2039
9/18/2014	4.900%	1,650	1,649	1,649	81	889	—	9/15/2044
5/8/2017	4.270%	2,000	1,995	1,995	85	727	—	5/15/2047
5/7/2020	3.300%	1,250	1,249	1,249	41	228	—	5/15/2050
Total		$6,900	$5,942	$5,942	$279	$2,995	$950

In 2024, the Company called a $350 million fixed to floating surplus notes that was issued on September 18, 2014. It bore interest at a fixed annual rate of 4.375% until September 15, 2024, at which time it converted to a floating rate and became callable. The current year interest expense was $16 million.
For the years ended December 31, 2025 and 2024, the Company did not have any related parties as holders of surplus notes or unapproved interest or principal. There were no amounts of current year interest offset or principal paid and the notes were not contractually linked. Surplus note payments are not subject to administrative offsetting and proceeds were not used to purchase assets directly from the holder of the note.
The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.
The notes were issued in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.
No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.
The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus a pre-defined spread, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.

Dividend Restrictions: The Company is subject to stockholder dividend restrictions under the New York Insurance Law. However, all of the outstanding common stock of the Company is collectively held by TIAA Board of Governors, a non-profit corporation created to hold the stock of the Company, and therefore the Company does not make stockholder dividend payments.
Note 20 – contingencies and guarantees
Subsidiary and Affiliate Guarantees:
The Company has unconditionally guaranteed $1,000 million in 4.0% senior unsecured notes issued by Nuveen, LLC due in 2028. The Company agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Nuveen, LLC. The guarantee is made to/on behalf of a wholly-owned subsidiary, and as such the liability is excluded from recognition. The maximum potential amount of future payments the Company could be required to make under the guarantee as of December 31, 2025, is $1,120 million, which includes the future undiscounted interest payments. Should action under the guarantee be required, the Company would contribute cash to Nuveen, LLC, to fund the obligation, thereby increasing the Company’s investment in Nuveen, LLC, as reported in other invested assets. Based on Nuveen, LLC’s financial position and operations, the Company views the risk of performance under this guarantee as remote.
Additionally, the Company has the following agreements and lines of credit with subsidiaries, affiliates, and other related parties:
The Company also provides a $1,000 million uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. As of December 31, 2025, there were no balances outstanding. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $500 million committed credit facility maintained with a group of banks.
The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.
The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with the Trust. $100 million of this facility is maintained on a committed basis with an expiration date of June 29, 2026. As of December 31, 2025, there were no balances outstanding.
The Company provides a $5 million unsecured 364-day revolving line of credit arrangement with MyVest, Inc. This line has an expiration date of December 30, 2026. As of December 31, 2025, $5 million was outstanding.
The Company provides a $250 million committed 364-day revolving line of credit arrangement with Nuveen, LLC. This line has an expiration date of December 17, 2026. As of December 31, 2025, there was no balances outstanding.
The Company also provides a $200 million unsecured revolving line of credit arrangement with T-C S-T REIT LLC. This line of credit has an open ended expiration date and is effective until terminated. As of December 31, 2025, there were no balances outstanding.
Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.
The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s General Account will fund them by purchasing Accumulation Units. Under this agreement, TIAA guarantees that participants will be able to redeem their Accumulation Units at the Accumulation Unit value next determined after the transfer or withdrawal request is received in Good Order.
Pursuant to the liquidity guarantee obligation, the TIAA General Account has purchased 1,851 thousand Accumulation Units issued by REA for a total of $911 million since the guarantee was activated in 2023 and continues to hold these liquidity units as of December 31, 2025. No liquidity units were purchased in 2025.The fair value of these liquidity units was $887 million as of December 31, 2025. Liquidity units owned by TIAA are valued in the same manner as units owned by individual REA participants on a fair value basis and will fluctuate in value.
Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (“PTE 96-76”). In connection with the exemption, TIAA has appointed an independent fiduciary for the REA. The independent fiduciary reviews and approves the valuation of units in the REA as well as the account's investment guidelines and monitoring whether its investments comply with those guidelines. In addition, the independent fiduciary has certain responsibilities with respect to the REA whenever TIAA is required to purchase and own liquidity units in the Account in connection with operation of the REA's liquidity guarantee. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units (including setting the "trigger point" or maximum amount of liquidity units that can be acquired by TIAA), acting in the best interests of REA contract owners. To the extent liquidity units are held by the TIAA General Account, the independent fiduciary reserves the right to authorize or direct the redemption of all or a portion of liquidity units at any time, including when the trigger point is reached. Upon termination and liquidation of the REA (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise.
The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.
Other Contingencies:
In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.
Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.
The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC; federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”), seeking a broad range of information. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.
Note 21– subsequent events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 11, 2026, the date the financial statements were available to be issued.
On February 12, 2026, Nuveen and Schroders, a leading provider of active asset management, advisory and wealth management services agreed to the terms of a board recommended cash acquisition (“the Transaction”) by Nuveen for the entire issued and to-be-issued share capital of Schroders. The Transaction is currently expected to become effective and close during Q4 2026, subject to the satisfaction or waiver of certain conditions, including the approval by Schroders shareholders and relevant antitrust and regulatory authorities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of April, 2026.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Colbert Narcisse
Colbert Narcisse
Senior Executive Vice President, Chief Product Officer, Head of Insurance Solutions & New Markets, TIAA (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and as of the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer of Teachers Insurance and Annuity Association of America and Trustee	April 27, 2026
Thasunda Brown Duckett

/s/ Colbert Narcisse	Senior Executive Vice President, Chief Product Officer, Head of Insurance Solutions & New Markets, TIAA (Principal Executive Officer)	April 27, 2026
Colbert Narcisse

/s/ Christopher Baraks	Senior Vice President, Chief Accounting Officer and Corporate Controller, TIAA (Principal Financial and Accounting Officer)	April 27, 2026
Christopher Baraks
*	Chairman of the Board of Trustees	April 27, 2026
James R. Chambers
*	Trustee	April 27, 2026
Priya Abani
*	Trustee	April 27, 2026
Samuel R. Bright
*	Trustee	April 27, 2026
Jason E. Brown
*	Trustee	April 27, 2026
Jeffrey R. Brown
*	Trustee	April 27, 2026
Ángel Cabrera
*	Trustee	April 27, 2026
Michael R. Fanning
*	Trustee	April 27, 2026
Lisa W. Hess
*	Trustee	April 27, 2026
Edward M. Hundert

Signature	Title	Date
*	Trustee	April 27, 2026
Gina Loften
*	Trustee	April 27, 2026
Ramona E. Romero
*	Trustee	April 27, 2026
Kim M. Sharan
*	Trustee	April 27, 2026
La June Montgomery Tabron

/s/ F. Scott Thomas
F. Scott Thomas as Attorney-in-Fact
* Signed by F. Scott Thomas as Attorney-in-Fact.

Exhibit Index

Exhibits

5		Opinion and Consent of Scott Thomas, Esq.
23	(B)	Consent of Carlton Fields P.A.
23	(C)	Consent of PricewaterhouseCoopers LLP
23	(D)	Consent of PricewaterhouseCoopers LLP